Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of November 29, 2012,

among

NABORS INDUSTRIES, INC.,

as US Borrower,

NABORS CANADA,

as Canadian Borrower,

NABORS INDUSTRIES LTD.,

as Guarantor,

HSBC BANK CANADA,

as Canadian Lender,

THE OTHER LENDERS PARTY HERETO,

MIZUHO CORPORATE BANK, LTD. and HSBC BANK USA, N.A.,

as Documentation Agents,

HSBC BANK USA, N.A.,

as Syndication Agent,

and

CITIBANK N.A.,

as Administrative Agent for the US Lenders

Arranged By:

CITIGROUP GLOBAL MARKETS INC.,

MIZUHO CORPORATE BANK, LTD. and HSBC BANK USA, N.A.,

as Joint Lead Arrangers and Book Runners

		Page

ARTICLE I

DEFINITIONS		3
Section 1.01	Defined Terms	3
Section 1.02	Classification of Loans and Borrowings	3
Section 1.03	Terms Generally	3
Section 1.04	Accounting Terms; GAAP	3
Section 1.05	Resolution of Drafting Ambiguities	3

ARTICLE II

THE CREDITS		3
Section 2.01	Commitments	3
Section 2.02	Loans	3
Section 2.03	Borrowing Procedure	3
Section 2.04	Evidence of Debt; Repayment of Loans	3
Section 2.05	Fees	3
Section 2.06	Interest on Loans	3
Section 2.07	Canadian Bankers’ Acceptances	3
Section 2.08	Termination and Reduction of Commitments	3
Section 2.09	Interest Elections	3
Section 2.10	Optional and Mandatory Prepayments of Loans	3
Section 2.11	Alternate Rate of Interest.	3
Section 2.12	Market Disruption Respecting Canadian Bankers’ Acceptances	3
Section 2.13	US Yield Protection	3
Section 2.14	Canadian Change in Law	3
Section 2.15	Prepayment of Canadian Portion	3
Section 2.16	Breakage Payments	3
Section 2.17	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	3
Section 2.18	Taxes	3
Section 2.19	Mitigation Obligations; Replacement of Lenders	3
Section 2.20	Swingline Loans	3
Section 2.21	Defaulting Lenders	3
Section 2.22	Increase in US Commitments	3

i

(continued)

		Page

Section 2.23	Takeover Notification	3

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND US BORROWER		3
Section 3.01	Organization and Good Standing	3
Section 3.02	Due Authorization	3
Section 3.03	No Conflicts	3
Section 3.04	Consents	3
Section 3.05	Enforceable Obligations	3
Section 3.06	Financial Condition	3
Section 3.07	No Default	3
Section 3.08	Litigation	3
Section 3.09	Taxes	3
Section 3.10	Compliance with Law	3
Section 3.11	ERISA	3
Section 3.12	Use of Proceeds; Margin Stock	3
Section 3.13	Investment Company Act	3
Section 3.14	Solvency	3
Section 3.15	Disclosure	3
Section 3.16	Environmental Matters	3
Section 3.17	Insurance	3
Section 3.18	Anti-Terrorism Laws	3

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND CANADIAN BORROWER		3
Section 4.01	Existence and Good Standing	3
Section 4.02	Corporate Authority	3
Section 4.03	Valid Authorization and Execution	3
Section 4.04	Non-Conflict	3
Section 4.05	Enforceability	3
Section 4.06	Ownership of Property	3
Section 4.07	Compliance with Other Instruments	3

(continued)

		Page

Section 4.08	Non-Default	3
Section 4.09	Financial Condition	3
Section 4.10	Absence of Litigation	3
Section 4.11	Compliance with Applicable Laws	3
Section 4.12	Authorizations in Effect	3
Section 4.13	Remittances Up to Date	3
Section 4.14	Environmental	3
Section 4.15	Taxes	3

ARTICLE V

CONDITIONS TO US LOANS		3
Section 5.01	Conditions to Initial US Loan	3
Section 5.02	Conditions to All US Loans	3

ARTICLE VI

CONDITIONS TO CANADIAN LOANS		3
Section 6.01	Conditions to Initial Canadian Loan	3
Section 6.02	Conditions to All Canadian Loans	3

ARTICLE VII

AFFIRMATIVE COVENANTS OF HOLDINGS AND US BORROWER		3
Section 7.01	Information Covenants	3
Section 7.02	Net Funded Indebtedness-to-Capitalization	3
Section 7.03	Preservation of Existence and Franchises	3
Section 7.04	Books and Records	3
Section 7.05	Compliance with Law	3
Section 7.06	Payment of Taxes and Other Indebtedness	3
Section 7.07	Insurance	3
Section 7.08	Use of Proceeds	3
Section 7.09	Audits/Inspections	3

ARTICLE VIII

AFFIRMATIVE COVENANTS OF HOLDINGS AND CANADIAN BORROWER		3
Section 8.01	Information Covenants	3

(continued)

		Page

Section 8.02	Preservation of Existence and Franchises	3
Section 8.03	Compliance with Law	3
Section 8.04	Payment of Taxes and Other Indebtedness	3
Section 8.05	Use of Proceeds	3
Section 8.06	Audits/Inspections	3

ARTICLE IX

NEGATIVE COVENANTS OF US BORROWER AND HOLDINGS		3
Section 9.01	Nature of Business	3
Section 9.02	Fundamental Changes	3
Section 9.03	Affiliate Transactions	3
Section 9.04	Liens	3
Section 9.05	Burdensome Agreements	3
Section 9.06	Subsidiary Indebtedness	3
Section 9.07	Sale and Lease-Back Transactions	3
Section 9.08	Compliance with Anti-Terrorism Laws	3

ARTICLE X

NEGATIVE COVENANTS OF HOLDINGS AND CANADIAN BORROWER		3
Section 10.01	Change of Business	3
Section 10.02	Negative Pledge	3
Section 10.03	No Dissolution	3
Section 10.04	Subsidiary Indebtedness	3
Section 10.05	No Merger, Amalgamation, etc.	3
Section 10.06	Net Funded Indebtedness to Capitalization Ratio	3

ARTICLE XI

GUARANTEE		3
Section 11.01	The Guarantee	3
Section 11.02	Obligations Unconditional	3
Section 11.03	Reinstatement	3
Section 11.04	Subrogation	3
Section 11.05	Remedies	3
Section 11.06	Instrument for the Payment of Money	3

(continued)

		Page

Section 11.07	Continuing Guarantee	3
Section 11.08	General Limitation on Guarantee Obligations	3
Section 11.09	Release of Guarantor	3

ARTICLE XII

EVENTS OF DEFAULT		3
Section 12.01	US Events of Default	3
Section 12.02	Canadian Events of Default	3
Section 12.03	Acceleration; Remedies	3
Section 12.04	Allocation of Payments After Event of Default	3

ARTICLE XIII

THE AGENTS		3
Section 13.01	Appointment and Authority	3
Section 13.02	Administrative Agent Individually	3
Section 13.03	Duties of Administrative Agent; Exculpatory Provisions	3
Section 13.04	Reliance by Administrative Agent	3
Section 13.05	Delegation of Duties	3
Section 13.06	Resignation of Administrative Agent	3
Section 13.07	Non-Reliance on Administrative Agent and Other Lenders	3
Section 13.08	Withholding Tax	3
Section 13.09	No Other Duties, etc.	3
Section 13.10	Enforcement	3

ARTICLE XIV

MISCELLANEOUS		3
Section 14.01	Notices, Communications and Treatment of Information	3
Section 14.02	Waivers; Amendment	3
Section 14.03	Expenses; Indemnity; Damage Waiver	3
Section 14.04	Successors and Assigns	3
Section 14.05	Survival of Agreement	3
Section 14.06	Counterparts; Integration; Effectiveness	3
Section 14.07	Severability	3
Section 14.08	Right of Setoff	3

v

(continued)

		Page

Section 14.09	Governing Law; Jurisdiction; Consent to Service of Process	3
Section 14.10	Waiver of Jury Trial	3
Section 14.11	Headings	3
Section 14.12	Treatment of Certain Information; Confidentiality	3
Section 14.13	USA PATRIOT ACT Notice and Customer Verification	3
Section 14.14	Interest Rate Limitation	3
Section 14.15	Obligations Absolute	3
Section 14.16	Judgment Currency	3
Section 14.17	No Advisory or Fiduciary Responsibility	3

ANNEXES

Annex I	Applicable Margin

SCHEDULES

Schedule I	US Lender Commitments
Schedule II	Swingline Commitments

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of US Borrowing Request
Exhibit D	Form of Canadian Borrowing Request
Exhibit E-1	Form of Interest Election Request (US Revolving Loan)
Exhibit E-2	Form of Interest Election Request (Continuation of Canadian Revolving Loan)
Exhibit E-3	Form of Interest Election Request (Rollover of Canadian Revolving Loan)
Exhibit F-1	Form of US Revolving Note
Exhibit F-2	Form of Swingline Note
Exhibit G	Form of Officer’s Certificate
Exhibit H	Form of Foreign Lender Certificate

i

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is dated as of November 29, 2012, among NABORS INDUSTRIES, INC., a Delaware corporation (“US Borrower”), NABORS CANADA, an ordinary partnership formed under the laws of the Province of Alberta, Canada (“Canadian Borrower”), NABORS INDUSTRIES LTD., a Bermuda exempted company (“Holdings”), HSBC BANK CANADA, as the Canadian Lender (the “Canadian Lender”), the other Lenders party hereto (the “US Lenders”) and CITIBANK N.A., as Administrative Agent solely for the US Lenders and not for the Canadian Lender (in such capacity, “Administrative Agent”).

WITNESSETH:

WHEREAS, US Borrower has requested the US Lenders to extend credit to it in the form of US Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of US$1,450,000,000;

WHEREAS, US Borrower has requested the Swingline Lenders to make Swingline Loans, at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of US$120.0 million;

WHEREAS, Canadian Borrower has requested the Canadian Lender to extend credit to it in the form of Canadian Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of US$50,000,000 or the Equivalent Amount in Canadian Dollars;

WHEREAS, the proceeds of the US Loans are to be used in accordance with Section 7.08 and the proceeds of the Canadian Loans are to be used in accordance with Section 8.05;

WHEREAS, the US Lender Parties are willing to extend such credit to US Borrower and the Canadian Lender is willing to extend such credit to Canadian Borrower; and

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                            Defined Terms.

As used in this Agreement (including in the above preamble and recitals) and unless otherwise expressly stated herein, the following terms shall have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Section 14.04.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

“Affiliate” of any person shall mean (a) any other person which directly, or indirectly through one or more intermediaries, controls such person or (b) any other person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such person.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Agent’s Group” has the meaning specified in Section 13.02(b).

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT ACT”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), the International Emergency Economic Powers Act (“IEEPA”), 50 U.S.C. § 1701, and Executive Order 13224 (effective September 24, 2001).

“Applicable Fee” shall mean, for any day, with respect to any Commitment, the applicable percentage set forth in Annex I under the caption “Applicable Fee.”

“Applicable Margin” shall mean, for any day, with respect to any Revolving Loan, the applicable percentage set forth in Annex I under the appropriate caption.

“Approved Electronic Communications” shall mean each Communication that any Obligor is obligated to, or otherwise chooses to, provide to the Administrative Agent or the Canadian Lender pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate, or other information material; provided, however, that, solely with respect to delivery of any such Communication by any Obligor to the Administrative Agent or the Canadian Lender and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any notice of borrowing, swing loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document, and other material relating to a request for a new, or a conversion of an existing, Borrowing, (b) any notice pursuant to Section 2.10(a) and Section 2.10(b) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article V and Article VI or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 14.01(b).

“Approved Fund” shall mean any Fund that is administered or managed by (a) a US Lender, (b) an Affiliate of a US Lender or (c) an entity or an Affiliate of an entity that administers or manages a US Lender.

“Arrangers” shall refer to Citigroup Global Markets Inc., Mizuho Corporate Bank, Ltd and HSBC Bank USA, N.A. in their capacity as Joint Lead Arrangers and Bookrunners.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a US Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (a) (i) with respect to the making of US Loans, (A) the Business Day preceding the Maturity Date and (B) the date of termination of the aggregate US Revolving Commitments and (ii) with respect to the making of Canadian Loans, (A) the Banking Day preceding the Maturity Date and (B) the date of termination of the aggregate Canadian Revolving Commitments.

“Banking Day” shall mean, in respect of a Canadian US$ Libor Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario, New York, New York and London, England, and, in respect of a Canadian US$-Denominated Base Rate Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, and for all other purposes shall mean a day on which banks are open for business in Calgary, Alberta and Toronto, Ontario, but does not in any event include a Saturday or a Sunday.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Beneficiary” shall mean, as the context may require, the US Beneficiaries or the Canadian Beneficiary.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers of such person, (c) in the case of any partnership, the board of directors of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” shall mean, as the context may require, US Borrower or Canadian Borrower.

“Borrowing” shall mean, as the context may require, a US Borrowing or a Canadian Borrowing.

“Borrowing Request” shall mean, as the context may require, a US Borrowing Request or a Canadian Borrowing Request.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a US Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian BA Stamping Rate” shall mean, for any day, with respect to any Canadian Bankers’ Acceptance, the applicable percentage per annum set forth in Annex I under the caption “Canadian BA Stamping Rate.”

“Canadian Bank Products” shall mean any centralized banking arrangements entered into by the Canadian Borrower or any of its Subsidiaries with any financial institution in the ordinary course of business for the purpose of obtaining cash management services (which arrangements may include, without limitation, the pooling and set-off of account balances between accounts belonging to different entities, the extension of overdrafts, the provision of guarantees or indemnities or the assumption of joint and several liabilities by one or more entities in regard to obligations of one or more other entities, or other similar arrangements).

“Canadian Bankers’ Acceptance” means a non-interest bearing draft in Canadian Dollars drawn by Canadian Borrower, accepted by the Canadian Lender and issued for value pursuant to this Agreement.

“Canadian Beneficiary” shall mean the Canadian Lender.

“Canadian Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Canadian Borrowing” shall mean Canadian Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Canadian US$ Libor Loans, as to which a single Interest Period is in effect.

“Canadian Borrowing Request” shall mean a request by Canadian Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D or such other form as shall be approved by the Canadian Lender.

“Canadian Commitment” shall mean, with respect to the Canadian Lender, such Canadian Lender’s Canadian Revolving Commitment.

“Canadian Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a)(ii).

“Canadian Currency Excess” shall have the meaning assigned to such term in Section 2.10(b).

“Canadian Currency Excess Deficiency” shall have the meaning assigned to such term in Section 2.10(b).

“Canadian Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both, would constitute a Canadian Event of Default.

“Canadian Defaulting Lender” shall mean the Canadian Lender if it (a) has failed to fund any portion of its Canadian Loans required to be funded by it hereunder within three Banking Days of the date required to be funded by it hereunder, unless it has notified Canadian Borrower in writing of its good faith determination that one or more conditions to its obligation to fund Canadian Loans has not been satisfied, (b) has notified Canadian Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it is unable to or does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Banking Days after written request by Canadian Borrower (based on the reasonable belief that it may not fulfill its funding obligation), to confirm that it will timely and fully comply with the terms of this Agreement relating to its obligations to fund prospective Canadian Loans, or (d) is, or whose parent has become, the subject of any action or proceeding of a type described in Section 12.02(g) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over the Canadian Lender or its parent); provided that Canadian Lender shall not be Canadian Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in the Canadian Lender or any direct or indirect company thereof by a Governmental Authority.

“Canadian Dollars” and “Cdn$” shall mean the lawful money of Canada.

“Canadian Event of Default” shall have the meaning assigned to such term in Section 12.02.

“Canadian Guaranteed Obligations” shall have the meaning assigned to such term in Section 11.01(b).

“Canadian Guarantor” shall mean Holdings.

“Canadian Indemnified Parties” shall mean, collectively, the Canadian Lender and a receiver, receiver-manager or similar person appointed under applicable law, and their respective shareholders, Affiliates, officers, directors, employees and agents.

“Canadian Lender” shall mean HSBC Bank Canada and its successors and permitted assigns.

“Canadian Lender’s Branch” shall mean the Calgary Main Branch of the Canadian Lender at 407 — 8th Avenue S.W., Calgary, Alberta or such other branch in Canada as the Canadian Lender may from time to time designate by notice to Canadian Borrower.

“Canadian Loan” shall mean the making by the Canadian Lender to Canadian Borrower of a Canadian Prime Rate Loan, Canadian US$-Denominated Base Rate Loan, Canadian US$ Libor Loan or a Canadian Bankers’ Acceptance.

“Canadian Loan Parties” shall mean, collectively, Canadian Borrower, Holdings and each other Guarantor of Canadian Obligations.

“Canadian Managing Partner” shall mean Nabors Canada ULC.

“Canadian Material Adverse Effect” shall mean an event or condition that constitutes, or would reasonably be expected to result in, a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Holdings and its Subsidiaries, taken as a whole, (b) the ability of any Canadian Loan Party to perform its obligations under this Agreement or (c) the validity or enforceability of or the rights and remedies of the Canadian Lender under this Agreement.

“Canadian Non-Recourse Assets” shall mean the assets created, developed, constructed or acquired with or in respect of which Canadian Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of or investments in a Subsidiary of Canadian Borrower which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Canadian Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties or environmental matters).

“Canadian Non-Recourse Debt” shall mean any indebtedness in respect of any amounts borrowed, obligations secured by a Security Interest existing on property owned subject to a Security Interest (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and, in each case, incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such indebtedness, liabilities and obligations has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of or investments in a Subsidiary of Canadian Borrower which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Canadian Obligations” shall mean (a) obligations of Canadian Borrower, Holdings and each other Guarantor from time to time arising under or in respect of the due and punctual payment of (i) the principal of, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Loans, including fees with respect to Canadian Bankers’ Acceptances, in each case, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Canadian Borrower, Holdings and each other Guarantor (in its capacity as guarantor of the obligations hereunder of Canadian Borrower) under this Agreement and the other Loan Documents to which it is a party, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Canadian Borrower, Holdings and each other Guarantor (in its capacity as guarantor of the obligations hereunder of Canadian Borrower) under or pursuant to this Agreement and the other Loan Documents to which it is a party.

“Canadian Officer’s Certificate” shall mean a certificate or notice signed by any one of the president, a vice president, director, treasurer, assistant treasurer, controller, corporate secretary or assistant secretary of the Canadian Managing Partner.

“Canadian Permitted Encumbrances” shall mean, as at any particular time any of the following encumbrances on the property or any part of the property of Canadian Borrower or any of its Subsidiaries:

(a)                                 Security Interests on any property acquired, constructed or improved by Canadian Borrower or any such Subsidiary (or liens on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed or improved) after the date of this Agreement which are created within 360 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the Security Interests shall not apply to any property owned by Canadian Borrower or any such Subsidiary before such construction or improvement other than (1) unimproved real property on which the property so constructed, or the improvement, is located or (2) personal property which is so improved;

(b)                                 Security Interests existing on the date of this Agreement, existing Security Interests on property acquired (including Security Interests on any property acquired from a person which is consolidated with or merged with or into Canadian Borrower or any such Subsidiary) or Security Interests outstanding at the time any corporation, partnership or other entity becomes a Subsidiary of Canadian Borrower; provided that such Security Interests shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary of Canadian Borrower or that is acquired thereafter other than from Canadian Borrower or another Subsidiary of Canadian Borrower;

(c)                                  Security Interests in favor of domestic or foreign Governmental Authorities to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Security Interests, including Security Interests to secure debt of the pollution control or industrial revenue bond type;

(d)                                 Security Interests consisting of pledges or deposits by Canadian Borrower or any such Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of debt) or leases to which Canadian Borrower or any such Subsidiary is a party, or deposits to secure public or statutory obligations of Canadian Borrower or any such Subsidiary or deposits of cash or government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(e)                                  Security Interests for Taxes, assessments or governmental charges not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith and provided adequate reserves have been established therefor (in accordance with GAAP);

(f)                                   Security Interests under or pursuant to any judgment rendered, or claim filed, against Canadian Borrower or any such Subsidiary, which Canadian Borrower or any such Subsidiary (as applicable) shall be contesting at the time in good faith and provided it shall have established adequate reserves therefor (in accordance with GAAP);

(g)                                  undetermined or inchoate Security Interests, including carriers’, warehousemen’s, repairman’s, landlords’, mechanics’ and construction liens which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith and provided that adequate reserves have been established therefor (in accordance with GAAP);

(h)                                 Security Interests in favor of issuers of surety or performance bonds or letters of credit issued pursuant to the request of and for the account of Canadian Borrower or any such Subsidiary in the ordinary course of its business;

(i)                                     encumbrances, easements, rights of way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights of way, licenses and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons or Security Interests consisting of zoning or other restrictions as to the use of real properties or Security Interests incidental to the conduct of the business of Canadian Borrower or any such Subsidiary or to the ownership of its properties, in each case which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of Canadian Borrower or any other Subsidiary of Canadian Borrower;

(j)                                    Security Interests given by Canadian Borrower or any such Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other public authority in connection with the operations of Canadian Borrower or any such Subsidiary (as applicable), all in the ordinary course of its business which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of Canadian Borrower or any other Subsidiary of Canadian Borrower;

(k)                                 the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions to title;

(l)                                     the right reserved or vested in any municipality or governmental or other public authority by the terms of any leases in which Canadian Borrower or any such Subsidiary has any interest or by any statutory provision to terminate any leases in which Canadian Borrower or any such Subsidiary has any interest, or to require annual or other periodic payments as a condition of the continuance thereof;

(m)                             Security Interests in favor of Holdings, Canadian Borrower or any Subsidiary of Canadian Borrower;

(n)                                 Security Interests in favor of the Canadian Lender pursuant to this Agreement or pursuant to any Canadian Bank Products;

(o)                                 Security Interests arising by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Canadian Borrower or any such Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended by Canadian Borrower or any such Subsidiary to provide collateral to the depository institution;

(p)                                 any Security Interest over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(q)                                 any Security Interests pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(r)                                    any lease, sublease and sublicense granted to any third party constituting a mortgage and any mortgage pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other similar arrangements, which are customary in the oil and gas industry or in the ordinary course of business of Canadian Borrower or any such Subsidiary;

(s)                                   Security Interests incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the joint operation of oil and gas properties or related production or processing facilities as security in favor of any other person conducting the development or operation of the property to which such Security Interests relate, for Canadian Borrower or any such Subsidiary’s portion of the costs and expenses of such development or operation, provided such costs or expenses are not due or delinquent or if due or delinquent, the validity of which is being contested at the time in good faith and provided that adequate reserves have been established therefor (in accordance with GAAP);

(t)                                    to the extent a Security Interest is created thereby, a sale or disposition of oil and gas properties resulting from any pooling or unitization agreement entered into in the ordinary course of business when, in Canadian Borrower’s or any of its Subsidiary’s reasonable judgment, it is necessary to do so in order to facilitate the orderly exploration, development or operation of such properties, provided that, Canadian Borrower’s or such Subsidiary’s resulting pooled or unitized interest is proportional (either on an acreage or reserve basis) to the interest contributed by it and is not materially less than Canadian Borrower’s or such Subsidiary’s interest in such oil and gas properties prior to such pooling or unitization and its obligations in respect thereof are not greater than its proportional share based on the interest acquired by it;

(u)                                 to the extent a Security Interest is created thereby, farmout interests or overriding royalty interests, net profit interests, reversionary interests and carried interests in respect of Canadian Borrower’s or any of its Subsidiary’s petroleum and natural gas rights that are or were entered into with or granted to arm’s length third parties in the ordinary course of business and in accordance with sound industry practice;

(v)                                 Security Interests for penalties arising under non-participation provisions of operating agreements in respect of Canadian Borrower’s or any of its Subsidiary’s petroleum and natural gas rights or any related facilities, if such Security Interests could not reasonably be expected to have a Canadian Material Adverse Effect;

(w)                               leases entered into in the ordinary course of business and any personal property registrations made in respect thereof;

(x)                                 the lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease, in respect of which the rent or other obligations are not at the time overdue, or if overdue, the validity of which is being contested at the time in good faith by Canadian Borrower or any such Subsidiary and provided they shall have established adequate reserves therefor (in accordance with GAAP);

(y)                                 capital leases and operating leases in respect of machinery and equipment;

(z)                                  Security Interests in cash or marketable debt securities in favor of any counterparty securing obligations to such counterparty; provided that Canadian Borrower or any such Subsidiary is not in default in respect of such obligations;

(aa)                          Security Interests consented to in writing by the Canadian Lender;

(bb)                          any Security Interests on Canadian Non-Recourse Assets created, incurred or assumed to secure any Canadian Non-Recourse Debt incurred in connection therewith; and

(cc)                            any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding subparagraphs (a) to (bb) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased;

provided that nothing in this definition shall in and of itself cause the Canadian Loans and other Canadian Obligations hereunder to be subordinated in priority of payment to any such Canadian Permitted Encumbrance or cause any Security Interests in favor of the Canadian Lender to rank subordinate to any such Canadian Permitted Encumbrance.

In addition to the foregoing, Canadian Borrower and any of its Subsidiaries may issue, assume or guarantee secured Indebtedness that, with certain other Indebtedness described in the following sentence, does not exceed 2.5% of Consolidated Net Tangible Assets in the aggregate.  For purposes of the foregoing calculation in the immediately preceding sentence, all attributable debt in respect of Sale and Lease-Back Transactions of Holdings and its Subsidiaries under the exception in Section 9.07 outstanding and unpaid shall be included, without duplication, in “Indebtedness”.

“Canadian Permitted Subsidiary Indebtedness” shall mean:

(a)                                 Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

(b)                                 Indebtedness owing by a Subsidiary of Canadian Borrower to Holdings or any Subsidiary of Holdings;

(c)                                  purchase money Indebtedness to finance the acquisition, construction, or improvement, or capital lease of assets (including equipment) or property; provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses;

(d)                                 Indebtedness incurred after the date hereof in connection with the acquisition of a person or property (including by consolidation or merger) as long as such Indebtedness existed prior to such acquisition and was not created in anticipation thereof;

(e)                                  Indebtedness existing on the date hereof;

(f)                                   Indebtedness under performance guarantees, performance bonds and letters of credit issued in the ordinary course of business and serving as a performance guarantee;

(g)                                  Indebtedness under documentary credits issued in connection with the purchase of goods in the ordinary course of business;

(h)                                 Indebtedness (i) under unsecured overdraft lines of credit or for working capital purposes in foreign countries with financial institutions and (ii) arising from the honoring by a bank or other person of a check, draft or similar instrument inadvertently drawing against insufficient funds;

(i)                                     Indebtedness under, pursuant to or in connection with any Canadian Bank Products;

(j)                                    any other Indebtedness in a principal amount not to exceed 2.5% of Consolidated Net Tangible Assets in the aggregate, at any one time outstanding;

(k)                                 Indebtedness not otherwise permitted under any other clause of this definition so long as each Subsidiary of Canadian Borrower incurring such Indebtedness has delivered to the Canadian Lender (i) a guarantee in a form and substance reasonably satisfactory to the Canadian Lender and (ii) a Canadian Officer’s Certificate certifying the adoption of board resolutions authorizing such subsidiary guarantee; and

(l)                                     extensions, refinancings, renewals or replacements (or successive extensions, refinancings, renewals, or replacements), in whole or in part, of the Indebtedness permitted above which in the case of any such extension, refinancing, renewal or replacement, does not increase the amount of the Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement.

“Canadian Power of Attorney” shall mean the power of attorney provided by Canadian Borrower with respect to Canadian Bankers’ Acceptances in accordance with and pursuant to Section 2.07(d) hereof.

“Canadian Prime Rate” shall mean, for any day, the greater of:

(a)                                 the rate of interest per annum established from time to time by the Canadian Lender as the reference rate of interest for the determination of interest rates that the Canadian Lender will charge to customers of varying degrees of creditworthiness in Canada for Canadian Dollar demand loans in Canada; and

(b)                                 the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum;

provided, that if both such rates are equal or if such one month bankers’ acceptance rate is unavailable for any reason on any date of determination, then the “Canadian Prime Rate” shall be the rate specified in the immediately preceding clause (a) above.

“Canadian Prime Rate Loan” shall mean a Canadian Loan made by the Canadian Lender to Canadian Borrower with respect to which Canadian Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Canadian Prime Rate.

“Canadian Revolving Borrowing” shall mean a Canadian Borrowing comprised of Canadian Revolving Loans.

“Canadian Revolving Commitment” shall mean the commitment, if any, of the Canadian Lender to make Canadian Revolving Loans hereunder, as the same may be reduced from time to time pursuant to Section 2.08 and Section 14.04(b).  The aggregate principal amount of the Canadian Lender’s Revolving Commitments on the Closing Date is US$50,000,000 or the Equivalent Amount in Canadian Dollars.

“Canadian Revolving Exposure” shall mean, with respect to the Canadian Lender at any time, the aggregate principal amount at such time of all outstanding Canadian Revolving Loans of the Canadian Lender.

“Canadian Revolving Loan” shall mean a Canadian Loan made by the Canadian Lender to Canadian Borrower pursuant to Section 2.01.  Each Canadian Revolving Loan shall either be a Canadian US$-Denominated Base Rate Loan denominated in US Dollars, a Canadian US$ Libor Loan denominated in US Dollars, a Canadian Prime Rate Loan denominated in Canadian Dollars or a Canadian Bankers’ Acceptance denominated in Canadian Dollars.

“Canadian US$-Denominated Base Rate” shall mean, for any day, the greatest of (i) the rate of interest per annum established from time to time by the Canadian Lender as the reference rate for the determination of interest rates that the Canadian Lender will charge to customers of varying degrees of creditworthiness in Canada for US Dollar demand loans in Canada, (ii) the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Canadian US$ Federal Funds Rate (expressed for such purpose as a rate per annum in accordance with Section 2.06(i)(i) and (v)), plus 1.0% per annum, and (iii) the Canadian US$ Libor Rate for a period of one (1) month on such day (or in respect of any day that is not a Banking Day, such Canadian US$ Libor Rate in effect on the immediately preceding Banking Day) plus 1.00% per annum; provided, that if all such rates are equal or if such Canadian US$ Federal Funds Rate is unavailable for any reason on the date of determination, then the “Canadian US$-Denominated Base Rate” shall be the rate specified in the immediately preceding clause (a) above.

“Canadian US$-Denominated Base Rate Loan” shall mean any Canadian Revolving Loan bearing interest at a rate determined by reference to the Canadian US$-Denominated Base Rate in accordance with the provisions of Article II.

“Canadian US$ Federal Funds Rate” shall mean, for any day, the rate of interest per annum equal to (a) the weighted average (rounded upwards, if necessary, to the next 1/100th of one percent per annum) of the annual rates of interest on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York (or any successor thereto) or, (b) if such day is not a Banking Day, such weighted average for the immediately preceding Banking Day for which the same is published or, (c) if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100th of one percent per annum) of the quotations for such day on such transactions received by the Canadian Lender from three Federal funds brokers of recognized standing selected by the Canadian Lender.

“Canadian US$ Libor Borrowing” shall mean a Canadian Borrowing comprised of Canadian US$ Libor Loans.

“Canadian US$ Libor Loan” shall mean any Canadian Revolving Loan bearing interest at a rate determined by reference to the Canadian US$ Libor Rate in accordance with the provisions of Article II.

“Canadian US$ Libor Rate” shall mean, for each Interest Period applicable to a Canadian US$ Libor Loan, the rate of interest per annum, expressed on the basis of a year of 360 days (as determined by the Canadian Lender) applicable to US Dollars and appearing on the display referred to as the “LIBOR01 Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as of 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period; or if such rate does not appear on such Reuters display, or if such display or rate is not available for any reason, the rate per annum at which US Dollars are offered by the principal lending office in London, England of the Canadian Lender (or of its Affiliates if it does not maintain such an office) in the London interbank market at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period, in each case in an amount similar to such Canadian US$ Libor Loan and for a period comparable to such Interest Period.

“Capital Stock” shall mean (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing person, including, in each case, all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than US$500.0 million; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least US$5.0 billion.

“CDOR” shall mean, on any date which Canadian Bankers’ Acceptances are to be issued pursuant to Section 2.07 hereto, the per annum rate of interest calculated on the basis of a year of 365 days which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Canadian Bankers’ Acceptances proposed to be issued by Canadian Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Canadian Lender in good faith after 10:00 a.m. (Toronto time), to reflect any error in a posted rate or in the posted average annual rate); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate (expressed as a rate per annum, calculated on the basis of a year of 365 days) quoted by the Canadian Lender (determined as of 10:00 a.m., Toronto time, on such day) which would be applicable in respect of an issue of Canadian Dollar bankers’ acceptances in a comparable amount and with comparable maturity dates to the Canadian Bankers’ Acceptances proposed to be issued by Canadian Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day.

“Change of Control” shall mean an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Capital Stock of Holdings entitled to vote for members of the Board of

Directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such Capital Stock that such person or group has the right to acquire pursuant to any option right); or

(b)                                 during any period of 24 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors); or

(c)                                  Holdings at any time ceases to own, directly or indirectly, 100% of the Capital Stock of US Borrower.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Capital Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 14.14.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.22, of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date” shall mean the first date on which the conditions set forth in Section 5.01 and Section 6.01 of this Agreement are satisfied or waived and this Agreement becomes effective pursuant to the provisions of Section 14.06; provided that the Closing Date shall occur no later than December 31, 2012.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commitment” shall mean, as the context may require, a US Commitment or a Canadian Commitment.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Obligor or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Tangible Assets” shall mean the total assets of Holdings and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of Holdings and its Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of Holdings and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of Holdings and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Contingent Obligations” shall mean, with respect to any person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other person (including, without limitation, maintenance agreements, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.  The amount of any Contingent Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Contingent Obligation is made.

“Controlled” shall mean, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, through the exercise of voting power or by contract.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer, or other similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and relating to or affecting the rights of creditors generally.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(f).

“Defaulting Lender” shall mean, as the context may require, a US Defaulting Lender or a Canadian Defaulting Lender.

“Designated Rating Agencies” shall mean Moody’s, S&P or Fitch’s.

“Discount Proceeds” shall mean the net cash proceeds to Canadian Borrower from the sale of a Canadian Bankers’ Acceptance pursuant hereto before deduction or payment of the fees to be paid to the Canadian Lender under Section 2.07.

“Documentation Agent” shall mean Mizuho Corporate Bank, Ltd. and HSBC Bank USA, N.A., each as documentation agent for the Lenders.

“Eligible Assignee” shall mean any person to whom it is permitted to assign Loans and Commitments pursuant to Section 14.04(b); provided that “Eligible Assignee” shall not include Holdings or any of its Affiliates or Subsidiaries or any natural person.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

“Equivalent Amount” shall mean, on any date with respect to US Dollars and Canadian Dollars, the amount obtained in one such currency when an amount in the other currency is converted into the first currency using the Bank of Canada noon rate of exchange for Canadian interbank transactions established by the Bank of Canada for the day in question or, if any such rate of exchange is for any reason unavailable, at the spot rate quoted for wholesale transactions by the Canadian Lender at approximately noon, Toronto time, on that date in accordance with its normal practice.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” shall mean, an entity, whether or not incorporated, which is (i) under common control (within the meaning of Section 4001(a)(14) of ERISA) with US Borrower, Holdings or any of their Subsidiaries or (ii) is a member of a group which includes US Borrower or Holdings or any of their Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code with US Borrower, Holdings or any of their Subsidiaries.

“ERISA Event” shall have the meaning assigned to such term in Section 12.01(g).

“Event of Default” shall mean, as the context may require, a US Event of Default or a Canadian Event of Default.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of or having its principal office or, in the case of any US Lender Party, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a US Lender Party, any US federal withholding Tax that is imposed on amounts payable to or for the account of such US Lender Party with respect to an applicable interest in a US Loan, US Commitment, or Swingline Loan pursuant to any Requirements of Law that are in effect on the date on which (i) such US Lender Party acquires such interest in the US Loan, US Commitment, or Swingline Loan (other than pursuant to an assignment request by US Borrower under Section 2.19), or (ii) such US Lender Party changes its lending office, except in each case, to the extent that, pursuant to Section 2.18(a) or Section 2.18(c), amounts were payable either to such US Lender Party’s assignor immediately before such US Lender Party became a party hereto or to such US Lender Party prior to changing its lending office, (c) any United States federal withholding Tax that is attributable to such Recipient’s failure to comply with Section 2.18(e), and (d) any United States federal withholding Taxes imposed pursuant to FATCA

“Existing Canadian Credit Agreement” shall mean that certain Credit Agreement, dated as of February 11, 2011, between Canadian Borrower and Canadian Lender, as amended.

“Existing US Credit Agreements” shall mean (a) that certain Credit Agreement dated as of April 20, 2011, among US Borrower, Holdings, the lenders party thereto, Citibank, N.A., as swingline lender and as administrative agent for the lenders party thereto and (b) that certain Credit Agreement dated as of September 7, 2010, between US Borrower, Holdings, the lenders party thereto, UBS Loan Finance, LLC, as swingline lender, and UBS AG, Stamford Branch, as administrative agent.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean the US Commitment Fee, the Canadian Commitment Fee and the Administrative Agent Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Fitch” shall mean Fitch Ratings, Ltd. and any successors thereto.

“Foreign Lender Party” shall mean any US Lender Party that is not a US Person.

“Foreign Subsidiary” shall mean each Subsidiary organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia.

“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organisation for Economic Co-operation and Development).

“Guaranteed Obligations” shall mean, as the context may require, the US Guaranteed Obligations or the Canadian Guaranteed Obligations.

“Guarantor” shall mean, as the context may require, the US Guarantors or the Canadian Guarantor.

“Hazardous Materials” shall mean the following:  hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.22(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.22(c).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money (excluding from this clause (a) and clause (b) below intraday over advances and overnight overdrafts; provided that, such obligations are not outstanding for more than two (2) Business Days), (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such person issued or assumed as the deferred purchase price of property or services purchased by such person (excluding account payables that are not more than 180 days past due), which would appear as liabilities on a balance sheet of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Contingent Obligations of such person other than Contingent Obligations of the Subsidiaries or parent of such person with respect to Indebtedness of such person, (g) the principal portion of all obligations of such person under (i) capital lease obligations and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, and after giving effect in any of the foregoing in this clause (g) to any third-party indemnification, (h) all obligations of such person with respect to Redeemable Preferred Stock, and (i) the maximum amount of all standby letters of credit (other than those entered for purposes of bid and performance bonds) issued or bankers’ acceptances facilities created for the account of such person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed).  The Indebtedness of any person shall include the Indebtedness of any partnership or unincorporated joint venture for which such person is legally obligated.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of US Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 14.03(b).

“Index Debt” shall mean US Borrower’s long-term senior unsecured, non-credit enhanced publically held debt.

“Information” shall have the meaning assigned to such term in Section 14.12.

“Interest Election Request” shall mean a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.09(b), substantially in the form of (a) with respect to a US Revolving Loan, Exhibit E-1, (b) with respect to a conversion of a Canadian Revolving Loan, a request substantially in the form of Exhibit E-2 and (c) with respect to a rollover of a Canadian Revolving Loan, a request substantially in the form of Exhibit E-3.

“Interest Payment Date” shall mean:

(a) with respect to any US ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding;

(b) with respect to any US Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a US Eurodollar Loan with an Interest Period of more than three months’ duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period;

(c) with respect to any Canadian Prime Rate Loan and any Canadian US$-Denominated Base Rate Loan, the last Banking Day of each March, June, September and December to occur during any period in which such Loan is outstanding; and

(d) with respect to each Canadian US$ Libor Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Canadian US$ Libor Loan with an Interest Period of more than three months’ duration, the last Banking Day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; and

(e) with respect to any Revolving Loan or Swingline Loan, the Maturity Date or such earlier date on which the applicable Revolving Commitments are terminated, as the case may be.

“Interest Period” shall mean, (a) with respect to any US Eurodollar Borrowing or Canadian US$ Libor Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as US Borrower or Canadian Borrower, respectively, may elect and (b) with respect to any Canadian Bankers’ Acceptance, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is between one and six months thereafter, subject to market availability (or such longer or shorter period as may be acceptable to the Canadian Lender); in each case, provided that (x) if any Interest Period would end on a day other than a Business Day (with respect to US Eurodollar Borrowings) or Banking Day (with respect to Canadian US$ Libor Borrowings and Canadian Bankers’ Acceptances), such Interest Period shall be extended to the next succeeding Business Day or Banking Day, as applicable, unless such next succeeding Business Day or Banking Day, as applicable, would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day or Banking Day, as applicable, and (y) any Interest Period that commences on the last Business Day (with respect to US Eurodollar Borrowings) or Banking Day (with respect to Canadian US$ Libor Borrowings and Canadian Bankers’ Acceptances) of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day or Banking Day, as applicable, of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(d).

“Investment Grade” shall mean:

(a)                                 BBB- (or the then equivalent rating) or higher in the case of the long term debt ratings of S&P and Fitch’s; and

(b)                                 Baa3 (or the then equivalent rating) or higher in the case of the long term debt ratings of Moody’s.

“IRS” shall mean the United States Internal Revenue Service.

“Lender Party” shall mean, as the context may require, any US Lender Party or the Canadian Lender.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Loan” shall mean, as the context may require, a US Revolving Loan, a Canadian Revolving Loan or a Swingline Loan (and shall include any Swingline Loans contemplated by Section 2.20(e) and Revolving Loans contemplated by Section 2.22).

“Loan Documents” shall mean this Agreement and the US Notes (if any).

“Loan Parties” shall mean, collectively, the US Loan Parties and the Canadian Loan Parties.

“London Business Day” shall mean any day on which banks are generally open for dealings in dollar deposits in the London interbank market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Subsidiary” shall mean any Subsidiary of Holdings (a) with a net book value in excess of US$100.0 million, calculated as of the end of the most recent fiscal quarter or (b) whose revenues for the immediately preceding twelve month period exceeded US$100.0 million.

“Maturity Date” shall mean November 29, 2017.

“Maximum Rate” shall have the meaning assigned to such term in Section 14.14.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successors thereto.

“Multiemployer Plan” shall mean a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” shall mean a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, to which US Borrower, Holdings, any Subsidiary of either, or any ERISA Affiliate and at least one employer other than US Borrower, Holdings, any Subsidiary of either, or any ERISA Affiliate are contributing sponsors.

“Net Funded Indebtedness” of any person shall mean, without duplication, (i) the sum of (a) all obligations of such person for borrowed money (excluding from this clause (a) and clause (b) below intraday over advances and overnight overdrafts, provided that, such obligations are not outstanding for more than two (2) Business Days), plus (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, plus (c) all Contingent Obligations of such person with respect to Net Funded Indebtedness of another person, plus (d) the principal portion of all obligations of such person under (i) capital lease obligations and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, and after giving effect to any of the foregoing in this clause (d) to any third-party indemnification, plus (e) all obligations of such person with respect to Redeemable Preferred Stock, less (ii) cash and Cash Equivalents (other than restricted cash).  The Net Funded Indebtedness of any person shall include the Net Funded Indebtedness of any partnership or unincorporated joint venture for which such person is legally obligated.  For the avoidance of doubt, Net Funded Indebtedness shall exclude any actual fair value adjustment arising from any interest rate swap transactions entered into in the ordinary course of business and not for investment or speculative purposes.

“Net Worth” shall mean, as of any date, all of the shareholders’ equity or net worth (excluding, for the avoidance of doubt, Redeemable Preferred Stock) of Holdings and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP.

“Obligations” shall mean, without duplication, the US Obligations and the Canadian Obligations.

“Obligor” shall mean US Borrower, Canadian Borrower, each Guarantor and each other Affiliate of a Borrower that executes and delivers a Loan Document.

“Officer’s Certificate” shall mean a certificate substantially in the form of Exhibit G hereto.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation, memorandum of association and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any US Loan, Swingline Loan, or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding BAs Collateral” has the meaning set out in Section 2.10(e).

“Participant” shall have the meaning assigned to such term in Section 14.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 14.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

“person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is either (i) maintained or sponsored by US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate or (ii) to which US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate is then making or accruing an obligation to make contributions or with respect to which US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate has any liability, contingent or otherwise.

“Prohibited Person” shall mean any person or entity:

i.                                          listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

ii.                                       that is located, organized or chartered in a country that is subject to comprehensive sanctions by the United States Government (as of 11/15/2012 — Cuba, Iran, Sudan and Syria); and

iii.                                    that is named on any Restricted Party Lists put forth by any United States Government agency including: (1) the “Specially Designated Nationals” list; (2) the Denied Persons List; (3) the Entity List; (4) the Unverified Parties List; and (5) the Debarred Parties List.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Capital Stock or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean (a) the Administrative Agent, and (b) any US Lender Party, as applicable.

“Redeemable Preferred Stock” of any person means any preferred stock issued by such person which is at any time prior to the Maturity Date either (a) mandatorily redeemable (by sinking fund or similar payment or otherwise) or (b) redeemable at the option of the holder thereof.

“Register” shall have the meaning assigned to such term in Section 14.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and such person’s and such person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Reportable Event” shall mean a “reportable event” as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

“Required Minority Shares” shall mean Capital Stock of a Subsidiary organized under the laws of jurisdiction other than the United States or any Governmental Authority thereof that is required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transaction business in such foreign jurisdiction.

“Requirements of Law” shall mean, with respect to any person, the Organizational Documents of such person and any law applicable to or binding upon such person or any of its property or to which such person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other equity interest of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest or of any option, warrant or other right to acquire any such Capital Stock or other equity interest.

“Restricting Information” has the meaning specified in Section 14.01(c).

“Revolving Borrowing” shall mean, as the context may require, a US Revolving Borrowing or a Canadian Revolving Borrowing.

“Revolving Commitment” shall mean, as the context may require, the US Revolving Commitment or the Canadian Revolving Commitment.

“Revolving Exposure” shall mean, as the context may require, the US Revolving Exposure or the Canadian Revolving Exposure.

“Revolving Loan” shall mean, as the context may require, a US Revolving Loan or a Canadian Revolving Loan.

“S&P” shall mean Standard & Poor’s Rating Group (a division of The McGraw—Hill Companies, Inc.) and any successors thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement with any person providing for the leasing by Holdings or any Subsidiary of any property, whereby such property had been sold or transferred by Holdings or any Subsidiary to such person.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933.

“Security Interest” shall mean mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event (a) rights of set-off created or arising out of the ordinary course of business for the purpose of securing (directly or indirectly) Indebtedness and (b) deposits or transfers of cash or marketable debt instruments under any agreement or arrangement whereby such cash or marketable debt instruments may be withdrawn, returned or transferred only upon fulfillment of any condition as to the discharge or satisfaction of any Debt; provided, however, that “Security Interest” shall not include sales of receivables or proceeds thereof.

“Single Employer Plan” shall mean any Plan which is covered by Title IV of ERISA and adopted solely by US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate or by a group consisting of US Borrower, Holdings, any Subsidiary of either or one or more ERISA Affiliates.

“Solvent” shall mean, with respect to any person as of a particular date, that on such date (a) such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged or is to engage and (d) the book value of the assets of such person as set forth on such person’s balance sheet is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statutory Reserves” shall mean for any Interest Period for any US Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D.  US Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any US Lender under Regulation D.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Capital Stock entitled

(without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.  Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings.

“Swap Contract” shall mean (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) (net of debit and credit values) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) (including both debit and credit values) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make loans pursuant to Section 2.20 up to the amount set forth on Schedule II, as the same may be (a) reduced from time to time pursuant to Section 2.08 or Section 2.20 or (b) increased from time to time pursuant to Section 2.20(e).  The amount of the Swingline Commitment shall initially be $120.0 million, but shall in no event exceed the US Revolving Commitment.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any US Revolving Lender at any time shall equal its US Pro Rata Percentage of the aggregate Swingline Exposure (disregarding the Swingline Exposure of any US Defaulting Lender to the extent its Swingline Exposure is reallocated to the non-US Defaulting Lenders) at such time.

“Swingline Lenders” shall mean Citibank N.A., Wells Fargo Bank, N.A. and, at US Borrower’s election, any other Lender that agrees to provide Swingline Loans in accordance with the provisions hereof.

“Swingline Loan” shall mean any loan made by any Swingline Lender pursuant to Section 2.20.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Termination Event” shall mean (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Single Employer Plan in a distress termination (within the meaning of Section 4041(c) of ERISA) pursuant to Section 4041(a)(2) of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Single Employer Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or (f) the complete or partial withdrawal of US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate from a Multiemployer Plan or the termination of a Multiemployer Plan.

“Total Capitalization” shall mean the sum of (a) Net Worth plus (b) all Net Funded Indebtedness of Holdings and its Subsidiaries.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the US Adjusted LIBOR Rate, US Alternate Base Rate, Canadian US$-Denominated Base Rate, Canadian US$ Libor Rate, Canadian Prime Rate or Canadian Bankers’ Acceptance.

“United States” shall mean the United States of America.

“US ABR Borrowing” shall mean a US Borrowing comprised of US ABR Loans.

“US ABR Loan” shall mean any US Revolving Loan bearing interest at a rate determined by reference to the US Alternate Base Rate in accordance with the provisions of Article II.

“US Additional Lender” shall have the meaning given in Section 2.22(a).

“US Adjusted LIBOR Rate” shall mean, with respect to any US Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to (a) the US LIBOR Rate for such US Eurodollar Borrowing in effect for such Interest Period, divided by (b) 1.00 minus the Statutory Reserves (if any) for such US Eurodollar Borrowing for such Interest Period.

“US Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the U.S. Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the US Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.05%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“US Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the US Base Rate shall be effective on the date when changed generally by the Administrative Agent.  The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“US Beneficiaries” shall mean, collectively, the Administrative Agent, the US Lenders and the Arrangers.

“US Borrower” shall have the meaning assigned to such term in the preamble hereto.

“US Borrowing” shall mean (a) US Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“US Borrowing Request” shall mean a request by US Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“US Commitment” shall mean, with respect to any US Lender, such US Lender’s US Revolving Commitment or Swingline Commitment.

“US Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a)(i).

“US Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both, would constitute a US Event of Default.

“US Defaulting Lender” shall mean any US Lender, as reasonably determined by the Administrative Agent, that (a) has failed to fund any portion of its US Loans or participations in Swingline Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless such US Lender has notified the Administrative Agent in writing of its good faith determination that one or more conditions to its obligation to fund US Loans or participations in Swingline Loans has not been satisfied, (b) has notified the Administrative Agent, any Swingline Lender, any Lender and/or US Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it is unable to or does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a US Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligation), to confirm that it will timely and fully comply with the terms of this Agreement relating to its obligations to fund prospective US Loans and participations in then outstanding Swingline Loans, (d) has otherwise failed to pay over to the Administrative Agent or any other US Lender any amount (other than amounts referenced in clause (a)

above) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) is, or whose parent has become, the subject of any action or proceeding of a type described in Section 12.01(d) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such US Lender or parent of US Lender); provided that a US Lender shall not be a US Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such US Lender or any direct or indirect company thereof by a Governmental Authority.

“US Dollars” and “US$” shall mean lawful money of the United States.

“US Event of Default” shall have the meaning assigned to such term in Section 12.01.

“US Eurodollar Borrowing” shall mean a US Borrowing comprised of US Eurodollar Loans.

“US Eurodollar Loan” shall mean any US Revolving Loan bearing interest at a rate determined by reference to the US Adjusted LIBOR Rate in accordance with the provisions of Article II.

“US Guaranteed Obligations” shall have the meaning assigned to such term in Section 11.01(a).

“US Guarantor” shall mean Holdings and each of its Subsidiaries (other than any Foreign Subsidiary) that guarantees the US Obligations under Section 9.06(j).

“US Lenders” shall have the meaning assigned to such term in the preamble hereto and includes (a) the financial institutions with US Commitments that are signatories hereto; and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption and assumed US Commitments or US Loans, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption.  Unless the context clearly indicates otherwise, the term “US Lenders” shall include the Swingline Lenders.

“US Lender Party” shall mean any US Lender or any Swingline Lender.

“US Lender Party Appointment Period” has the meaning assigned in Section 13.06(a).

“US LIBOR Rate” shall mean, with respect to any US Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m., London, England time, on the second full London Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the US LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to US Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two London Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such US Eurodollar Borrowing to be outstanding during such Interest Period.  Notwithstanding the foregoing, for purposes of clause (c) of the definition of US Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination).

“US Loan” shall mean the making by a US Lender to US Borrower of a US ABR Loan or a US Eurodollar Loan.

“US Loan Parties” shall mean, collectively, US Borrower, Holdings and each other Guarantor of US Obligations.

“US Market Disruption Loans” shall mean US Loans the rate of interest applicable to which is based upon the US Market Disruption Rate, and the Applicable Margin with respect thereto shall be the same as the Applicable Margin then applicable to US ABR Loans; provided that, other than with respect to the rate of interest applicable thereto, US Market Disruption Loans shall for all purposes hereunder and under the other Loan Documents be treated as US ABR Loans.

“US Market Disruption Rate” shall mean, for any day, a fluctuating rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the US Alternate Base Rate for such day.  Any change in the US Market Disruption Rate shall be effective as of the opening of business on the effective day of any change in the relevant component of the US Market Disruption Rate.

“US Material Adverse Effect” shall mean an event or condition that constitutes, or would reasonably be expected to result in, a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Holdings and its Subsidiaries, taken as a whole, (b) the ability of any US Loan Party to perform its obligations under this Agreement or (c) the validity or enforceability of or the rights and remedies of the Administrative Agent or the US Lenders under this Agreement.

“US Notes” shall mean any promissory note of US Borrower payable to a US Lender evidencing the US Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit F-1 or F-2.

“US Obligations” shall mean (a) obligations of US Borrower, Holdings and each other Guarantor from time to time arising under or in respect of the due and punctual payment of (i) the principal of, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the US Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of US Borrower, Holdings and each other Guarantor (in its capacity as guarantor of the obligations hereunder of US Borrower) under this Agreement and the other Loan Documents to which it is a party, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of US Borrower, Holdings and each other Guarantor (in its capacity as guarantor of the obligations hereunder of US Borrower) under or pursuant to this Agreement and the other Loan Documents to which it is a party.

“US Person” shall mean any person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Pro Rata Percentage” of any US Revolving Lender at any time shall mean the percentage of the total US Revolving Commitments of all US Revolving Lenders represented by such US Lender’s US Revolving Commitment; provided that for purposes of Section 2.21(b) and (c), “US Pro Rata Percentage” shall mean the percentage of the total US Revolving Commitments (disregarding the US Revolving Commitment of any US Defaulting Lender to the extent its Swingline Exposure is reallocated to the non-US Defaulting Lenders) represented by such US Lender’s US Revolving Commitment.  If the

US Revolving Commitments have terminated or expired, the US Pro Rata Percentage shall be determined based upon the US Revolving Commitments most recently in effect, after giving effect to any assignments.

“US Required Lenders” shall mean US Lenders having more than 50% of the sum of all US Loans outstanding and unused US Commitments; provided that the US Loans and unused US Commitments held or deemed held by any US Defaulting Lender shall be excluded for purposes of making a determination of US Required Lenders.  For purposes of this definition, the aggregate principal amount of Swingline Loans owing to the Swingline Lenders shall be considered to be owed to the US Revolving Lenders ratably in accordance with their respective US Revolving Commitments.

“US Revolving Borrowing” shall mean a US Borrowing comprised of US Revolving Loans.

“US Revolving Commitment” shall mean, with respect to each US Lender, the commitment, if any, of such US Lender to make US Revolving Loans hereunder up to the amount set forth on Schedule I, or in the Assignment and Assumption pursuant to which such US Lender assumed its US Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such US Lender pursuant to Section 14.04.  The aggregate principal amount of the US Lenders’ Revolving Commitments on the Closing Date is US$1,450,000,000.

“US Revolving Exposure” shall mean, with respect to any US Lender at any time, the aggregate principal amount at such time of all outstanding US Revolving Loans of such US Lender plus the aggregate amount at such time of such US Lender’s Swingline Exposure.

“US Revolving Lender” shall mean a US Lender with a US Revolving Commitment.

“US Revolving Loan” shall mean a US Loan made by the US Lenders to US Borrower pursuant to Section 2.01.  Each US Revolving Loan shall either be an US ABR Loan or a US Eurodollar Loan.

“Wholly Owned Subsidiary” shall mean any Subsidiary if all of the Capital Stock of such Subsidiary (other than directors’ qualifying shares and Required Minority Shares, in each case only to the extent required by applicable law) is owned by US Borrower or Holdings directly or through other Wholly Owned Subsidiaries.

“Withholding Agent” shall mean US Borrower and the Administrative Agent.

Section 1.02                            Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03                            Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04                            Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by US Borrower and the US Required Lenders.

Section 1.05                            Resolution of Drafting Ambiguities.

Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE II

THE CREDITS

Section 2.01                            Commitments.

Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (a) each US Lender agrees, severally and not jointly, to make to US Borrower one or more US Revolving Loans in US Dollars and (b) the Canadian Lender agrees to make to Canadian Borrower one or more Canadian Revolving Loans in US Dollars or Canadian Dollars, in each case, at any time and from time to time during the Availability Period in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result after giving effect to any Revolving Borrowing in such US Lender’s US Revolving Exposure exceeding such US Lender’s US Revolving Commitment or the Canadian Lender’s Canadian Revolving Exposure exceeding the Canadian Lender’s Canadian Revolving Commitment, respectively.

Subject to the terms, conditions and limitations set forth herein, each Borrower may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02                            Loans.

(a)                                 (i) Each US Revolving Loan shall be made as part of a US Revolving Borrowing consisting of US Revolving Loans made by the US Lenders ratably in accordance with their respective

US Revolving Commitments and (ii) each Canadian Revolving Loan shall be made as part of a Canadian Revolving Borrowing consisting of Canadian Revolving Loans made by the Canadian Lender; provided that, in the case of the immediately preceding clauses (i) and (ii), the failure of any Lender to make a Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender).

(b)                                 Subject to Section 2.11, Section 2.12, and Section 2.13, (i) each US Revolving Borrowing shall be denominated in US Dollars and comprised entirely of US ABR Loans or US Eurodollar Loans as US Borrower may request pursuant to Section 2.03 and (ii) each Canadian Revolving Borrowing shall be comprised entirely of (A) in US Dollars, Canadian US$-Denominated Base Rate Loans or Canadian US$ Libor Eurodollar Loans and (B) in Canadian Dollars, Canadian Prime Rate Loans or Canadian Bankers’ Acceptances, in each case, as Canadian Borrower may request pursuant to Section 2.03.

(i)                                     US ABR Loans shall be in an aggregate principal amount that is (A) an integral multiple of US$1.0 million and not less than US$1.0 million or (B) equal to the remaining available balance of the aggregate US Revolving Commitments;

(ii)                                  US Eurodollar Loans shall be in an aggregate principal amount that is (A) an integral multiple of US$1.0 million and not less than US$5.0 million or (B) equal to the remaining available balance of the aggregate US Revolving Commitments;

(iii)                               Canadian US$-Denominated Base Rate Loans shall be in an aggregate principal amount that is (A) an integral multiple of US$500,000 and not less than US$1.0 million or (B) equal to the remaining available balance of the aggregate Canadian Revolving Commitment;

(iv)                              Canadian US$ Libor Loans shall be in an aggregate principal amount that is (A) an integral multiple of US$500,000 and not less than US$1.0 million or (B) equal to the remaining available balance of the aggregate Canadian Revolving Commitment;

(v)                                 Canadian Prime Rate Loans shall be in an aggregate principal amount that is (A) an integral multiple of Cdn$500,000 and not less than Cdn$1.0 million or (B) equal to the remaining available balance of the aggregate Canadian Revolving Commitment; and

(vi)                              Canadian Bankers’ Acceptances shall be in an aggregate principal amount that is (A) an integral multiple of Cdn$500,000 and not less than Cdn$1.0 million or (B) equal to the remaining available balance of the aggregate Canadian Revolving Commitment.

(c)                                  Each US Lender may at its option make any US Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such US Lender to make such US Eurodollar Loan; provided that any exercise of such option (i) shall not affect the obligation of US Borrower to repay such US Loan in accordance with the terms of this Agreement, or (ii) create any enhanced rights in the Administrative Agent or any Lender under this Agreement, including under Section 2.13, 2.14, 2.18 and 14.03, that are additional to or more favorable than the rights thereof had such option not been exercised.  Revolving Borrowings of more than one Type may be outstanding at the same time; provided that US Borrower shall not be entitled to request any US Revolving Borrowing that, if made, would result in more than fifteen (15) US Eurodollar Borrowings outstanding hereunder at any one time.  For purposes of the foregoing, US Revolving Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate US Borrowings.

(d)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to (i) with respect to US Borrowings, such account in New York City as the Administrative Agent may designate.

(e)                                  not later than 1:00 pm, New York City time, and (ii) with respect to Canadian Borrowings, such account in Calgary, Alberta as the Canadian Lender may designate not later than 1:00 pm, Calgary time.  The Administrative Agent shall promptly credit the amounts so received from US Lenders to an account as directed by US Borrower in the applicable US Borrowing Request delivered to or maintained with the Administrative Agent or, if a US Borrowing shall not occur on such date because any condition precedent specified in Article VII shall not have been met, return the amounts so received to the respective US Lenders.

(f)                                   Unless the Administrative Agent shall have received notice from a US Lender prior to the date (in the case of any US Eurodollar Borrowing), and at least 2 hours prior to the time (in the case of any US ABR Borrowing), of any US Borrowing that such US Lender will not make available to the Administrative Agent such US Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such US Lender has made its ratable portion available to the Administrative Agent at the time of such US Borrowing in accordance with paragraph (d) above, and the Administrative Agent may, in reliance upon such assumption, make available to US Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such US Lender shall not have made its ratable portion of such US Borrowing available to the Administrative Agent, each of such US Lender and US Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to US Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of US Borrower, the interest rate applicable at the time to the US Loans comprising such US Borrowing and (ii) in the case of such US Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If such US Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such US Lender’s US Loan as part of such US Borrowing for purposes of this Agreement, and US Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(f) shall cease.  If US Borrower and such US Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to US Borrower the amount of such interest paid by US Borrower for such period. Any payment by US Borrower shall be without prejudice to any claim US Borrower may have against a US Lender that shall have failed to make such payment to the Administrative Agent.

(g)                                  Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03                            Borrowing Procedure.

To request a US Revolving Borrowing, US Borrower shall notify the Administrative Agent by delivering, by hand delivery or telecopier, a duly completed and executed US Borrowing Request to the Administrative Agent (i) in the case of a Borrowing comprised of US Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days prior to the requested date of the proposed Borrowing or (ii) in the case of a Borrowing comprised of US ABR Loans, not later than 10:00 a.m., New York City time, on the requested date of the proposed Borrowing.  To request a Canadian Revolving Borrowing, Canadian Borrower shall notify the Canadian Lender by delivering, by hand delivery or telecopier, a duly completed and executed Canadian Borrowing Request to the Canadian Lender (x) in the

case of a Borrowing comprised of Canadian US$ Libor Loans, not later than 11:00 a.m., Calgary time, three Banking Days prior to the requested date of the proposed Borrowing, (y) in the case of a Borrowing comprised of Canadian US$-Denominated Base Rate Loans or Canadian Prime Rate Loans, not later than 10:00 a.m., Calgary time, one Banking Day prior to the requested date of the proposed borrowing and (z) in the case of a Borrowing comprised of Canadian Bankers’ Acceptances, not later than 9:00 a.m., Calgary time, on the requested date of the proposed Borrowing.  Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a)                                 the aggregate amount of such Revolving Borrowing;

(b)                                 the requested date of such Revolving Borrowing, which shall be a Business Day (with respect to US Borrowings) or a Banking Day (with respect to Canadian Borrowings);

(c)                                  whether such Revolving Borrowing is to be (i) with respect US Borrowings, for US ABR Loans or US Eurodollar Loans and (ii) with respect to Canadian Borrowings, (x) Canadian US$-Denominated Base Rate Loans or Canadian US$ Libor Loans, denominated in US Dollars, or (y) Canadian Prime Rate Loans or Canadian Bankers’ Acceptances, denominated in Canadian Dollars;

(d)                                 in the case of US Eurodollar Loans and Canadian US$ Libor Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e)                                  the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(d); and

(f)                                   that the conditions set forth in Sections 5.02(b)-(d) have been satisfied as of the date of the Borrowing Request.

If no election as to the denomination or Type of Loans is specified, then the requested Revolving Borrowing shall be deemed to be for US Eurodollar Loans (in the case of a Borrowing Request submitted by US Borrower) or Canadian US$ Libor Loans (in the case of a Borrowing Request submitted by Canadian Borrower), in each case, with an Interest Period of one month’s duration.  If no Interest Period is specified with respect to any requested US Eurodollar Loan or Canadian US$ Libor Loan, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a US Borrowing Request, in accordance with this Section 2.03, the Administrative Agent shall advise the US Lenders of the details thereof and of the amount of such US Lender’s Pro Rata Percentage of the US Loans to be made as part of the requested Borrowing.

Section 2.04                            Evidence of Debt; Repayment of Loans.

(a)                                 Promise to Repay.

(i)                                     US Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each US Revolving Lender, the then unpaid principal amount outstanding of each US Revolving Loan of such US Revolving Lender on the Maturity Date and (B) to each Swingline Lender, the then unpaid principal amount outstanding of each Swingline Loan made by it on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a US Revolving Borrowing is made, US Borrower shall repay the unpaid principal amount of all

Swingline Loans that were outstanding on the date such US Revolving Borrowing was requested.  All payments or repayments of US Loans shall be made in US Dollars.

(ii)                                  Canadian Borrower hereby unconditionally promises to pay to the Canadian Lender the then unpaid principal amount outstanding of each Canadian Revolving Loan of the Canadian Lender on the Maturity Date.  All payments or repayments of Canadian Loans shall be made in currency in which such Canadian Loan is denominated.

(b)                                 Lender and Administrative Agent Records.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of any Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain records including (i) the amount of each US Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from US Borrower to each US Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the US Lenders and each US Lender’s share thereof.  The entries made in the records maintained by the Administrative Agent and each Lender pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.  In the event of any conflict between the records maintained by any US Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.  After a request by the applicable Borrower, the Administrative Agent or the Canadian Lender, as applicable, shall promptly advise such Borrower of such entries made in such records.

(c)                                  Promissory Notes.  Any US Lender by written notice to US Borrower (with a copy to the Administrative Agent) may request that US Loans of any Class made by it to US Borrower be evidenced by a US Note.  In such event, US Borrower shall prepare, execute and deliver to such US Lender a US Note payable to such US Lender or its registered assigns in the form of Exhibit F-1 or F-2, as the case may be.  Thereafter, the US Loans evidenced by such US Note and interest thereon shall at all times (including after assignment pursuant to Section 14.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

Section 2.05                            Fees.

(a)                                 Commitment Fee.

(i)                                     US Borrower agrees to pay to the Administrative Agent for the account of each US Lender a commitment fee (the “US Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of each US Commitment of such US Lender during the period from and including the date hereof to but excluding the date on which such US Commitment terminates.  Accrued US Commitment Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (ii) on the date on which such US Commitment terminates.  US Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing US Commitment Fees with respect to US Revolving Commitments, a US Revolving Commitment of a US Lender shall be deemed to be used to the extent of the outstanding US Revolving Loans of such US Lender (and the Swingline Exposure of such US Lender shall be disregarded for such purpose).  The US Commitment Fee shall be paid on the dates due, in immediately available funds in US Dollars, to the Administrative Agent for distribution, if and as appropriate, among the US Lenders.

(ii)                                  Canadian Borrower agrees to pay to the Canadian Lender a commitment fee (the “Canadian Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of the Canadian Lender’s Canadian Commitment during the period from and including the date hereof to but excluding the date on which such Canadian Commitment terminates.  Accrued Canadian Commitment Fees shall be payable in arrears (i) on the last Banking Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (ii) on the date on which such Canadian Commitment terminates.  Canadian Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The Canadian Commitment Fee shall be paid on the dates due, in immediately available funds in US Dollars.

(b)                                 Administrative Agent Fees.  US Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between US Borrower and the Administrative Agent (the “Administrative Agent Fee”).

(c)                                  Once paid, none of the Fees shall be refundable under any circumstances except with respect to Administrative Agent Fees, as otherwise agreed in writing by the Administrative Agent and US Borrower.

Section 2.06                            Interest on Loans.

(a)                                 US ABR Loans.  Subject to the provisions of Section 2.06(f), each Revolving Loan, during the period such Revolving Loan is a US ABR Loan, and each Swingline Loan, shall bear interest at a rate per annum equal to the US Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time.

(b)                                 US Eurodollar Loans.  Subject to the provisions of Section 2.06(f), each Revolving Loan, during the period such Revolving Loan is a US Eurodollar Loan, shall bear interest at a rate per annum equal at all times during each Interest Period for such Revolving Loan to the US Adjusted LIBOR Rate in effect therefor plus the Applicable Margin in effect from time to time.

(c)                                  Canadian US$-Denominated Base Rate Loans.  Subject to the provisions of Section 2.06(f), each Revolving Loan, during the period such Revolving Loan is a Canadian US$-Denominated Base Rate Loan, shall bear interest at a rate per annum equal to the Canadian US$-Dollar Denominated Base Rate in effect from time to time plus the Applicable Margin in effect from time to time.

(d)                                 Canadian US$ Libor Loans.  Subject to the provisions of Section 2.06(f), each Revolving Loan, during the period such Revolving Loan is a Canadian US$ Libor Loan, shall bear interest at a rate per annum equal at all times during each Interest Period for such Revolving Loan to the Canadian US$ Libor Rate in effect therefor plus the Applicable Margin in effect from time to time.

(e)                                  Canadian Prime Rate Loans.  Subject to the provisions of Section 2.06(f), each Canadian Prime Rate Loan, during the period such Revolving Loan is a Canadian Prime Rate Loan, shall bear interest at a rate per annum equal to the Canadian Prime Rate in effect therefor plus the Applicable Margin in effect from time to time.

(f)                                   Default Rate.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such amount shall thereafter, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) (A) in the case of any other outstanding amount that constitutes US Obligations, 2% plus the rate applicable to US ABR Loans as provided in Section 2.06(a) and (B) in the case of any other outstanding amount that constitutes Canadian Obligations, 2% plus the rate applicable to Canadian Prime Rate Loans as provided in Section 2.06(e) (in either case, the “Default Rate”).

(g)                                  Interest Payment Dates.  Accrued interest on each Loan shall be payable by the applicable Borrower in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(f) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a US ABR Loan, Canadian Prime Rate Loan or a Swingline Loan without a permanent reduction in the applicable Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any US Eurodollar Loan or Canadian US$ Libor Loan prior to the end of the current Interest Period therefor, accrued interest on such US Eurodollar Loan or Canadian US$ Libor Loan, as applicable, shall be payable on the effective date of such conversion.

(h)                                 Interest Calculation.  With respect to US Borrowings, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the US Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable US Alternate Base Rate or US Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(i)                                     Canadian Interest Provisions.  The following provisions apply solely with respect to Canadian Borrowings:

(i)                                     Interest on Canadian Prime Rate Loans.  Interest on Canadian Prime Rate Loans shall be calculated on the principal amount of the Canadian Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days.  Changes in such interest rate shall cause an immediate adjustment of the interest rate applicable to such Canadian Loans without the necessity of any notice to Canadian Borrower.

(ii)                                  Interest on Canadian US$-Denominated Base Rate Loans.  Interest on Canadian US$-Denominated Base Rate Loans shall be calculated on the principal amount of the Canadian US$-Denominated U.S. Base Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days.  Changes in such interest rate shall cause an immediate adjustment of the interest rate applicable to such Canadian Loans without the necessity of any notice to Canadian Borrower.

(iii)                               Interest on Canadian US$ Libor Loans.  Interest on Canadian US$ Libor Loans shall be calculated on the principal amount of the Canadian US$ Libor Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

(iv)                              Interest Act (Canada); Conversion of 360-Day Rates.  Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year (the

“deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or other rate shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest or other rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.  Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 days, such rate of interest or other rate shall be expressed as a rate per annum, calculated on the basis of a 365 day year, by multiplying such rate of interest or other rate by 365 and dividing it by 360.

(v)                                 Nominal Rates; No Deemed Reinvestment.  The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

(vi)                              Waiver.  To the extent permitted by applicable law, the covenant of Canadian Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of Canadian Borrower to the Canadian Lender and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by Canadian Borrower.

(j)                                    Currency for Payment of Interest.  All interest paid or payable on Loans hereunder shall be paid in the currency in which such Loan is denominated.

Section 2.07                            Canadian Bankers’ Acceptances.

(a)                                 Canadian Bankers’ Acceptances.  Canadian Borrower may give the Canadian Lender notice that Canadian Bankers’ Acceptances will be required hereunder.

(b)                                 Fees.  Upon the acceptance by the Canadian Lender of a Canadian Bankers’ Acceptance, Canadian Borrower shall pay to such Canadian Lender a fee in Canadian Dollars equal to the Canadian BA Stamping Rate in respect of Canadian Bankers’ Acceptances calculated on the principal amount at maturity of such Canadian Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Canadian Bankers’ Acceptance and calculated on the basis of the number of days elapsed in a year of 365 days.

(c)                                  Form and Execution of Canadian Bankers’ Acceptances.  The following provisions shall apply to each Canadian Bankers’ Acceptance hereunder:

(i)                                     the face amount at maturity of each draft drawn by Canadian Borrower to be accepted as a Canadian Bankers’ Acceptance shall be Cdn$1,000,000 and integral multiples of Cdn$500,000;

(ii)                                  the term to maturity of each draft drawn by Canadian Borrower to be accepted as a Canadian Bankers’ Acceptance shall, subject to market availability as determined by the Canadian Lender, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by the Canadian Lender, subject to market availability), as selected by Canadian Borrower in the relevant Canadian Borrowing Request, and each Canadian Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by Canadian Borrower for such

Canadian Bankers’ Acceptance (which, for certainty, pursuant to the definition of “Interest Period” shall be on or prior to the Maturity Date);

(iii)                               each draft drawn by Canadian Borrower and presented for acceptance by the Canadian Lender shall be drawn on the standard form of the Canadian Lender in effect at the time;

(iv)                              subject to Section 2.07(c)(v) below, Canadian Bankers’ Acceptances shall be signed by duly authorized officers of Canadian Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Canadian Bankers’ Acceptances bearing such facsimile signatures shall be binding on Canadian Borrower as if they had been manually executed and delivered by such officers on behalf of Canadian Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Canadian Bankers’ Acceptance may no longer be an authorized signatory for Canadian Borrower on the date of issuance of a Canadian Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Canadian Bankers’ Acceptance shall be binding on Canadian Borrower; and

(v)                                 in lieu of signing Canadian Bankers’ Acceptances in accordance with Section 2.07(c)(iv) above, Canadian Borrower may provide a Power of Attorney to the Canadian Lender; for so long as a Power of Attorney is in force with respect to the Canadian Lender, the Canadian Lender shall execute and deliver Canadian Bankers’ Acceptances on behalf of Canadian Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by Canadian Borrower, Canadian Bankers’ Acceptances executed by Canadian Borrower or similar expressions shall be deemed to include Canadian Bankers’ Acceptances executed in accordance with a Power of Attorney, unless the context otherwise requires.

(d)                                 Canadian Power of Attorney; Provision of Canadian Bankers’ Acceptances to Canadian Lender.

(i)                                     Unless revoked in accordance herewith, Canadian Borrower hereby appoints the Canadian Lender, acting by any authorized signatory of the Canadian Lender in question, the attorney of Canadian Borrower:

(A)                               to sign for and on behalf and in the name of Canadian Borrower as drawer, drafts in the Canadian Lender’s standard form (or, if applicable, generic forms required by the Canadian Lender pursuant to Section 2.07(c)(iii)) which are depository bills as defined in the Depository Bills and Notes Act (Canada) (the “DBNA”), payable to a “clearing house” (as defined in the DBNA) including The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(B)                               for drafts which are not depository bills, to sign for and on behalf and in the name of Canadian Borrower as drawer and to endorse on its behalf, Canadian Bankers’ Acceptances drawn on the Canadian Lender payable to the order of Canadian Borrower or payable to the order of the Canadian Lender;

(C)                               to fill in the amount, date and maturity date of such Canadian Bankers’ Acceptances; and

(D)                               to deposit and/or deliver such Canadian Bankers’ Acceptances which have been accepted by the Canadian Lender,

provided that such acts in each case are to be undertaken by the Canadian Lender strictly in accordance with instructions given to the Canadian Lender by Canadian Borrower as provided in this Section.  For certainty, signatures of any authorized signatory of the Canadian Lender may be mechanically reproduced in facsimile on Canadian Bankers’ Acceptances in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of the Canadian Lender.

Instructions from Canadian Borrower to the Canadian Lender relating to the execution, completion, endorsement, deposit or delivery by the Canadian Lender on behalf of Canadian Borrower of Canadian Bankers’ Acceptances which Canadian Borrower wishes to submit to the Canadian Lender for acceptance by the Canadian Lender shall be communicated by Canadian Borrower in writing to the Canadian Lender by delivery to the Canadian Lender of Canadian Borrowing Requests in accordance with this Agreement.

The communication in writing to the Canadian Lender of the instructions set out in the Canadian Borrowing Requests referred to above shall constitute (a) the authorization and instruction of Canadian Borrower to the Canadian Lender to sign for and on behalf and in the name of Canadian Borrower as drawer the requested Canadian Bankers’ Acceptances and to complete or endorse Canadian Bankers’ Acceptances in accordance with such information as set out above and (b) the request of Canadian Borrower to the Canadian Lender to accept such Canadian Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions.  Canadian Borrower acknowledges that the Canadian Lender shall not be obligated to accept any such Canadian Bankers’ Acceptances except in accordance with the provisions of this Agreement.

The Canadian Lender shall be and it is hereby authorized to act on behalf of Canadian Borrower upon and in compliance with instructions communicated to the Canadian Lender as provided herein if the Canadian Lender reasonably believes such instructions to be genuine.  The Canadian Lender’s actions in compliance with such instructions shall be conclusively deemed to have been in accordance with the instructions of Canadian Borrower.

This power of attorney may be revoked by Canadian Borrower at any time upon not less than 5 Banking Days’ prior written notice served upon the Canadian Lender, provided that no such revocation shall reduce, limit or otherwise affect the obligations of Canadian Borrower in respect of any Canadian Bankers’ Acceptance executed, completed, endorsed, deposited or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(ii)                                  Unless Canadian Borrower has provided the Canadian Power of Attorney to the Canadian Lender, to facilitate Canadian Borrowings of Canadian Bankers’ Acceptances, Canadian Borrower shall from time to time as required by the Canadian Lender, provide to the Canadian Lender drafts drawn in blank by Canadian Borrower in quantities sufficient for the Canadian Lender to fulfill its obligations hereunder.  Any such pre-signed drafts which are delivered by Canadian Borrower to the Canadian Lender shall be held in safekeeping by the Canadian Lender with the same degree of care as if they were the Canadian Lender’s property, and shall only be dealt with by the Canadian Lender in accordance herewith.  The Canadian Lender shall not be responsible or liable for its failure to make any Canadian Borrowing of Canadian Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of Canadian Borrower to provide such pre-signed drafts to the Canadian Lender on a timely basis.

(iii)                               By 10:00 a.m., Calgary time, on the applicable date of Borrowing, Canadian Borrower shall (a) either deliver to the Canadian Lender in Toronto, or, if previously delivered, be deemed to have authorized the Canadian Lender to complete and accept, or (b) where Canadian Borrower has previously executed and delivered a Canadian Power of Attorney to the Canadian Lender, be deemed to have authorized the Canadian Lender to sign on behalf of Canadian Borrower, complete and accept, drafts drawn by Canadian Borrower on the Canadian Lender in a principal amount at maturity equal to the Canadian Bankers’ Acceptances specified by Canadian Borrower in the relevant Canadian Borrowing Request.

(e)                                  Completion and Delivery to Purchasers.  By no later than 9:00 a.m., Calgary time, on each date of Borrowing involving the issuance of Canadian Bankers’ Acceptances, Canadian Borrower shall provide the Canadian Lender with a written notice detailing the purchasers of Canadian Bankers’ Acceptances on such date, the amount (and, if applicable, the denominations) of Canadian Bankers’ Acceptances to be issued to each such purchaser and the Discount Proceeds to be received from each purchaser for such Canadian Bankers’ Acceptances.  The Canadian Lender shall complete and accept the Canadian Bankers’ Acceptances in accordance with such written notice and shall transfer to the specified purchasers the Canadian Bankers’ Acceptances.  In the case of a Borrowing, on receipt of the Discount Proceeds the Canadian Lender shall remit such funds (net of the acceptance fees to which the Canadian Lender is entitled pursuant to Section 2.07(b)) to Canadian Borrower.  The Canadian Lender shall not complete, issue or deliver any Canadian Bankers’ Acceptance except in accordance with the written instructions of Canadian Borrower given in the relevant Canadian Borrowing Request, and the written notice referred to above.  Canadian Borrower may elect to cause the Canadian Lender to purchase Canadian Bankers’ Acceptance at a discount rate equal to the lesser of (i) the discount rate then applicable to bankers’ acceptances generally accepted by the Canadian Lender in the bankers’ acceptance market and (ii) the CDOR Rate plus 0.10% per annum.  The Canadian Lender shall remit the Discount Proceeds of Canadian Bankers’ Acceptances it purchases (net of the acceptance fees to which the Canadian Lender is entitled pursuant to Section 2.07(b)) to Canadian Borrower.

(f)                                   Rollover, Conversion or Payment on Maturity.  In anticipation of the maturity of Canadian Bankers’ Acceptances, Canadian Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Canadian Bankers’ Acceptances:

(i)                                     (A) deliver to the Canadian Lender a Canadian Borrowing Request that Canadian Borrower intends to draw and present for acceptance on the maturity date new Canadian Bankers’ Acceptances in an aggregate face amount up to the aggregate amount of the maturing Canadian Bankers’ Acceptances and (B) on the maturity date pay to the Canadian Lender an additional amount equal to the difference between the aggregate face amount of the maturing Canadian Bankers’ Acceptances and the Discount Proceeds of such new Canadian Bankers’ Acceptances;

(ii)                                  (A) deliver to the Canadian Lender an Interest Election Request requesting a conversion of the maturing Canadian Bankers’ Acceptances to another type of Canadian Loan and (B) on the maturity date pay to the Canadian Lender an amount equal to the difference, if any, between the aggregate face amount of the maturing Canadian Bankers’ Acceptances and the amount of the Canadian Loans into which conversion is requested; or

(iii)                               on the maturity date of the maturing Canadian Bankers’ Acceptances, pay to the Canadian Lender an amount equal to the aggregate face amount of such Canadian Bankers’ Acceptances.

If Canadian Borrower fails to so notify the Canadian Lender or make such payments on maturity, the Canadian Lender shall effect a conversion into a Canadian Prime Rate Loan of the entire amount of such maturing Canadian Bankers’ Acceptances as if a Canadian Borrowing Request had been given by Canadian Borrower to the Canadian Lender to that effect.

(g)                                  Restriction on Rollovers and Conversions.  Subject to the other provisions hereof, conversions and rollovers of Canadian Bankers’ Acceptances may only occur on the maturity date thereof.

(h)                                 Rollovers.  In order to satisfy the continuing liability of Canadian Borrower to the Canadian Lender for the face amount of maturing Canadian Bankers’ Acceptances accepted by the Canadian Lender, the Canadian Lender shall receive and retain for its own account the Discount Proceeds of new Canadian Bankers’ Acceptances issued on a rollover, and Canadian Borrower shall on the maturity date of the Canadian Bankers’ Acceptances being rolled over pay to the Canadian Lender an amount equal to the difference between the face amount of the maturing Canadian Bankers’ Acceptances and the Discount Proceeds from the new Canadian Bankers’ Acceptances together with the acceptance fees to which the Canadian Lender is entitled pursuant to Section 2.07(b).

(i)                                     Conversion into Canadian Bankers’ Acceptances.  In respect of conversions into Canadian Bankers’ Acceptances, in order to satisfy the continuing liability of Canadian Borrower to the Canadian Lender for the amount of the converted Loan, the Canadian Lender shall receive and retain for its own account the Discount Proceeds of the Canadian Bankers’ Acceptances issued upon such Conversion, and Canadian Borrower shall on the Conversion Date pay to the Canadian Lender an amount equal to the difference between the principal amount of the converted Loan and the aggregate Discount Proceeds from the Canadian Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the Canadian Lender is entitled pursuant to Section 2.07(b).

(j)                                    Conversion from Canadian Bankers’ Acceptances.  In order to satisfy the continuing liability of Canadian Borrower to the Canadian Lender for an amount equal to the aggregate face amount of the maturing Canadian Bankers’ Acceptances converted to another type of Canadian Loan, the Canadian Lender shall record the obligation of Canadian Borrower to the Canadian Lender as a Canadian Loan of the type into which such continuing liability has been converted.

(k)                                 Canadian Borrower Acknowledgements.  Canadian Borrower hereby agrees that it shall make its own arrangements for the marketing and sale of the Canadian Bankers’ Acceptances to be issued hereunder and that the Canadian Lender shall have no obligation nor be responsible in that regard.  Canadian Borrower further acknowledges and agrees that the availability of purchasers for Canadian Bankers’ Acceptances requested to be issued hereunder, as well as all risks relating to the purchasers thereof, are its own risk.

Section 2.08                            Termination and Reduction of Commitments.

(a)                                 Termination of Commitments.  The Revolving Commitments and the Swingline Commitment shall automatically terminate on the Maturity Date.

(b)                                 Optional Terminations and Reductions.

(i)                                     At its option, US Borrower may at any time terminate, or from time to time permanently reduce, the US Commitments of any Class; provided that (A) each reduction of the US Commitments of any Class shall be in an amount that is an integral multiple of US$1.0 million and not less than US$5.0 million and (B) the US Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the US Revolving Loans in accordance with Section 2.10, the aggregate amount of US Revolving Exposures would exceed the aggregate amount of US Revolving Commitments.

(ii)                                  At its option, Canadian Borrower may at any time terminate, or from time to time permanently reduce, the Canadian Commitments; provided that (A) each reduction of the Canadian Commitments shall be in an amount not less than US$1.0 million and integral multiples thereof and (B) the Canadian Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Canadian Revolving Loans in accordance with Section 2.10, the aggregate amount of Canadian Revolving Exposures would exceed the aggregate amount of Canadian Revolving Commitments.

(c)                                  Borrower Notice.  The applicable Borrower shall notify in writing the Administrative Agent or the Canadian Lender, as applicable, of any election to terminate or reduce the Revolving Commitments under Section 2.08(b) at least three Business Days (in the case of US Revolving Commitments) and three Banking Days (in the case of Canadian Revolving Commitments) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice with respect to US Revolving Commitments, the Administrative Agent shall advise the US Lenders of the contents thereof.  Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any of the Commitments delivered by such Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent, who promptly agrees to provide a copy of such notice to the US Lenders, or the Canadian Lender on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of any of the Commitments shall be permanent.  Each reduction of the US Revolving Commitments shall be made ratably among the US Revolving Lenders in accordance with their respective US Revolving Commitments.

Section 2.09                            Interest Elections.

(a)                                 Generally.  Each Revolving Borrowing initially shall be of the Type specified by the applicable Borrower in the applicable Borrowing Request and, in the case of a US Eurodollar Borrowing or a Canadian US$ Libor Loan, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the applicable Borrower may elect to convert all or a portion of such Borrowing to a different Type or to continue all or a portion of such Borrowing and, in the case of a US Eurodollar Borrowing or a Canadian US$ Libor Loan, may elect Interest Periods therefor, all as provided in this Section 2.09.  Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding anything to the contrary, US Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than fifteen (15) US Eurodollar Borrowings outstanding hereunder at any one time.  This Section 2.09 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 Interest Election Notice.  To make an election pursuant to this Section 2.09, the applicable Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Administrative Agent or the Canadian Lender, as applicable, not later than the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting Loans of the Type resulting from such election to be made on the effective date of such election.  Each Interest Election Request shall be irrevocable.  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, the allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii), (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day (with respect to US Borrowings) and a Banking Day (with respect to Canadian Borrowings);

(iii)                               whether the resulting Borrowing is to be (i) with respect to US Borrowings, a US ABR Borrowing or a US Eurodollar Borrowing and (ii) with respect to Canadian Borrowings, (x) a Canadian US$-Denominated Base Rate Borrowing or a Canadian US$ Libor Borrowing, denominated in US Dollars, or (y) Canadian Prime Rate Borrowing or Canadian Bankers’ Acceptances, denominated in Canadian Dollars;

(iv)                              if the resulting Borrowing is a US Eurodollar Borrowing or Canadian US$ Libor Loan, as applicable, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a US Eurodollar Borrowing or Canadian US$ Libor Loan but does not specify an Interest Period, then applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each US Lender of the details thereof and of such US Lender’s pro rata portion of each resulting Borrowing.

(c)                                  Automatic Conversion.  If an Interest Election Request with respect to a US Eurodollar Borrowing or Canadian US$ Libor Loan is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a US Eurodollar Borrowing or Canadian US$ Libor Loan, respectively, in each case, with an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing (i) with respect to US Borrowings, the Administrative Agent or the US Required Lenders may require, by notice to US Borrower, that (A) no outstanding Borrowing may be converted to or continued as a US Eurodollar Borrowing and (B) unless repaid, each US Eurodollar Borrowing shall be converted to a US ABR Borrowing at the end of the Interest Period applicable thereto and (ii) with respect to Canadian Borrowings, the Canadian Lender may require, by notice to Canadian Borrower, that (A) no outstanding Borrowing may be converted to or continued as a Canadian US$ Libor Borrowing and (B) unless repaid, each Canadian US$ Libor Borrowing shall be converted to a US$-Denominated Base Rate Loan at the end of the Interest Period applicable thereto.

Section 2.10         Optional and Mandatory Prepayments of Loans.

(a)           Optional Prepayments.  Each  Borrower shall have the right at any time and from time to time to prepay any applicable Borrowing, in whole or in part, without premium or penalty subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in a minimum amount equal to the lesser of (i) the minimum amount required pursuant to Section 2.02(b) for Borrowings of the Type of Loan to be repaid and (ii) such lesser amount as needed to prepay the entire outstanding principal amount of such Borrowing.

(b)           Revolving Loan Prepayments.

(i)            In the event of (A) the termination of all the US Revolving Commitments, US Borrower shall, on the date of such termination, repay or prepay all outstanding US Revolving Borrowings and all outstanding Swingline Loans and (B) the termination of all the Canadian Revolving Commitments, Canadian Borrower shall, on the date of such termination, repay or prepay all outstanding Canadian Revolving Borrowings.

(ii)           In the event of (A) any partial reduction of the US Revolving Commitments, then (1) at or prior to the effective date of such reduction, the Administrative Agent shall notify US Borrower and the US Revolving Lenders of the sum of the US Revolving Exposures after giving effect thereto and (2) if the sum of the US Revolving Exposures would exceed the aggregate amount of US Revolving Commitments after giving effect to such reduction, then US Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans and second, repay or prepay US Revolving Borrowings, in an aggregate amount sufficient to eliminate such excess and (B) any partial reduction of the Canadian Revolving Commitments, then (1) at or prior to the effective date of such reduction, the Canadian Lender shall notify Canadian Borrower of the sum of the Canadian Revolving Exposures after giving effect thereto and (2) if the sum of the Canadian Revolving Exposures would exceed the aggregate amount of Canadian Revolving Commitments after giving effect to such reduction, then Canadian Borrower shall, on the date of such reduction, repay or prepay Canadian Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.

(iii)          In the event that the sum of all US Lenders’ US Revolving Exposures exceeds the US Revolving Commitments then in effect, US Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans and second, repay or prepay US Revolving Borrowings (in whole or in part), in an aggregate amount sufficient to eliminate such excess.

(iv)          (A) In the event that the Canadian Lender’s Canadian Revolving Exposure exceeds the Canadian Revolving Commitments then in effect (such excess, the “Canadian Currency Excess”), then, upon written request by the Canadian Lender (which request shall detail the applicable Canadian Currency Excess), Canadian Borrower shall repay an amount of Canadian Prime Rate Loans or Canadian US$-Denominated Base Rate Loans made to Canadian Borrower hereunder within (1) if the Canadian Currency Excess exceeds Cdn$1,000,000, five Banking Days, and (2) in all other cases, twenty Banking Days after receipt of such request, such that, except as otherwise contemplated in the immediately succeeding clause (B), the Equivalent Amount in Canadian Dollars of such repayments is, in the aggregate, at least equal to the Canadian Currency Excess.

(B)          If, in respect of any Canadian Currency Excess as at the applicable date, the repayments made by Canadian Borrower have not completely removed such Canadian Currency Excess (the remainder thereof being herein called the “Canadian Currency Excess Deficiency”), Canadian Borrower shall within the aforementioned five or twenty Banking Days, as the case may be, after receipt of the aforementioned request of the Canadian Lender, place an amount equal to the Canadian Currency Excess Deficiency on deposit with the Canadian Lender in an interest bearing account in Canadian Borrower’s name with interest at rates prevailing at the time of deposit for the account of Canadian Borrower, to be assigned to the Canadian Lender by instrument reasonably satisfactory to the Canadian Lender and to be applied to maturing Canadian Bankers’ Acceptances or Canadian US$ Libor Loans made to Canadian Borrower hereunder (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Canadian Lender is hereby irrevocably directed by Canadian Borrower to apply any such sums on deposit to maturing Canadian Loans as provided in the preceding sentence. In lieu of providing funds for the Canadian Currency Excess Deficiency, as provided in the preceding provisions of this Section, Canadian Borrower may within the said period of five or twenty Banking Days, as the case may be, provide to the Canadian Lender an irrevocable standby letter of credit in an amount equal to the Canadian Currency Excess Deficiency and for a term which expires not sooner than ten Banking Days after the date of maturity of the relevant Bankers’ Acceptances or Canadian US$ Libor Loans, as the case may be; such letter of credit shall be issued by a financial institution, and shall be on terms and conditions, acceptable to the Canadian Lender in its sole discretion. The Canadian Lender is hereby authorized and directed to draw upon such letter of credit and apply the proceeds of the same to Canadian Bankers’ Acceptances or Canadian US$ Libor Loans as they mature. Upon the Canadian Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Canadian Default or Canadian Event of Default is then continuing, such funds on deposit, together with interest thereon, or such letters of credit shall be returned to Canadian Borrower, in the case of funds on deposit, or shall be cancelled or reduced in amount, in the case of letters of credit.

(v)           In the event that the aggregate Swingline Exposure exceeds the Swingline Commitment then in effect, US Borrower shall, without notice or demand, immediately repay or prepay Swingline Loans in an aggregate amount sufficient to eliminate such excess.

(c)           Application of Prepayments.  Prior to any optional or mandatory prepayment hereunder, the applicable Borrower shall select the applicable Borrowing or Borrowings to be prepaid in whole or in part and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(d), subject to the provisions of this Section 2.10(c).

(d)           Notice of Prepayment.

(i)            US Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (A) in the case of prepayment of a US Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (B) in the case of prepayment of a US ABR Borrowing, not later than 11:00 a.m., New York City time, on the same Business Day as the date of prepayment and (C) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment.

(ii)           Canadian Borrower shall notify the Canadian Lender by written notice of any prepayment hereunder (A) in the case of prepayment of a Canadian US$ Libor Borrowing, not later than 11:00 a.m., Calgary time, three Banking Days before the date of prepayment, (B) in the case of prepayment of Canadian Prime Rate Loans or a Canadian US$-Denominated Base Rate Borrowing, not later than 10:00 a.m., Calgary time, one Banking Day before the date of prepayment and (C) in the case of prepayment of a Canadian Bankers’ Acceptance, not later than 8:00 a.m., Calgary time, on the date of prepayment; provided, however, that a Canadian Bankers’ Acceptance may only be repaid on its maturity date unless cash collateralized in accordance with Section 2.10(e).

(iii)          Each such notice shall be irrevocable; provided that a notice of prepayment delivered by any Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent or the Canadian Lender, as applicable, on or prior to the specified prepayment date) if such condition is not satisfied.  Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice with respect to US Borrowings (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the US Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10.  Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 2.06 and any breakage payments to the extent required by Section 2.16.

(e)           With respect to any repayment of unmatured Canadian Bankers’ Acceptances pursuant to Section 2.10(d)(ii) or otherwise hereunder, it is agreed that Canadian Borrower shall provide for the funding in full of the unmatured Canadian Bankers’ Acceptances to be repaid by paying to and depositing with the applicable Canadian Lender cash collateral for each such unmatured Canadian Bankers’ Acceptances equal to the face amount payable at maturity thereof. The Canadian Lender shall hold such cash collateral in an interest bearing cash collateral account at rates prevailing at the time of deposit for similar accounts with the Canadian Lender; such cash collateral, such cash collateral account, any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and any proceeds of any of the foregoing (collectively, the “Outstanding BAs Collateral”) shall be assigned to the Canadian Lender as security for the Canadian Obligations of Canadian Borrower in relation to such Canadian Bankers’ Acceptances and the Lien of the Canadian Lender created in such Outstanding BAs Collateral shall rank in priority to all other Liens and adverse claims against such Outstanding BAs Collateral. Such Outstanding BAs Collateral shall be applied to satisfy the obligations of Canadian Borrower for such Canadian Bankers’ Acceptances as they mature and the Canadian Lender is hereby irrevocably directed by Canadian Borrower to apply any such Outstanding BAs Collateral to such maturing Canadian Bankers’ Acceptances. The Outstanding BAs Collateral created herein shall not be released to Canadian Borrower without the consent of the Canadian Lender; however, interest on such deposited amounts shall be for the account of Canadian Borrower and may be withdrawn by Canadian Borrower so long as no Canadian Event of Default is then continuing. If, after maturity of the Canadian Bankers’ Acceptances for which such Outstanding BAs Collateral is held and application by the Canadian Lender of the Outstanding BAs Collateral to satisfy the Canadian Obligations of Canadian Borrower hereunder with respect to the Canadian Bankers’ Acceptances being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Canadian Lender to Canadian Borrower so long as no Canadian Event of Default is then continuing.

Section 2.11         Alternate Rate of Interest.

(a)           If prior to the commencement of any Interest Period for a US Eurodollar Borrowing:

(i)            the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the US Adjusted LIBOR Rate for such Interest Period; or

(ii)           the Administrative Agent determines or is advised in writing by the US Required Lenders that the US Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such US Lenders of making or maintaining their US Loans included in such US Eurodollar Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to US Borrower and the US Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies US Borrower and the US Lenders that the circumstances giving rise to such notice no longer exist, (i) any US Eurodollar Borrowing requested to be made on the first day of such Interest Period shall be made as a US Market Disruption Loan, (ii) any US Borrowing that was to have been converted on the first day of such Interest Period to a US Eurodollar Borrowing shall be continued as a US Market Disruption Loan and (iii) any outstanding US Eurodollar Borrowing shall be converted, on the last day of the then-current Interest Period if occurring during the period the circumstances in clause (i) or (ii) above remain in effect, to a US Market Disruption Loan.

(b)           In the event that at any time subsequent to the delivery of a Canadian Borrowing Request with regard to any requested Canadian US$ Libor Loan, but before the date of such Canadian Borrowing, the Canadian Lender (acting reasonably) makes a determination, which shall be conclusive and binding upon Canadian Borrower, absent manifest error, that: (a) by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested Canadian US$ Libor Loan during the ensuing Interest Period selected; (b) the making or continuing of the requested Canadian US$ Libor Loan by the Canadian Lender has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or (c) the Canadian US$ Libor Rate shall no longer represent the effective cost to the Canadian Lender of United States Dollar deposits in such market for the relevant Interest Period, then the Canadian Lender shall give notice thereof to Canadian Borrower as soon as possible after such determination and Canadian Borrower shall, within one Banking Day after receipt of such notice and in replacement of such Canadian Borrowing Request previously given by Canadian Borrower, give the Canadian Lender a Canadian Borrowing Request which specifies another Canadian Borrowing in any other form of Canadian Loan which would not be affected by the notice from the Canadian Lender pursuant to this Section 2.11.  In the event Canadian Borrower fails to give, if applicable, a valid replacement Canadian Borrowing Request, (x) with respect to any such Canadian Borrowing originally requested by Canadian Borrower by way of a Canadian US$ Libor Loan, Canadian Borrower shall be deemed to have instead requested a Canadian Borrowing by way of a Canadian US$-Denominated Base Rate Loan in the amount originally specified and (y) with respect to any such maturing Canadian US$ Libor Loan, such Loan shall be converted on the last day of the applicable Interest Period into Canadian US$-Denominated Base Rate Loans, in each case,  as if a Canadian

Borrowing Request had been given to the Canadian Lender by Canadian Borrower pursuant to the provisions hereof.

Section 2.12         Market Disruption Respecting Canadian Bankers’ Acceptances.

(a)           If the Canadian Lender makes a determination in good faith and acting reasonably, which determination shall be conclusive and binding upon Canadian Borrower, and notifies Canadian Borrower, that (a) there no longer exists an active market for bankers’ acceptances accepted by the Canadian Lender or (b) the CDOR Rate plus 10 bps will not or does not accurately reflect the discount rate which would be applicable to a sale of Canadian Bankers’ Acceptances accepted by the Canadian Lender in the market, then: (a) the right of Canadian Borrower to request Canadian Bankers’ Acceptances shall be suspended until the Canadian Lender determines that the circumstances causing such suspension no longer exist, and so notifies Canadian Borrower; (b) any outstanding Canadian Borrowing Request requesting a Loan by way of Canadian Bankers’ Acceptances shall be deemed to be a Canadian Borrowing Request requesting a Canadian Loan by way of Canadian Prime Rate Loans in the amount specified in the original Canadian Borrowing Request; (c) any outstanding Canadian Borrowing Request requesting a conversion of a Canadian Loan by way of Canadian US$-Denominated Base Rate Loans or Canadian US$ Libor Loans into a Canadian Loan by way of Canadian Bankers’ Acceptances shall be deemed to be a Canadian Borrowing Request requesting a conversion of such Canadian Loan into a Canadian Loan by way of Canadian Prime Rate Loans; and (d) any outstanding Canadian Borrowing Request requesting a rollover of a Canadian Loan by way of Canadian Bankers’ Acceptances shall be deemed to be a Canadian Borrowing Request requesting a conversion of such Canadian Loans into a Canadian Loan by way of Canadian Prime Rate Loans. The Canadian Lender shall promptly notify Canadian Borrower of any suspension of Canadian Borrower’s right to request the Canadian Bankers’ Acceptances and of any termination of any such suspension.

Section 2.13         US Yield Protection.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any US Lender (except any reserve requirement reflected in the US Adjusted LIBOR Rate);

(ii)           subject any US Lender to any Tax of any kind whatsoever with respect to this Agreement (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes); or

(iii)          impose on any US Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or US Eurodollar Loans made by such US Lender;

and the result of any of the foregoing shall be to increase the cost to such US Lender of making or maintaining any US Eurodollar Loan (or of maintaining its obligation to make any such US Eurodollar Loan), or to increase the cost to such US Lender or such US Lender’s holding company, if any, or to reduce the amount of any sum received or receivable by such US Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such US Lender (with a copy to the Administrative Agent), US Borrower will pay to such US Lender, such additional amount or amounts as will compensate such US Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any US Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such US Lender or any lending office of such US Lender or such US Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such US Lender’s capital or on the capital of such US Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such US Lender or the US Loans made by such US Lender, to a level below that which such US Lender or such US Lender’s holding company could have achieved but for such Change in Law (taking into consideration such US Lender’s policies and the policies of such US Lender’s holding company with respect to capital adequacy or liquidity), then from time to time upon written request of such US Lender (with a copy to the Administrative Agent) US Borrower will pay to such US Lender, such additional amount or amounts as will compensate such US Lender or such US Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a US Lender setting forth the amount or amounts necessary to compensate such US Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and delivered to US Borrower shall be conclusive absent manifest error.  US Borrower shall pay such US Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any US Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such US Lender’s right to demand such compensation; provided that US Borrower shall not be required to compensate a US Lender pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than six months prior to the date that such US Lender notifies US Borrower of the Change in Law giving rise to such increased costs or reductions and of such US Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Mitigation.  Each US Lender requesting compensation under this Section 2.13 shall use commercially reasonable efforts to mitigate, avoid, or eliminate the amount of any such increased costs in accordance with Section 2.19, so long as taking such efforts would not be materially disadvantageous to such US Lender or expose any US Lender to an unreimbursed cost or expense.

Section 2.14         Canadian Change in Law.

(a)           Subject to clause (b) below, if the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by the Canadian Lender with any request or direction (whether or not having the force of law) of any such authority or entity hereafter:

(i)            subjects the Canadian Lender to, or causes the withdrawal or termination of any previously granted exemption with respect to, any Taxes (other than Taxes on the Canadian Lender’s income, gains or capital), or changes the basis of taxation of payments due to the Canadian Lender, or increases any existing Taxes (other than Taxes on the Canadian Lender’s income, gains or capital) on payments of principal, interest or other amounts payable by Canadian Borrower to the Canadian Lender under this Agreement;

(ii)           imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by the Canadian Lender, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit or in respect of Canadian Bankers’ Acceptances accepted by the Canadian Lender;

(iii)          imposes on the Canadian Lender or requires there to be maintained by the Canadian Lender any capital adequacy or additional capital requirements (including a requirement which affects the Canadian Lender’s allocation of capital resources to its obligations) in respect of any Canadian Loan or obligation of the Canadian Lender hereunder, or any other condition with respect to this Agreement; or

(iv)          directly or indirectly affects the cost to the Canadian Lender of making available, funding or maintaining any Canadian Loan or otherwise imposes on the Canadian Lender any other condition or requirement affecting this Agreement or any Canadian Loan or any obligation of the Canadian Lender hereunder;

and the result of the foregoing, in the sole determination of the Canadian Lender acting in good faith, is:

(v)           to increase the cost to the Canadian Lender of performing its obligations hereunder with respect to any Canadian Loan;

(vi)          to reduce any amount received or receivable by the Canadian Lender hereunder or its effective return hereunder or on its capital in respect of any Canadian Loan;

(vii)         to reduce the standby fees payable to the Canadian Lender pursuant to Section 2.05(a)(ii); or

(viii)        to cause the Canadian Lender to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by the Canadian Lender hereunder with respect to any Canadian Loan;

the Canadian Lender shall determine that amount of money which shall compensate the Canadian Lender for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as “Additional Compensation”).  Upon the Canadian Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, the Canadian Lender shall promptly so notify Canadian Borrower.  The Canadian Lender shall provide Canadian Borrower with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of the Canadian Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error.  Canadian Borrower shall pay to the Canadian Lender within 10 Banking Days of the giving of such notice the Canadian Lender’s Additional Compensation.  The Canadian Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that the Canadian Lender has previously been paid any Additional Compensation.

(b)           The Canadian Lender agrees that it will not claim Additional Compensation from Canadian Borrower under clause (a) above if (i) it is not generally claiming similar compensation from its other customers in similar circumstances; (ii) in respect of any period greater than 3 months prior to the delivery of notice in respect thereof by the Canadian Lender, unless the adoption, change or other event or circumstance giving rise to the claim for Additional Compensation is retroactive or is retroactive in effect; or (iii) if such Additional Compensation results from the Canadian Lender being a “non-resident” of Canada that does not deal with Canadian Borrower on an “arm’s length” basis (both within the provisions of the Income Tax Act (Canada) or, where the Canadian Lender is not a resident of Canada, that arises as a result of a change of applicable law in Canada.)

Section 2.15         Prepayment of Canadian Portion.

(a)           In addition to the other rights and options of Canadian Borrower hereunder and notwithstanding any contrary provisions hereof, if the Canadian Lender gives the notice provided for in Section 2.14 with respect to any Loan (an “Affected Loan”), Canadian Borrower may, upon 2 Banking Days’ notice to that effect given to the Canadian Lender (which notice shall be irrevocable), prepay in full without penalty the Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by the Canadian Lender by reason of the liquidation or re deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable Interest Period, and upon such payment being made that Canadian Lender’s obligations to make such Affected Loans to Canadian Borrower under this Agreement shall terminate.

Section 2.16         Breakage Payments.

In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any US Eurodollar Loan or Canadian US$ Libor Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any US Eurodollar Loan or Canadian US$ Libor Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure (for a reason other than the failure of a Lender to fund a Loan required to be funded hereunder) to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered by a Borrower pursuant hereto or (d) the assignment of any US Eurodollar Loan or Canadian US$ Libor Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19(b), then, in any such event, upon written demand by an US Lender (with a copy to the Administrative Agent) or the Canadian Lender, such Borrower shall compensate such Lender for the loss, cost and expense incurred by such Lender as a result of such event.  In the case of a US Eurodollar Loan or Canadian US$ Libor Loan, such loss, cost or expense to any such Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such US Eurodollar Loan or Canadian US$ Libor Loan had such event not occurred, at the US Adjusted LIBOR Rate that would have been applicable to such US Eurodollar Loan or the Canadian US$ Libor Rate that would have been applicable to such Canadian US$ Libor Loan, as applicable, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such US Eurodollar Loan or Canadian US$ Libor Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of such Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section, accompanied by related calculations, shall be delivered to US Borrower (with a copy to the Administrative Agent) or Canadian Borrower, as applicable, and shall be conclusive and binding absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.17         Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)           Payments Generally.  The applicable Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest,

fees or of amounts payable under Section 2.13, 2.14, 2.18 or 14.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, with respect to US Borrowings, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent or the Canadian Lender, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) with respect to US Borrowings, to the Administrative Agent at its offices at Stamford, Connecticut, except payments to be made directly to any Swingline Lender as expressly provided herein and (ii) with respect to Canadian Borrowings, by deposit or transfer thereof to the accounts of the Canadian Lender maintained at the Canadian Lender’s Branch and designated by the Canadian Lender for such purpose or at such other place as Canadian Borrower and the Canadian Lender may from time to time agree, except that payments pursuant to Section 2.13, 2.14, 2.18 and 14.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other US Lender Party to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments of principal and interest under each Loan Document shall be made in the currency in which the Loan is outstanding.

(b)           Pro Rata Treatment.

(i)            Each payment by US Borrower of interest in respect of the US Loans made to US Borrower shall be applied to the amounts of such obligations owing to the US Lenders pro rata according to the respective amounts then due and owing to such US Lenders.

(ii)           Each payment by US Borrower on account of principal of the US Revolving Borrowings made to US Borrower shall be made pro rata according to the respective outstanding principal amounts of the US Revolving Loans then held by such US Revolving Lenders, except as expressly provided in Section 2.22(d).

(c)           Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all applicable amounts of principal, interest and fees that constitute US Obligations then due hereunder, such funds shall be applied (i) first, toward payment of applicable interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of interest and fees then due to such parties, and (ii) second, toward payment of applicable principal then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of principal then due to such parties.  It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that each Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the applicable Lenders to such Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d)           Sharing of Set-Off.  If any US Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its US Loans or other US Obligations resulting in such US Lender’s receiving payment of a proportion of the aggregate amount of its US Loans and accrued interest thereon or other US Obligations greater than its pro rata share thereof as provided herein, then the US Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the

US Loans and such other obligations of the other US Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the US Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective US Loans and other amounts owing them, provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (A) any payment made by US Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a US Lender as consideration for the assignment of or sale of a participation in any of its US Loans to any assignee or participant, other than to Holdings or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.  If under applicable bankruptcy, insolvency or any similar law any Beneficiary receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.17(d) applies, such Beneficiary shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Beneficiary is entitled under this Section 2.17(d) to share in the benefits of the recovery of such secured claim.

(e)           Borrower Default.  Unless the Administrative Agent shall have received notice from US Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the US Lenders hereunder that US Borrower will not make such payment, the Administrative Agent may assume that US Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to US Lenders the amount due.  In such event, if US Borrower has not in fact made such payment, then each of the US Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such US Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.18         Taxes.

(a)           Payments Free of Taxes.

(i)            With respect only to US Obligations, any and all payments by or on account of any obligation of US Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Requirements of Law.  If the applicable Withholding Agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from such payments, then the applicable Withholding Agent shall be entitled to make such deductions or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable US Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(ii)           With respect only to Canadian Obligations:

(A)          any and all payments by Canadian Borrower to the Canadian Lender hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority or under the laws of any international tax authority imposed on the Canadian Lender, or by or on behalf of the foregoing (and, for greater certainty, nothing in this Section shall make Canadian Borrower liable for any Taxes imposed on or measured by the recipient’s income, gains or capital).  In addition, Canadian Borrower agrees to pay any present or future stamp, transfer, registration, excise, issues, documentary or other taxes, charges or similar levies which arise from any payment made under this Agreement or the Canadian Loans or in respect of the execution, delivery or registration or the compliance with this Agreement or the other Documents contemplated hereunder other than taxes imposed on or measured by the recipient’s income, gains or capital.  Canadian Borrower shall indemnify and hold harmless the Canadian Lender for the full amount of all of the foregoing Taxes or other amounts paid or payable by the Canadian Lender and any liability (including penalties, interest, additions to tax and reasonable out-of-pocket expenses) resulting therefrom or with respect thereto which arise from any payment made under or pursuant to this Agreement or the Canadian Loans or in respect of the execution, delivery or registration of, or compliance with, this Agreement or the other Documents other than Taxes imposed on or measured by the recipient’s income, gains, capital or amounts in respect of which a sum payable hereunder has been increased under the immediately succeeding clause (B).

(B)          If Canadian Borrower shall be required by law to deduct or withhold any amount from any payment or other amount required to be paid to the Canadian Lender hereunder, or if any liability for Taxes shall be imposed or shall arise from or in respect of any sum payable hereunder, then the sum payable to the Canadian Lender hereunder shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings payable for additional sums payable under this provision) the Canadian Lender receives an amount equal to the amount it would have received had no such deductions or withholdings been made; in addition, Canadian Borrower shall pay the full amount deducted or withheld for such liabilities to the relevant taxation authority or other authority in accordance with applicable law, such payment to be made (if the liability is imposed on Canadian Borrower) for its own account or (if the liability is imposed on the Canadian Lender) on behalf of and in the name of the Canadian Lender.  If the liability is imposed on the Canadian Lender, Canadian Borrower shall deliver to the Canadian Lender evidence satisfactory to the Canadian Lender, acting reasonably, of the payment to the relevant taxation authority or other authority of the full amount deducted or withheld.

(C)          The Canadian Lender shall use reasonable efforts to contest (to the extent contestation is reasonable) such imposition or assertion of such Taxes and shall reimburse to Canadian Borrower the amount of any reduction, or credit, relief or remission in respect of, Taxes, to the extent of amounts that have been paid by Canadian Borrower in respect of such Taxes in accordance with this Agreement, as a result of such contestation or otherwise and, provided that, the Canadian Lender shall not have any obligation to expend its own funds, suffer any economic hardship or take any action detrimental to its interests (as determined by the Canadian Lender in its sole discretion, acting reasonably) in connection therewith unless it shall have received from Canadian Borrower payment therefor or an indemnity with respect thereto, satisfactory to it.

(b)           Payment of Other Taxes by US Borrower.  Without limiting the provisions of paragraph (a) above, the US Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes imposed on or with respect to any obligation of US Borrower hereunder or under any other Loan Document to which it is a party.

(c)           Indemnification by US Borrower.  The US Loan Parties shall jointly and severally indemnify each Recipient, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to US Borrower by a US Lender Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a US Lender Party, shall be conclusive absent manifest error.  Notwithstanding anything herein to the contrary, no Recipient shall be indemnified for any Indemnified Taxes hereunder unless the Recipient makes written demand on US Borrower for such reimbursement no later than six months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes; provided that if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(d)           Evidence of Payments.  As soon as practicable after any payment of Taxes by a US Loan Party to a Governmental Authority pursuant to this Section 2.18, the US Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders.  (i)  Each US Lender Party that is entitled to an exemption form or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to US Borrower and the Administrative Agent on or prior to the date on which such US Lender Party becomes a US Lender Party under this Agreement and at the time or times reasonably requested by US Borrower of the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit payments hereunder or under any other Loan Document to be made without withholding or at a reduced rate of withholding.  In addition, any US Lender Party, if reasonably requested by US Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by US Borrower or the Administrative Agent as will enable US Borrower or the Administrative Agent to determine whether or not such US Lender Party is subject to information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing:

(A)          any US Lender Party that is a US Person shall deliver to US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such US Lender Party becomes a US Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of US Borrower or the Administrative Agent), duly completed originals of IRS Form W-9 (or applicable successor form) certifying that such US Lender Party is exempt from US federal backup withholding Tax; and

(B)          any US Lender Party that is a Foreign Lender Party shall deliver to US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such US Lender Party becomes a US Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of US Borrower or the Administrative Agent), but only if such US Lender Party is legally entitled to do so, whichever of the following is applicable:

(1)           in the case of such a US Lender Party claiming the benefits of an income tax treaty to which the United States is a party (a) with respect to payments of interest hereunder or under any other Loan Document, duly completed originals of IRS Form W-8BEN (or applicable successor form) establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty, and (b) with respect to any other applicable payments made hereunder or under any other Loan Document, duly completed originals of IRS Form W-8BEN (or applicable successor form) establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           duly completed originals of IRS Form W-8ECI (or any successor form);

(3)           in the case of such a US Lender Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a certificate, in substantially the form of Exhibit H-1 to the effect that such US Lender Party is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of US Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (b) duly completed originals of IRS Form W-8BEN (or applicable successor form); or

(4)           to the extent such a US Lender Party is not the beneficial owner, duly completed originals of IRS Form W-8IMY (or any successor form), accompanied by an IRS Form W-8ECI (or any successor form), an IRS Form W-8BEN (or any successor form), a certificate in substantially the form of Exhibit H-2 or Exhibit H-3, an IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that, if such US Lender Party is a partnership and one or more direct or indirect partners of such US Lender Party are claiming the portfolio interest exemption, such US Lender Party may provide a certificate, in substantially the form of Exhibit H-4, on behalf of each such direct and indirect partner;

(C)          any US Lender Party that is a Foreign Lender Party shall, to the extent it is legally entitled to do so, deliver to US Borrower and the Administrative Agent on or prior to the date on which such US Lender Party becomes a US Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of US Borrower or the Administrative Agent) any other form prescribed by applicable

Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit US Borrower and the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          In the case of a US Lender Party that would be subject to United States federal withholding Tax imposed by FATCA on payments made to or on account of such US Lender Party hereunder or any other Loan Document if such US Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such US Lender Party shall deliver to US Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by US Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by US Borrower and the Administrative Agent as may be necessary for US Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such US Lender Party has complied with such US Lender Party’s obligations under FATCA, or to determine the amount to deduct and withhold from any such payments.  Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each US Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify US Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to US Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by US Borrower under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that US Borrower, upon the request of such Recipient, agrees to repay the amount paid over to US Borrower pursuant to this Section 2.18 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to US Borrower or any other person.  Notwithstanding anything to the contrary, in no event will a Recipient be required to pay any amount to US Borrower the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had never been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

Section 2.19         Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.13 or  Section 2.14, or requires a Borrower to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 2.18, then such Lender shall use commercially reasonable efforts to designate a different lending office (including an existing office in another jurisdiction) for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation, change, or assignment (i) would avoid the imposition of, or in the future eliminate or reduce, amounts payable pursuant to Section 2.13, Section 2.14 or Section 2.18, as the case may be and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The applicable Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by such Lender in connection with any such designation or assignment.  A certificate setting forth such costs and expenses and accompanying calculations submitted by such Lender to such Borrower shall be conclusive absent manifest error.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 2.13 or  Section 2.14, or if a Borrower is required to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 2.18(a), or if a Lender is a Defaulting Lender, or if a Borrower exercises its replacement rights under Section 14.02(c), then such Borrower may at any time, at its sole expense and effort (except that assignment costs and expenses associated with a replacement of a Defaulting Lender may be recovered from such Defaulting Lender), upon notice to such Lender and, in the case of a US Defaulting Lender, the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.04(b)), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            With respect to US Borrowings, US Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 14.04(b);

(ii)           subject to Section 2.21, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, if any, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

Each Lender agrees that, if a Borrower elects to replace such Lender in accordance with this Section 2.19(b), such Lender shall (x) with respect to such Lender’s US Commitments and US Loans, promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any US Note (if US Notes have been issued in respect of such Lender’s US Loans) subject to such Assignment and Assumption and (y) with respect to such Lender’s Canadian Commitments and Canadian Loans, promptly execute and deliver to US Borrower documentation to evidence such assignment and assumption as US Borrower shall request, and, in each case, such Lender being replaced shall no longer constitute a “Lender” hereunder and all of its Commitments shall be deemed terminated, and the Eligible Assignee replacing such Lender shall constitute a “Lender” hereunder (including assumption of the Commitment, if any, and other obligations of the Lender being so replaced); provided that the failure of any such Lender to execute an Assignment and Assumption or other assignment and assumption documentation shall not render such assignment invalid and, with respect to US Commitments and US Loans, such assignment shall be recorded in the Register.

Section 2.20         Swingline Loans.

(a)           Swingline Commitment.  Subject to the terms and conditions set forth herein, each Swingline Lender agrees, severally and not jointly, in reliance upon the agreements of the other US Lenders set forth in this Section 2.20, to make Swingline Loans to US Borrower from time to time during the Availability Period; provided that (i) the aggregate principal amount of all Swingline Loans made by such Swingline Lender at any time outstanding shall not exceed such Swingline Lender’s Swingline Commitment and (ii) the aggregate principal amount of all Swingline Loans at any time outstanding, after giving effect to any Swingline Loan, will not result in the aggregate US Revolving Exposures exceeding the aggregate US Revolving Commitments; provided further that US Borrower shall not use the proceeds of any Swingline Loan made by any Swingline Lender to refinance an outstanding Swingline Loan made by such Swingline Lender.  Within the foregoing limits and subject to the terms and conditions set forth herein, US Borrower may borrow, repay and reborrow Swingline Loans.

(b)           Swingline Loans.  To request a Swingline Loan, US Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and the applicable Swingline Lender, not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan.  Each Swingline Loan shall be a US ABR Loan.  The applicable Swingline Lender shall make each Swingline Loan available to US Borrower to an account as directed by US Borrower in the US Borrowing Request maintained with the Administrative Agent by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.  US Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the US Borrowing contemplated by such request a Default has occurred and is continuing or would immediately result therefrom.  Swingline Loans shall be made in minimum amounts of US$1.0 million and integral multiples of US$500,000 above such amount.

(c)           Prepayment.  US Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the applicable Swingline Lender and the Administrative Agent before 12:00 (noon), New York City time, on the proposed date of prepayment.

(d)           Participations.  Each Swingline Lender may at any time in its discretion, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if such Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the US Revolving Lenders to acquire participations on such next succeeding Business Day in all or a portion of the Swingline Loans made by such Swingline Lender then outstanding.  Such notice shall specify the aggregate amount of such Swingline Loans in which US Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Revolving Lender, specifying in such notice such US Lender’s US Pro Rata Percentage of such Swingline Loan or Loans.  Each US Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such US Lender’s US Pro Rata Percentage of such Swingline Loan or Loans.  Each US Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as and to the extent such payment shall not cause such US Lender’s US Revolving Exposure to exceed such US Lender’s US Revolving Commitment).  Each US Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(d) with respect to US Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the US Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the US Revolving Lenders.  The Administrative Agent shall notify US Borrower of any participations in any Swingline Loan acquired by the US Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender.  Any amounts received by any Swingline Lender from US Borrower (or other party on behalf of US Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent.  Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the US Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve US Borrower of any default in the payment thereof.

(e)           Increases to Swingline Commitments.

(i)            US Borrower may from time to time prior to the Maturity Date by written notice to the Administrative Agent and the Swingline Lenders elect to request an increase to the existing Swingline Commitments by an amount not in excess of US$120.0 million in the aggregate.  Each such notice shall specify (i) the date on which US Borrower proposes that the increased or new Swingline Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent and the Swingline Lender and (ii) the identity of one or more banks or other financial institutions (which may be, but need not be, one or more of the existing Lenders) which at the time agree to, in the case of any such person that is an existing Lender, the increased or new Swingline Commitment and, in the case of any other such person, become a party to this Agreement; provided that no existing Lender shall have any obligation whatsoever to agree to any increased or new Swingline Commitment.

(ii)           The increased or new Swingline Commitments shall become effective, as of the date specified in the notice referred to in the immediately preceding clause (i);  provided that (x) each of the conditions set forth in Section 5.02 shall be satisfied, (y) no Event of Default shall have occurred and be continuing and (z) immediately after giving pro forma effect to the borrowings to be made on such date, if any, and to any change in Net Funded Indebtedness as of the date of the most recent financial statements delivered pursuant to Section 7.01(a) or (b), Holdings shall be in compliance with the covenant set forth in Section 7.02.

(iii)          The terms and provisions of Swingline Loans made pursuant to new Swingline Commitments shall be identical to the Swingline Loans.  The increased or new Swingline Commitments shall be effected by a joinder agreement executed by US Borrower, the Administrative Agent, each additional Swingline Lender, and each Lender whose Swingline Commitment is to be increased, in form and substance reasonably satisfactory to each of them.  Such joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this clause (e).  In addition, unless otherwise specifically provided herein, all references in Loan Documents to Swingline Loans shall be deemed, unless the context otherwise requires, to include references to Swingline Loans made pursuant to increased or new Swingline Commitments made pursuant to this Agreement.

Section 2.21         Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           (i) if such Lender is a US Defaulting Lender, the US Commitment Fee shall cease to accrue on the US Commitment of such Lender and (ii) if such Lender is a Canadian Defaulting Lender, the Canadian Commitment Fee shall cease to accrue on the Canadian Commitment of such Lender, in each case, so long as it is a Defaulting Lender;

(b)           if any Swingline Exposure exists at the time a US Lender becomes a US Defaulting Lender then:

(i)            if no Default or Event of Default shall exist, all or any part of such Swingline Exposure shall be reallocated among the non-US Defaulting Lenders in accordance with their respective US Pro Rata Percentages but only to the extent the sum of all non-US Defaulting Lenders’ US Revolving Exposures plus such US Defaulting Lender’s Swingline Exposure does not exceed the total of all non-US Defaulting Lenders’ US Revolving Commitments; or

(ii)           if the reallocation described in the immediately preceding clause (i) above cannot, or can only partially, be effected, US Borrower shall within one Business Day following notice by the Administrative Agent prepay such Defaulting Lender’s Swingline Exposure;

(c)           so long as any US Lender is a US Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan, unless it is satisfied that the related exposure will be 100% covered by the US Revolving Commitments of the non-US Defaulting Lenders and participations in any such newly made Swingline Loan shall be allocated among non-US Defaulting Lenders in accordance with their respective US Pro Rata Percentages (and US Defaulting Lenders shall not participate therein);

(d)           any amount payable to such US Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such US Defaulting Lender pursuant to Section 2.17(d) but excluding Section 2.19(b)) shall, in lieu of being distributed to such US Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such US Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such US Defaulting Lender to the Swingline Lenders hereunder, (iii) third, to the funding of any US Loan or the funding or cash collateralization of any participation in any Swingline Loan in respect of which such US Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and US Borrower, held in such account as cash collateral for future funding obligations of such US Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to US Borrower or the applicable Lenders as a result of any judgment of a court of competent jurisdiction obtained by US Borrower or any applicable Lender against such US

Defaulting Lender as a result of such US Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such US Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (A) a prepayment of the principal amount of any US Loans and (B) made at a time when the conditions set forth in Section 7.02 are satisfied, such payment shall be applied solely to prepay the US Loans of all applicable non-US Defaulting Lenders pro rata prior to being applied to the prepayment of any US Loans owed to any US Defaulting Lender; and

(e)           any amount payable to such Canadian Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Canadian Defaulting Lender, be retained by Canadian Borrower in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by Canadian Borrower (i) first, to the funding of any Canadian Loan in respect of which such Canadian Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Canadian Borrower, (ii) second, if so determined by Canadian Borrower, held in such account as cash collateral for future funding obligations of such Canadian Defaulting Lender under this Agreement, (v) third, to the payment of any amounts owing to Canadian Borrower as a result of any judgment of a court of competent jurisdiction obtained by Canadian Borrower such Canadian Defaulting Lender as a result of such Canadian Defaulting Lender’s breach of its obligations under this Agreement and (ii) third, to such Canadian Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

In the event that the Administrative Agent, US Borrower or each Swingline Lender, as the case may be, each agrees that a US Defaulting Lender has adequately remedied all matters that caused such US Lender to be a US Defaulting Lender, then the Swingline Exposure of the US Lenders shall be readjusted to reflect the inclusion of such US Lender’s US Commitment and on such date such US Lender shall purchase at par such of the US Loans of the other US Lenders as the Administrative Agent shall determine may be necessary in order for such US Lender to hold such US Loans in accordance with its US Pro Rata Percentage.

The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies that any Borrower, the Administrative Agent, the Swingline Lenders and the non- Defaulting Lenders may have against such Defaulting Lender.  The arrangements permitted or required by this Section 2.21 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

Section 2.22         Increase in US Commitments.

(a)           US Borrower Request.  US Borrower may from time to time prior to the Maturity Date by written notice to the Administrative Agent elect to request an increase to the existing US Revolving Commitments by an amount not in excess of US$450.0 million in the aggregate and in minimum increments of not less than $25.0 million unless such increase is of an existing Lender Party’s Revolving Commitment, in which case such increase shall be an amount of not less than $5.0 million.  Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which US Borrower proposes that the increased or new US Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of one or more banks or other financial institutions (which may be, but need not be, one or more of the existing Lenders) which at the time agree to, in the case of any such person that is an existing Lender, increase its US Commitment and, in the case of any other such person (a “US Additional Lender”), become a party to this Agreement; provided that no existing Lender shall have any obligation whatsoever to agree to increase its US Commitment.

(b)           Conditions.  The increased or new US Commitments shall become effective, as of such Increase Effective Date; provided that:

(i)            each of the conditions set forth in Section 5.02 shall be satisfied;

(ii)           no Event of Default shall have occurred and be continuing and immediately after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Net Funded Indebtedness as of the date of the most recent financial statements delivered pursuant to Section 7.01(a) or (b), Holdings shall be in compliance with the covenant set forth in Section 7.02;

(iii)          US Borrower shall make any payments required pursuant to Section 2.16 in connection with any adjustment of US Revolving Loans pursuant to Section 2.22(d);

(iv)          the Administrative Agent shall grant its consent, not to be unreasonably withheld, for any person becoming a US Additional Lender; and

(v)           US Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)           Terms of New US Loans and US Commitments.  The terms and provisions of US Revolving Loans made pursuant to new US Commitments shall be identical to the US Revolving Loans.  The increased or new US Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by US Borrower, the Administrative Agent, each US Additional Lender, and each Lender whose US Commitment is to be increased, in form and substance reasonably satisfactory to each of them.  The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22.  In addition, unless otherwise specifically provided herein, all references in Loan Documents to US Revolving Loans shall be deemed, unless the context otherwise requires, to include references to US Revolving Loans made pursuant to new US Commitments made pursuant to this Agreement.

(d)           Adjustment of US Revolving Loans.  Each US Revolving Lender that is acquiring a new or additional US Revolving Commitment on the Increase Effective Date shall make a US Revolving Loan, the proceeds of which will be used to prepay the US Revolving Loans of the other US Revolving Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the US Revolving Loans outstanding are held by the US Revolving Lenders pro rata based on their US Revolving Commitments after giving effect to such Increase Effective Date.  If there is a new borrowing of US Revolving Loans on such Increase Effective Date, the US Revolving Lenders after giving effect to such Increase Effective Date shall make such US Revolving Loans in accordance with Section 2.01.

(e)           Equal and Ratable Benefit.  The US Revolving Loans and US Revolving Commitments established pursuant to this Section shall constitute US Revolving Loans and US Revolving Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents which constitute US Obligations, and shall, without limiting the foregoing, benefit equally and ratably from the guarantee in Article XI.

Section 2.23         Takeover Notification.

The Canadian Lender shall have no obligation to make Canadian Loans for the purpose of enabling Canadian Borrower (either directly or indirectly, through any of its Subsidiaries or otherwise) to acquire shares of a publicly traded corporation or other publicly traded business vehicles, the acquisition of which requires disclosure pursuant to the requirements of applicable securities law or any securities commission or exchange or other Governmental Authority having jurisdiction over the sale or the issuance of securities of Canadian Borrower or such publicly traded corporation or other publicly traded business vehicles, if the Canadian Lender determines (in its sole discretion having regard to such considerations as it deems appropriate) that the utilization of Canadian Loans for such purpose would result in it being in a conflict of interest. At least five Banking Days prior to the giving of any notice pursuant to Section 2.03 requesting Canadian Loans intended to be utilized for such purpose, Canadian Borrower shall provide, in strict confidence, details of such proposed acquisition (including the name of such publicly traded corporation) to the Canadian Lender so that the Canadian Lender can make the determination referred to above. The Canadian Lender shall advise Canadian Borrower whether such conflict of interest exists within three Banking Days after receipt from Canadian Borrower of such details. Failure by the Canadian Lender to so advise Canadian Borrower of a conflict shall be deemed to be a determination that a conflict exists for the Canadian Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND US BORROWER

Holdings and US Borrower represent and warrant to the Administrative Agent and each of the US Lenders that:

Section 3.01         Organization and Good Standing.

Holdings, US Borrower and each of their Subsidiaries (a) are duly incorporated, organized, or formed, validly existing and in good standing (or equivalent) under the laws of the jurisdiction of its incorporation, organization, or formation, (b) are duly qualified as a foreign entity authorized to do business, and is in good standing, in every other jurisdiction where its ownership, lease, or operation of properties and conduct of its business requires such qualification, and (c) have the requisite corporate or equivalent power and authority to own its properties and to carry on its business as now conducted, except in each case referenced in clause (b) or (c) above as would not, individually or in the aggregate, have a US Material Adverse Effect.

Section 3.02         Due Authorization.

Each US Loan Party (a) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has been duly authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

Section 3.03         No Conflicts.

Neither the execution and delivery of this Agreement and the other Loan Documents to which each US Loan Party is a party, nor the consummation of the transactions contemplated herein and therein, nor the performance of and compliance with the terms and provisions hereof and thereof by such US Loan Party will (a) violate any provision of its Organizational Documents, (b) violate, contravene or conflict with in any material respect any Requirement of Law (other than its Organizational Documents)

or any regulation (including Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its Subsidiaries may be bound or (d) result in or require the creation of any Lien upon or with respect to its or its Subsidiaries’ material properties, except in each case referenced in clause (c) or (d) above as would not, individually or in the aggregate, have a US Material Adverse Effect.

Section 3.04         Consents.

No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required by any US Loan Party under any material Requirement of Law in connection with the execution, delivery or performance by it of this Agreement or any of the other Loan Documents to which it is a party, except in each case as has been obtained or made.

Section 3.05         Enforceable Obligations.

This Agreement and the other Loan Documents to which each US Loan Party is a party have been, or when delivered hereunder will be, duly executed and delivered by or on behalf of it and constitute the legal, valid and binding obligations of such US Loan Party, enforceable against such US Loan Party in accordance with their respective terms, except as may be limited by Debtor Relief Laws or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

Section 3.06         Financial Condition.

The financial statements delivered to the Administrative Agent pursuant to Sections 5.01(c), 7.01(a) and 7.01(b):  (a) have been prepared in accordance with GAAP, except as expressly noted therein and except to the extent of items that are immaterial in the aggregate and (b) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of such dates and for such periods therein indicated, provided that any such quarterly financial statements are unaudited and are subject to audit and year-end adjustments and lack footnotes and other presentation items.

Section 3.07         No Default.

No US Default or US Event of Default has occurred and is continuing.

Section 3.08         Litigation.

As of the Closing Date, except as disclosed in Holdings’ SEC filings or otherwise disclosed in writing to the Administrative Agent, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of any US Loan Party, threatened against any US Loan Party, which if adversely determined would have or would reasonably be expected to have, individually or in the aggregate, a US Material Adverse Effect.

Section 3.09         Taxes.

Holdings, US Borrower and each of their Subsidiaries have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) that are not yet delinquent, (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (c) where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a US Material Adverse Effect.

Section 3.10         Compliance with Law.

Except as disclosed in Holdings’ SEC filings or otherwise disclosed in writing to the Administrative Agent, Holdings, US Borrower and each of their Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, except (a) as may be being contested in good faith and (b) instances in which the failure to comply therewith has not had or would not reasonably be expected to have a US Material Adverse Effect.

Section 3.11         ERISA.

Except as would not result or reasonably be expected to result in a US Material Adverse Effect:

(a)           During the five-year period prior to the date on which this representation is made or deemed made:  (i) no Termination Event has occurred, and, to the best knowledge of US Borrower or Holdings, no event or condition has occurred or exists as a result of which any Termination Event would be reasonably expected to occur; (ii) there has been no failure to meet the minimum funding standards under Section 430 of the Code or Section 303 of ERISA (determined without regard to any waiver of funding provisions therein) with respect to any Plan; (iii) each Plan (excluding any Multiemployer Plan) has been maintained, operated, and funded in material compliance with its terms and the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b)           The aggregate actuarial present value of all accumulated plan benefits of all Single Employer Plans (determined utilizing the assumptions used for purposes of Statement of Financial Accounting Standards No. 35) did not, as of the most recent valuation dates reflected in Holdings’ annual financial statements contained in Holdings’ most recent Form 10-K, exceed the aggregate fair market value of the assets of all such Single Employer Plans, except as disclosed in Holdings’ financial statements.

(c)           None of US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate has incurred, or, to the best knowledge of US Borrower or Holdings, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan.  None of US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA).

(d)           No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject US Borrower, Holdings, any Subsidiary of either, or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which US Borrower, Holdings, any Subsidiary of either, or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

(e)           The aggregate actuarial present value of all accumulated post-retirement benefit obligations of US Borrower, Holdings, their Subsidiaries and the ERISA Affiliates (determined utilizing the assumptions used for purposes of Statement of Financial Accounting Standards No. 106) under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), as of the most recent valuation dates reflected in Holdings’ annual financial statements contained in Holdings’ most recent form 10-K, are reflected on such financial statements in accordance with Statement of Financial Accounting Standards No. 106.

Section 3.12         Use of Proceeds; Margin Stock.

The proceeds of the US Loans hereunder will be used solely for the purposes specified in Section 7.08.  US Borrower is not incurring the Indebtedness hereunder for the purpose, directly or indirectly, of purchasing or carrying Margin Stock.  Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

Section 3.13         Investment Company Act.

Neither Holdings nor any of its Subsidiaries, is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.

Section 3.14         Solvency.

Each US Loan Party is and, after the consummation of the transactions contemplated by this Agreement, will be Solvent.

Section 3.15         Disclosure.

Neither this Agreement nor any financial statements delivered to the Administrative Agent nor any other document, certificate or statement furnished to the Lenders by or on behalf of US Borrower or Holdings in connection with the transactions contemplated hereby, when taken as a whole and considered together with disclosures made in any other Loan Documents or filings by any US Loan Party with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, taken as a whole, not misleading in any material respect on the date made or delivered; provided, that with respect to any projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed by the US Loan Parties to be reasonable at the time so prepared (it being recognized that projections as to future events are not to be viewed as facts and that actual results may be materially different from the projected results).

Section 3.16         Environmental Matters.

Except as would not result or reasonably be expected to result in a US Material Adverse Effect: (a) each of the properties of Holdings, US Borrower and their Subsidiaries (the “Properties”) and all operations at the Properties are in substantial compliance with all applicable Environmental Laws, (b) there is no undocumented or unreported violation of any Environmental Law with respect to the Properties or the businesses operated by Holdings, US Borrower and their Subsidiaries (the “Businesses”) that US Borrower or Holdings are aware of, and (c) there are no conditions relating to the Businesses or Properties that have given rise to or would reasonably be expected to give rise to a material liability under any applicable Environmental Laws.

Section 3.17         Insurance.

The properties of Holdings, US Borrower and their respective Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where US Borrower or its Subsidiaries operate.

Section 3.18         Anti-Terrorism Laws.

Neither Holdings nor any of its Subsidiaries and, to the knowledge of Holdings, none of its Affiliates and none of their respective officers, directors, brokers or agents:

(a)           has violated or is in violation of Anti-Terrorism Laws; or

(b)           (i)  that is reasonably identifiable as acting or benefiting in any capacity in connection with the Loans is a Prohibited Person or (ii) that is reasonably identifiable as acting or benefiting in any capacity in connection with the Loans, in either case (A)  conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Persons, (B)  deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (C)  engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND CANADIAN BORROWER

Holdings represents and warrants to the Canadian Lender as set forth in Sections 3.01, 3.02, 3.03(a) and (c), 3.05 through 3.11 and 3.13 through 3.18 only as and to the extent that such provisions apply to Holdings; provided however, that (x) the representation and warranties in Sections 3.09, 3.13 and 3.16 through 3.18 shall also include Holdings’ Subsidiaries and (y) references to US Material Adverse Effect, US Default, US Event of Default shall refer to Canadian Material Adverse Effect, Canadian Default and Canadian Event of Default, respectively.

Canadian Borrower represents and warrants to the Canadian Lender that:

Section 4.01         Existence and Good Standing.

Canadian Borrower: (a) is a partnership validly formed under the jurisdiction of its formation; (b) is duly qualified to do business in all other jurisdictions where its ownership, lease, or operation of properties and conduct of its business requires such qualification; and (c) and has all necessary partnership power and authority to own its properties and carry on its business as presently carried, except in each case referenced in paragraph (b) and (c) above as would not, individually or in the aggregate, have a Canadian Material Adverse Effect.

Section 4.02         Corporate Authority.

Canadian Borrower has full power and authority to enter into this Agreement and do all such acts and things as are required by this Agreement to be done, observed or performed by Canadian Borrower, in accordance with the terms hereof.

Section 4.03         Valid Authorization and Execution.

Canadian Borrower has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement.

Section 4.04         Non-Conflict.

None of the execution or delivery of this Agreement by Canadian Borrower, or performance by Canadian Borrower of any of its obligation hereunder, is (a) in conflict with or contravention of Canadian Borrower’s partnership agreement or (b) to the knowledge of Canadian Borrower after due inquiry, the provisions of any material indenture, instrument, undertaking or other agreement to which it is a party or by which it is bound, except as would not, individually or in the aggregate, have a Canadian Material Adverse Effect.

Section 4.05         Enforceability.

This Agreement, when executed and delivered, will constitute the valid, legal and binding obligation of Canadian Borrower, enforceable against Canadian Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights generally and subject to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

Section 4.06         Ownership of Property.

Subject to Canadian Permitted Encumbrances, Canadian Borrower has good and marketable title to its property except to the extent the failure to have such title would not have or reasonably be expected to have Canadian Material Adverse Effect.  Canadian Borrower is not aware of any claim, event, occurrence or right granted to any other person, of any kind whatsoever, that has resulted in or would result in loss of all or any part of the interest of Canadian Borrower, in any part of its property, other than a loss that would not have or would not reasonably be expected to have a Canadian Material Adverse Effect.

Section 4.07         Compliance with Other Instruments.

Canadian Borrower is not aware of any event that has occurred and which is continuing which constitutes, or which with the giving of notice, the lapse of time, a relevant determination or any combination hereof would constitute, a contravention of or default under any agreement or instrument by which Canadian Borrower of any Subsidiary or any of their properties or assets are bound of affected, which has or would reasonably be expected to have a Canadian Material Adverse Effect.

Section 4.08         Non-Default.

No Canadian Default or Canadian Event of Default has occurred or is continuing.

Section 4.09         Financial Condition.

The audited consolidated financial statements of Holdings previously delivered to the Canadian Lender: (i) have been prepared in accordance with GAAP, except as expressly noted therein and except to the extent of items that are immaterial in the aggregate; and (ii) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as at the date thereof.

Section 4.10         Absence of Litigation.

As of the date of this Agreement, except as disclosed in Holdings’ SEC filings or otherwise disclosed in writing to the Canadian Lender, there are no actions, suits or proceedings pending or, to the knowledge of Canadian Borrower, threatened against Canadian Borrower or any of its Subsidiaries, which if adversely determined would have or would reasonably be expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

Section 4.11         Compliance with Applicable Laws.

Except as disclosed in Holdings’ SEC filings or otherwise disclosed in writing to the Canadian Lender, Canadian Borrower and its Subsidiaries are in material compliance with all applicable laws (including all applicable Environmental Laws), all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or court of competent jurisdiction, except: (i) as may be being contested in good faith; and (ii)  instances in which the failure to comply therewith has not had or would not reasonably be expected to have a Canadian Material Adverse Effect.

Section 4.12         Authorizations in Effect.

All authorizations, approvals, consents, licences, exemptions, filings, registrations, notarizations and other requirements of Governmental Authorities reasonably necessary to carry on the businesses of Canadian Borrower and its Subsidiaries are in full force and effect, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, reasonably be expected to have a Canadian Material Adverse Effect.

Section 4.13         Remittances Up to Date.

All of the remittances required to be made by Canadian Borrower and its Subsidiaries to the federal, provincial and municipal governments have been made, are currently up to date and there are no outstanding arrears, except where and to the extent the failure to remit or delay in remitting would not, when taken in the aggregate, except: (i)  as may be being contested in good faith; and (ii) instances in which the failure to comply therewith has not had or would not reasonably be expected to have a Canadian Material Adverse Effect.

Section 4.14         Environmental.

Except as would not result or reasonably be expected to result in a Canadian Material Adverse Effect: (i) to the best of the knowledge and belief of Canadian Borrower after due inquiry, Canadian Borrower, its Subsidiaries and their respective operations taken as a whole comply in all material respects with all Environmental Laws; and (ii) Canadian Borrower does not know, and has no reasonable grounds to know, of any facts which result in or constitute or would reasonably be expected to give rise to non-compliance with any Environmental Laws.

Section 4.15         Taxes.

Canadian Borrower and each of its Subsidiaries have paid all Taxes, assessments and reassessments and all other governmental charges, governmental royalties, penalties, interest and fines claimed against them which are due and payable, other than such Taxes or other amounts which: (i) are not yet delinquent; (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP; or (iii) where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

ARTICLE V

CONDITIONS TO US LOANS

Section 5.01         Conditions to Initial US Loan.

The obligation of each US Lender to fund the initial US Loan requested to be made by it shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.01.

(a)           Loan Documents.  There shall have been delivered to the Administrative Agent an executed signature page of each US Loan Party to each of the Loan Documents to which it is a party.

(b)           Corporate Documents.  The Administrative Agent shall have received:

(i)            a certificate of the secretary or assistant secretary of each US Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such US Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State (or applicable Governmental Authority) of the jurisdiction of its incorporation, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such US Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of US Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document to which it is a party or any other document delivered in connection herewith on behalf of such US Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii)           a certificate as to the good standing (or equivalent) of each US Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii)          such other documents as the Administrative Agent may reasonably request.

(c)           Financial Statements.  Receipt by the Administrative Agent of a copy of the annual consolidated financial statements (including balance sheets, income statements and cash flow statements) of Holdings and its Subsidiaries for fiscal year 2011, audited by independent public accountants of recognized national standing.

(d)           Officers’ Certificate.  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the treasurer or other senior financial officer of US Borrower, certifying compliance with the conditions precedent set forth in this Section 5.01 and Sections 5.02(b), (c) and (d).

(e)           Opinions of Counsel.  (i) The Administrative Agent, on behalf of itself and the US Lenders, shall have received a favorable written opinion of Fulbright & Jaworski L.L.P., special counsel for the US Loan Parties, and a favorable written opinion of local Bermuda counsel for Holdings and (ii) the Canadian Lender shall have received a favorable written opinion of local Canadian counsel for

Canadian Borrower, each opinion to be (A) dated the Closing Date and (B) addressed to the Administrative Agent and the US Lenders.

(f)            Fees.  The Arrangers and the Administrative Agent (for itself and on behalf of the US Lenders) shall have received all Fees due and payable thereto by the US Borrowers on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Vinson & Elkins LLP, special counsel to the Administrative Agent, and the fees and expenses of any consultants and other advisors) required to be reimbursed or paid by the US Borrowers hereunder or under any other Loan Document.

(g)           USA PATRIOT ACT.  The US Lenders and the Administrative Agent shall have received the information required under Section 14.13 to be delivered by each applicable US Loan Party on or prior to the Closing Date and which was identified by the US Lenders and the Administrative Agent to US Borrower.

Notwithstanding the foregoing, the US Commitments of the US Lenders shall expire if the foregoing conditions are not satisfied (or waived pursuant to Section 14.02) on or prior to December 31, 2012.

Section 5.02         Conditions to All US Loans.

The obligation of each US Lender to make any US Loan (including the initial US Loan) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)           Notice.  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if US Revolving Loans are being requested, or, in the case of the Borrowing of a Swingline Loan, the applicable Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.20(b).

(b)           No US Default.  Each US Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document to which it is a party on its part to be observed or performed, and, at the time of and immediately after giving effect to such US Loan and the application of the proceeds thereof, no US Default or US Event of Default shall have occurred and be continuing on such date.

(c)           Representations and Warranties.  Each of the representations and warranties made by any US Loan Party set forth in Article III hereof or in any other Loan Document to which it is a party shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “US Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such US Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d)           No Legal Bar.  No order, judgment or decree of any Governmental Authority shall purport to restrain any US Lender from making any US Loans to be made by it.  No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of US Loans hereunder.

Each of the delivery of a Borrowing Request and the acceptance by US Borrower of the proceeds of such US Loan shall constitute a representation and warranty by each US Loan Party that on the date of such US Loan (both immediately before and after giving effect to such US Loan and the application of the proceeds thereof) the conditions contained in Sections 5.02(b)-(d) have been satisfied.  US Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 7.02) as the Administrative Agent may reasonably request to confirm that the conditions in Sections 5.02(b)-(d) have been satisfied.

ARTICLE VI

CONDITIONS TO CANADIAN LOANS

Section 6.01         Conditions to Initial Canadian Loan.

The obligation of the Canadian Lender to fund the initial Canadian Loan requested to be made by it shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 6.01.

(a)           Canadian Borrower shall have delivered to Canadian Lender a current certified Declaration of Partnership in respect of its jurisdiction of formation and certified copies of its partnership agreement and other governance and organizational documents and the resolutions of the partners authorizing the Loan Documents to which it is a party and the transactions thereunder and an officer’s certificate as to the incumbency of the officers of Canadian Borrower or the Canadian Managing Partner signing such Loan Documents;

(b)           Canadian Lender shall have received legal opinions from each of (i) legal counsel to Canadian Borrower and Holdings (including, for certainty, from Holdings’ Bermudan counsel) and (ii) Canadian Lenders’ counsel in form and substance satisfactory to Canadian Lender in its sole discretion; including;

(c)           no Canadian Default or Canadian Event of Default shall have occurred and be continuing and Canadian Borrower shall have delivered to Canadian Lender a Canadian Officer’s Certificate confirming the same; and

(d)           as at the date hereof, no material adverse change in the business, affairs, assets, properties, operations, or condition, financial or otherwise, of Holdings and its Subsidiaries taken as a whole shall have occurred since December 31, 2011 and Canadian Borrower shall have delivered to Canadian Lender a Canadian Officer’s Certificate confirming the same.

Section 6.02         Conditions to All Canadian Loans.

The obligation of the Canadian Lender to make any Canadian Loan (including the initial Canadian Loan) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)           Canadian Lender shall have received a proper and timely Canadian Borrowing Request from Canadian Borrower;

(b)           the representations and warranties set forth in Article IV shall be true and accurate in all material respects on and as of the date of the requested Canadian Borrowing;

(c)           no Canadian Default or Canadian Event of Default shall have occurred and be continuing nor shall the Canadian Borrowing immediately result in the occurrence of any such event; and

(d)           after giving effect to the proposed Canadian Borrowing, the aggregate principal amount outstanding of all Canadian Loans shall not exceed the aggregate amount of Canadian Revolving Commitments.

ARTICLE VII

AFFIRMATIVE COVENANTS OF HOLDINGS AND US BORROWER

Holdings and US Borrower warrant, covenant and agree with each US Lender that so long as this Agreement shall remain in effect and until the US Commitments have been terminated and the US Obligations payable under any Loan Document shall have been paid in full, unless the US Required Lenders shall otherwise consent in writing:

Section 7.01         Information Covenants.

Holdings and US Borrower will furnish, or cause to be furnished, to the Administrative Agent, which in turn shall distribute promptly to the US Lenders:

(a)           Annual Financial Statements.  As soon as available, and in any event within 75 days after the close of each fiscal year of Holdings, a consolidated balance sheet, income statement and statement of cash flows of Holdings and its Subsidiaries, as of the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, in each case, audited by independent certified public accountants of recognized national standing reasonably acceptable to the US Lenders and whose opinion shall be furnished to the US Lenders, and shall be to the effect that such financial statements have been prepared in accordance with GAAP (except to the extent of items that are immaterial in the aggregate and except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect.  Notwithstanding the above, it is understood and agreed that delivery of Holdings’ applicable report on Form 10-K shall satisfy the requirements of this Section 7.01(a).

(b)           Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the close of each fiscal quarter of Holdings (other than the fourth fiscal quarter), a consolidated balance sheet, income statement and statement of cash flows of Holdings and its Subsidiaries as of the end of such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the US Lenders, and, in each case, accompanied by a certificate of a Financial Officer of Holdings to the effect that such quarterly financial statements fairly present in all material respects the financial condition of such person and have been prepared in accordance with GAAP (except to the extent of items that are immaterial in the aggregate), subject to changes resulting from audit and normal year-end audit adjustments.  Notwithstanding the above, it is understood and agreed that delivery of Holdings’ applicable report on Form 10-Q shall satisfy the requirements of this Section 7.01(b).

(c)           Officer’s Certificate.  Within 75 days of the end of each fiscal year and within 45 days of the end of each fiscal quarter (other than the fourth fiscal quarter), a certificate of a Financial Officer of the applicable Borrower substantially in the form of Exhibit G:  (i) setting forth calculations demonstrating compliance by Holdings with the financial covenant set forth in Section 7.02 as of the end of such fiscal period; (ii) stating that no Default or Event of Default exists, or if any Default or Event of

Default does exist, specifying the nature and extent thereof and what action such Borrower proposes to take with respect thereto; and (iii) notifying the Administrative Agent of the posting of any documents referred to in Section 7.01(a) and (b).

(d)           Electronic Delivery Permitted.  Documents required to be delivered pursuant to Section 7.01(a), (b) and (e) (to the extent such documents are filed with the SEC) may be delivered electronically, including by filing with the SEC, and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at www.nabors.com; (ii) on which such documents are posted on Holdings’ or US Borrower’s behalf on an Internet or intranet website, if any, to which each US Lender and the Administrative Agent has access (whether a commercial, third-party website or sponsored by the Administrative Agent); or (iii) filed with the SEC.  Notwithstanding anything contained in this Section 7.01(d), in every instance US Borrower or Holdings shall be required to provide paper copies of the compliance certificate required by Section 7.01(c) to the Administrative Agent. Except for such compliance certificates, the Administrative Agent shall have no obligation to maintain copies of the documents referred to in Section 7.01(a), (b) and (e) and in any event the Administrative Agent shall have no obligation to request the delivery of the documents referred to in Section 7.01(a), (b), (c) or (e).

(e)           Notices.  Upon Holdings or US Borrower obtaining knowledge thereof, it will give written notice to the Administrative Agent within five Business Days of (i) the occurrence of a US Default or US Event of Default, specifying the nature and extent thereof and what action it proposes to take with respect thereto, (ii) any change in the rating of the Index Debt and (iii) the occurrence of any of the following with respect to Holdings or US Borrower: (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against it, or any of its respective Subsidiaries, which, if adversely determined, would have or would reasonably be expected to have a US Material Adverse Effect or (B) the institution of any proceedings against Holdings, US Borrower or any of their respective Subsidiaries, with respect to, or the receipt of notice by such person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental Law), the violation of which constitutes a US Material Adverse Effect.  US Borrower will immediately give written notice to the Administrative Agent of any change in the fiscal year of US Borrower or Holdings.

(f)            ERISA.  Upon US Borrower, Holdings or any Subsidiary of either or any ERISA Affiliate obtaining knowledge thereof, US Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of any of the following which would result in or reasonably would be expected to result in a US Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against US Borrower or any Subsidiary of US Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); or (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which US Borrower, Holdings, or any Subsidiary of either or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an officer of US Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken with respect thereto.

(g)           Other Information.  With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of US Borrower as any US Lender may reasonably request.

Section 7.02         Net Funded Indebtedness-to-Capitalization.

As of the end of each fiscal quarter thereof, Holdings shall maintain a ratio of (a) the aggregate principal amount of Net Funded Indebtedness of Holdings and its Subsidiaries to (b) Total Capitalization that is less than or equal to .60 to 1.0.

Section 7.03         Preservation of Existence and Franchises.

(a)           Each of Holdings and its Subsidiaries will do all things necessary to preserve and keep in full force and effect its legal existence and rights, franchises and foreign qualifications, except as permitted by Section 9.02, or to the extent such entity determines that the preservation and maintenance of the same is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous to the US Lenders, or the failure to preserve and maintain the same could not reasonably be expected, in the aggregate, to result in a US Material Adverse Effect.

(b)           Holdings and US Borrower will, and will cause each of their respective Subsidiaries to, generally maintain its properties in good condition and not waste or otherwise permit such properties to deteriorate, reasonable wear and tear excepted, except to the extent that the failure to so maintain such property or to avoid waste or deterioration could not reasonably be expected to result in a US Material Adverse Effect; provided that this Section 7.03(b) shall not apply to property that is lost or damaged in connection with a casualty event or is subjected to a condemnation or other taking.

Section 7.04         Books and Records.

Holdings and US Borrower will, and will cause each of their respective Subsidiaries to, keep complete and accurate books and records, in all material respects in accordance with consistent accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

Section 7.05         Compliance with Law.

Holdings and US Borrower will, and will cause each of their respective Subsidiaries to, comply with all Requirements of Law and all other laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations (including without limitation, Regulation U and Regulation X), and orders, and all restrictions imposed by any Governmental Authority, applicable to it and its properties, except where the failure to so comply would not reasonably be expected to have a US Material Adverse Effect or would not violate any restrictions on its ability to incur or assume Indebtedness.

Section 7.06         Payment of Taxes and Other Indebtedness.

Holdings and US Borrower will, and will cause each of their respective Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Agreement); provided, however, that Holdings, US Borrower and their respective Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or

Indebtedness (i) which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, or (ii) with respect to which the failure to make any such payment would not have or would not be reasonably expected to have a US Material Adverse Effect.

Section 7.07         Insurance.

Holdings and US Borrower will, and will cause their Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance and general liability insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

Section 7.08         Use of Proceeds.

The proceeds of the US Loans shall be used to refinance amounts outstanding under the Existing US Credit Agreements and for working capital and general corporate purposes of US Borrower and its Subsidiaries, including capital expenditures.

Section 7.09         Audits/Inspections.

Upon reasonable notice and during normal business hours, at the reasonable request of any US Lender, Holdings and US Borrower will, and will cause their Subsidiaries to, permit representatives appointed by the Administrative Agent, including independent accountants, agents, attorneys, and appraisers to visit and inspect Holdings’, US Borrower’s and their Subsidiaries’ property, including its books and records, its accounts receivable and inventory, Holdings’, US Borrower’s and their Subsidiaries’ facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains, and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent and to discuss all such matters with officers of Holdings and US Borrower; provided that any nonpublic information obtained by any person during such audit or inspection shall be treated as confidential information in accordance with the disclosure standards set forth in Section 14.12.  Any information obtained by the Administrative Agent shall be made available to any US Lender upon such US Lender’s request.

ARTICLE VIII

AFFIRMATIVE COVENANTS OF HOLDINGS AND CANADIAN BORROWER

Holdings warrants, covenants and agrees with the Canadian Lender that so long as this Agreement shall remain in effect and until the Canadian Commitments have been terminated and the Canadian Obligations payable under any Loan Document shall have been paid in full, unless the Canadian Lender shall otherwise consent in writing, Section 7.01(a), (b) and (d) and Section 7.03 through Section 7.07 shall apply, mutatis mutandis, to Holdings; provided, however that (x) references therein to the Administrative Agent and the US Lenders shall be to the Canadian Lender and (y) references to US Material Adverse Effect shall refer to Canadian Material Adverse Effect.

Canadian Borrower warrants, covenants and agrees with the Canadian Lender that so long as this Agreement shall remain in effect and until the Canadian Commitments have been terminated and the Canadian Obligations payable under any Loan Document shall have been paid in full, unless the Canadian Lender shall otherwise consent in writing:

Section 8.01         Information Covenants.

(a)           Section 7.01(a) through (e) shall apply, mutatis mutandis, to Canadian Borrower; provided, however that (i) references therein to the Administrative Agent and the US Lenders shall be to the Canadian Lender and (ii) the officer’s certificate described in Section 7.01(c) shall be executed by one of the president, vice-president, director, treasurer, assistant treasurer, controller, corporate secretary or assistant secretary of the Canadian Managing Partner.

(b)           Canadian Borrower shall also furnish, or cause to be furnished, to the Canadian Lender:

(i)            Annual Financials of Canadian Borrower.  As soon as available and, in any event within 120 days after the close of each of fiscal year of Holdings, copies of Canadian Borrower’s in-house unaudited annual financial statements on a consolidated basis consisting of a balance sheet, statement of income, statement of cash flows and statement of shareholders’ equity for each such year, together with the notes thereto, all prepared in accordance with GAAP consistently applied;

(ii)           Quarterly Financials of Canadian Borrower.  As soon as available and, in any event within 45 days after the close of each of fiscal quarter of Holdings (other than the fourth fiscal quarter), copies of Canadian Borrower’s in-house unaudited quarterly financial statements on a consolidated basis, in each case consisting of a balance sheet, statement of income, statement of cash flows and statement of shareholders’ equity for each such period all in reasonable details and stating in comparative form the figures for the corresponding date and previous fiscal year, all prepared in accordance with GAAP consistently applied; and

(c)           Other Information.  With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of Canadian Borrower as the Canadian Lender may reasonably request.

Section 8.02         Preservation of Existence and Franchises.

Section 7.03 shall apply, mutatis mutandis, to Canadian Borrower.

Section 8.03         Compliance with Law.

Section 7.05 shall apply, mutatis mutandis, to Canadian Borrower.

Section 8.04         Payment of Taxes and Other Indebtedness.

Section 7.06 shall apply, mutatis mutandis, to Canadian Borrower.

Section 8.05         Use of Proceeds.

The proceeds of the Canadian Loans shall be used to refinance amounts outstanding, if any, under the Existing Canadian Credit Agreement and for the general partnership purposes and day to day cash management purposes of Canadian Borrower.

Section 8.06         Audits/Inspections.

Upon reasonable notice and during normal business hours, at the reasonable request of the Canadian Lender, Canadian Borrower shall permit, and shall cause its Subsidiaries to permit, the

Canadian Lender or any representative thereof (at the expense of Canadian Lender) to examine, write down and record information from the records and books of account of Canadian Borrower or any of its Subsidiaries and to visit and inspect the premises and properties of Canadian Borrower or any of its Subsidiaries (in each case at the risk of the Canadian Lender) and to discuss the affairs, finances and accounts of Canadian Borrower or any of its Subsidiaries with any of the officers of the Canadian Managing Partner or any of its Subsidiaries; provided that, in each case, any nonpublic information obtained by any person during such audit or inspection shall be treated as confidential information in accordance with the disclosure standards set forth in Section 14.12.

ARTICLE IX

NEGATIVE COVENANTS OF US BORROWER AND HOLDINGS

US Borrower and Holdings warrant, covenant and agree with each US Lender that so long as this Agreement shall remain in effect and until the US Commitments have been terminated and the US Obligations (other than contingent indemnification obligations) shall have been paid in full, unless the US Required Lenders shall otherwise consent in writing:

Section 9.01         Nature of Business.

Holdings will not materially alter the character of its and its Subsidiaries’ (taken as whole) line of business from that conducted as of the Closing Date.

Section 9.02         Fundamental Changes.

US Borrower will not consolidate or amalgamate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person unless:

(i)            the person formed by such consolidation or amalgamation or into which US Borrower is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of US Borrower substantially as an entirety shall be with respect to US Borrower, a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an appropriate supplement hereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the US Obligations on the part of US Borrower to be performed;

(ii)           immediately after giving effect to such transaction, no US Default or US Event of Default shall have occurred and be continuing; and

(iii)          US Borrower has delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and any such appropriate supplement comply with this Section 9.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Holdings shall not consolidate or amalgamate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person unless:

(i)            the person formed by such consolidation or amalgamation or into which Holdings is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Holdings substantially as an entirety shall expressly assume, by an appropriate supplement hereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of all US Obligations and the performance of every covenant of this Agreement on the part of Holdings (in its capacity as guarantor of the US Obligations) to be performed;

(ii)           immediately after giving effect to such transaction, no US Default or US Event of Default shall have occurred and be continuing; and

(iii)          Holdings has delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplement comply with this Section 9.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Provided, that upon any consolidation or amalgamation of Holdings or US Borrower with, or merger of Holdings or US Borrower into, any other person, or any conveyance, transfer or lease of the properties and assets of Holding or US Borrower substantially as an entirety in accordance with this Section 9.02, the successor person formed by such consolidation or amalgamation or into which Holdings or US Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of Holdings or US Borrower under this Agreement with the same effect as if such successor person had been named as the respective Loan Party herein, and thereafter, except in the case of a lease to another person, the predecessor person shall be relieved of all Obligations and covenants under this Agreement.

Section 9.03         Affiliate Transactions.

Other than transactions between or among any Loan Party and any other Loan Party or Wholly Owned Subsidiary of a Loan Party, US Borrower will not, nor will it permit its Subsidiaries to, enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to US Borrower and its Subsidiaries as would be obtainable in a comparable arm’s-length transaction with a person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions pursuant to any contract or agreement outstanding as of (x) with respect to US Borrower, the Closing Date or (y) with respect to any Subsidiary of US Borrower, the Closing Date, or if later, the date such Subsidiary first became a Subsidiary of US Borrower, and (ii) transactions otherwise specifically permitted herein.

Section 9.04         Liens.

Holdings will not, nor will it permit any Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness if such Indebtedness is secured by a Lien upon any properties of Holdings or any Subsidiary or upon any securities or Indebtedness of any Subsidiary (whether such properties, securities or Indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Obligations shall be secured equally and ratably with (or prior to) such Indebtedness, except that the foregoing restrictions shall not apply to:

(a)           Liens on any property acquired, constructed or improved by Holdings or any Subsidiary (or Liens on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed or improved) after the date of this Agreement which are created within 360 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the Liens shall not apply to any property owned by Holdings or any Subsidiary before such construction or improvement other than (1) unimproved real property on which the property so constructed, or the improvement, is located or (2) personal property which is so improved;

(b)           Liens existing on the Closing Date, existing Liens on property acquired (including Liens on any property acquired from a person which is consolidated with or merged with or into Holdings or a Subsidiary) or Liens outstanding at the time any corporation, partnership or other entity becomes a Subsidiary; provided that such Liens shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from Holdings or another Subsidiary;

(c)           Liens in favor of Holdings or any Subsidiary;

(d)           Liens in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Liens, including Liens to secure debt of the pollution control or industrial revenue bond type;

(e)           Liens consisting of pledges or deposits by Holdings or any Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of debt) or leases to which Holdings or any Subsidiary is a party, or deposits to secure public or statutory obligations of Holdings or any Subsidiary or deposits of cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f)            Liens imposed by law, including carriers’, warehousemen’s, repairman’s, landlords’ and mechanics’ liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(g)           Liens for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(h)           Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of Holdings or any Subsidiary in the ordinary course of its business;

(i)            Liens consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or Liens consisting of zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of Holdings or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of Holdings or a Subsidiary;

(j)            Liens arising by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that;

(i)            such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(ii)           such deposit account is not intended by Holdings or any Subsidiary to provide collateral to the depository institution;

(k)           Liens arising from Uniform Commercial Code financing statement filings regarding leases Holdings and its Subsidiaries enter into in the ordinary course of business;

(l)            any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(m)          any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(n)           any lease, sublease and sublicense granted to any third party constituting a mortgage and any mortgage pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other similar arrangements, which are customary in the oil and gas industry or in the ordinary course of business of Holdings or any Subsidiary;

(o)           with respect only to Canadian Borrower, any Security Interest not prohibited by Section 10.02; or

(p)           any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (o), inclusive; provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements in such property).

In addition to the foregoing, Holdings and any Subsidiary may issue, assume or guarantee secured Indebtedness that, with certain other Indebtedness described in the following sentence, does not exceed 10% of Consolidated Net Tangible Assets in the aggregate.  For purposes of the foregoing calculation in the immediately preceding sentence, all attributable debt in respect of Sale and Lease-Back Transactions of Holdings and its Subsidiaries under the exception in Section 9.07 outstanding and unpaid shall be included, without duplication, in “Indebtedness”.

Section 9.05         Burdensome Agreements.

Neither Holdings nor any of its Subsidiaries shall enter into any contractual obligation (other than this Agreement or any other Loan Document) that materially limits the ability (a) of any Subsidiary of Holdings to make Restricted Payments to Holdings, or to otherwise transfer property to Holdings, (b) of any Subsidiary of Holdings to guarantee the Indebtedness of Holdings, or (c) of Holdings or any Subsidiary of Holdings to create, incur, assume or suffer to exist Liens on property of such person, in each case, other than:

(i)            encumbrances or restrictions contained in, or existing by reason of, any agreement or instrument existing on the date hereof;

(ii)           encumbrances or restrictions contained in, or existing by reason of, any agreement or instrument relating to property existing at the time of the acquisition thereof, so long as such encumbrances or restrictions relate only to the property so acquired;

(iii)          encumbrances or restrictions contained in, or existing by reason of, any agreement or instrument relating to any debt of, or otherwise to, any Subsidiary of Holdings at the time such Subsidiary was merged or consolidated with or into, or acquired by, Holdings or a Subsidiary of Holdings or became a Subsidiary of Holdings and not created in contemplation thereof;

(iv)          encumbrances or restrictions contained in, or existing by reason of, any agreement or instrument effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of debt issued under an agreement referred to in clauses (i) through (iii) above, so long as the encumbrances and restrictions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the encumbrances and restrictions contained in the original agreement, as determined in good faith by Holdings;

(v)           temporary encumbrances or restrictions with respect to a Subsidiary of Holdings under an agreement that has been entered into for the disposition of all or substantially all of the outstanding Capital Stock of or assets of such Subsidiary, provided that such disposition is otherwise permitted hereunder;

(vi)          customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business;

(vii)         encumbrances or restrictions contained in any agreement or instrument relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under such agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition;

(viii)        encumbrances or restrictions with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder;

(ix)          encumbrances or restrictions contained in, or existing by reason of, any agreement or instrument governing Indebtedness of any Foreign Subsidiary of Holdings, which encumbrances or restrictions are not applicable to any person, or the properties or assets of any person, other than any such Foreign Subsidiary of Holdings and the subsidiaries of such Foreign Subsidiary;

(x)           encumbrances or restrictions with respect to property under a charter, lease or other agreement that has been entered into for the employment of such property; and

(xi)          encumbrances or restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the disposition or distribution of assets or property of such joint venture, partnership or other joint ownership entity, or any of such person’s subsidiaries, if such encumbrances or restrictions are not applicable to the property or assets of any other person.

Section 9.06         Subsidiary Indebtedness.

US Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, other than:

(a)           Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

(b)           Indebtedness owing by a Subsidiary of US Borrower to Holdings or a Subsidiary of Holdings;

(c)           purchase money Indebtedness to finance the acquisition, construction, or improvement, or capital lease of assets (including equipment) or property; provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses;

(d)           Indebtedness incurred after the Closing Date in connection with the acquisition of a person or property (including by consolidation or merger) as long as such Indebtedness existed prior to such acquisition and was not created in anticipation thereof;

(e)           Indebtedness existing on the Closing Date;

(f)            Indebtedness under performance guaranties, performance bonds and letters of credit issued in the ordinary course of business and serving as a performance guaranty;

(g)           Indebtedness under documentary credits issued in connection with the purchase of goods in the ordinary course of business;

(h)           Indebtedness (x) under unsecured overdraft lines of credit or for working capital purposes in foreign countries with financial institutions and (y) arising from the honoring by a bank or other person of a check, draft or similar instrument inadvertently drawing against insufficient funds;

(i)            any other Indebtedness in a principal amount not to exceed ten percent (10%) of Consolidated Net Tangible Assets in the aggregate, at any one time outstanding;

(j)            Indebtedness not otherwise permitted under any other clause of this Section 9.06 so long as each Subsidiary of US Borrower incurring such Indebtedness has delivered to the Administrative Agent (A) a guaranty in a form and substance reasonably satisfactory to the Administrative Agent and (B) a certificate of a Responsible Officer certifying the adoption of board resolutions authorizing such subsidiary guaranty; and

(k)           extensions, refinancings, renewals or replacements (or successive extensions, refinancings, renewals, or replacements), in whole or in part, of the Indebtedness permitted above which, in the case of any such extension, refinancing, renewal or replacement, does not increase the amount of the Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement.

Section 9.07         Sale and Lease-Back Transactions.

Holdings will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

(a)           entered into within 360 days of the later of the acquisition or placing into service of the property subject thereto by Holdings or such Subsidiary;

(b)           involving a lease of less than five years;

(c)           entered into in connection with an industrial revenue bond or pollution control financing;

(d)           between Holdings and/or one or more of its Subsidiaries;

(e)           as to which US Borrower or such Subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased in an amount equal to the attributable debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Obligations (1) under clauses (a) through (n) of Section 9.04 or (2) under the last paragraph of Section 9.04; or

(f)            as to which US Borrower will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of securities or of funded debt of US Borrower or a Subsidiary or (2) the purchase or construction of other property, provided that such property is owned by US Borrower or a Subsidiary free and clear of all mortgages.

Section 9.08         Compliance with Anti-Terrorism Laws.

Holdings will not, nor will it cause or permit any of its Subsidiaries to:

(a)           directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c)           knowingly cause or permit (i) a Prohibited Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, a Prohibited Person.

US Borrower shall deliver to the US Lenders a certification, as to its compliance with this Section 9.08, no more frequently than quarterly in conjunction with the delivery of financial statements in accordance with Section 7.01(b), confirming US Borrower’s compliance with this Section 9.08.

ARTICLE X

NEGATIVE COVENANTS OF HOLDINGS AND CANADIAN BORROWER

Holdings covenants and agrees with the Canadian Lender that so long as this Agreement shall remain in effect and until the Canadian Commitments have been terminated and the Canadian Obligations (other than contingent indemnification obligations) shall have been paid in full, unless the Canadian Lender shall otherwise consent in writing, (w) Section 9.01 and Section 9.05 shall apply, (x) Section 9.02 shall apply only as and to the extent that such provision applies to Holdings, (y) Holdings will not, nor will it permit any of its Subsidiaries to, issue, assume, guarantee or suffer to exist any Indebtedness if such Indebtedness is secured by a Lien upon any properties of Holdings or any of its Subsidiaries or upon any securities or Indebtedness of any Subsidiary of Holdings (whether such properties, securities or Indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Canadian Obligations shall be secured equally and ratably with (or prior to) such Indebtedness, except that the foregoing restriction shall not apply to any Canadian Permitted Encumbrances and (z) neither Holdings nor its Subsidiaries may issue, assume or guarantee secured Indebtedness that, with certain other Indebtedness described in the following sentence, does not exceed 10% of Consolidated Net Tangible Assets in the aggregate.  For purposes of the immediately preceding clause (z), all attributable debt in respect of Sale and Lease-Back Transactions incurred pursuant to Section 9.07 outstanding and unpaid shall be included, without duplication, in “Indebtedness.”

Canadian Borrower covenants and agrees with the Canadian Lender that so long as this Agreement shall remain in effect and until the Canadian Commitments have been terminated and the Canadian Obligations (other than contingent indemnification obligations) shall have been paid in full, unless the Canadian Lender shall otherwise consent in writing:

Section 10.01       Change of Business.

Canadian Borrower shall not, and shall not permit any of its Subsidiaries to, change in any material respect the character of its business or operations from the businesses and operations carried on by Canadian Borrower and its Subsidiaries on the date hereof.

Section 10.02       Negative Pledge.

Canadian Borrower shall not, nor shall it permit any of its Subsidiaries to, create, issue, incur, assume or permit to exist any Lien on any of their property, undertakings or assets other than Canadian Permitted Encumbrances.

Section 10.03       No Dissolution.

Canadian Borrower and its Subsidiaries shall not liquidate, dissolve or wind up or take any steps or proceedings in connection therewith; provided that, such Subsidiaries shall be entitled to do the foregoing where the transferees of all of its property and assets are Canadian Borrower or one or more of its other Subsidiaries.

Section 10.04       Subsidiary Indebtedness.

Canadian Borrower shall not permit its Subsidiaries to have or incur any Indebtedness other than Canadian Permitted Subsidiary Indebtedness.

Section 10.05       No Merger, Amalgamation, etc.

Canadian Borrower shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person (herein called a “Successor”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, unless:

(a)           the Successor is a corporation with limited liability and incorporated under the federal laws of Canada or the laws of any province of Canada or the Successor is a partnership duly established under the laws of any province of Canada;

(b)           prior to or contemporaneously with the consummation of such transaction Canadian Borrower and the Successor shall have executed and delivered or caused to be executed and delivered to the Canadian Lender such instruments and done such things as are necessary or advisable to establish that upon the consummation of such transaction:

(i)            the Successor will have assumed all the covenants and obligations of Canadian Borrower under this Agreement and the other Loan Documents to which Canadian Borrower is a party; and

(ii)           this Agreement and the other Loan Documents to which Canadian Borrower is a party, as the case may be, will be valid and binding obligations of the Successor entitling the Canadian Lender, as against the Successor, to exercise all its rights under this Agreement and such other Loan Documents;

(c)           such transaction shall be on such terms and shall be carried out in such manner as to preserve and not to impair any of the rights and powers of the Canadian Lender hereunder or pursuant to the other Loan Documents to which Canadian Borrower is a party;

(d)           such transactions shall not result in the assets of the Successor being subject to any Liens other than Canadian Permitted Encumbrances;

(e)           no Canadian Event of Default and no Canadian Default shall have occurred and be continuing, or will occur as a result of such transaction, or shall exist immediately after the consummation of such transaction; and

(f)            such transaction shall not result in an adverse impact on the long-term debt rating of Holdings from any of the Designated Rating Agencies such that any of such ratings would be less than Investment Grade, provided that, (x) the requirement in Section 10.05(b) to execute and deliver instruments shall not apply to an amalgamation solely among Canadian Borrower and one or more of its Wholly-Owned Subsidiaries under the Canada Business Corporations Act and (y) the requirement in Section 10.05(f) shall not apply to such a transaction solely among Canadian Borrower and one or more of its Wholly-Owned Subsidiaries.

Section 10.06       Net Funded Indebtedness to Capitalization Ratio.

As of the end of each fiscal quarter of Holdings, Holdings’ ratio of (a) the aggregate principal amount of Net Funded Indebtedness of Holdings and its Subsidiaries to (b) Total Capitalization shall not exceed 0.60 to 1.0.

ARTICLE XI

GUARANTEE

Section 11.01       The Guarantee.

(a)           Each US Guarantor hereby guarantees, as a primary obligor and not merely as a surety to each US Beneficiary and its successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the US Loans made by the US Lenders to, and the US Notes held by each US Lender of, US Borrower, and all other US Obligations from time to time owing to the US Beneficiaries by any US Loan Party under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “US Guaranteed Obligations”).  Each US Guarantor hereby agrees that if US Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the US Guaranteed Obligations, US Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the US Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)           Canadian Guarantor hereby guarantees, as a primary obligor and not merely as a surety to the Canadian Beneficiary and its successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on the Canadian Loans made by the Canadian Lender to Canadian Borrower, and all other Canadian Obligations from time to time owing to the Canadian Beneficiary by any Canadian Loan Party under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Canadian Guaranteed Obligations”).  Canadian Guarantor hereby agrees that if Canadian Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Canadian Guaranteed Obligations, Canadian Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02       Obligations Unconditional.

The obligations of each Guarantor under Section 11.01 shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of any Borrower under this Agreement, the US Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter, impair, release, limit or otherwise affect the liability of any Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of this Agreement or the US Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)           any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(e)           the bankruptcy, winding-up, liquidation, dissolution, moratorium, readjustment of debt or insolvency of any Loan Party or any other person, including any discharge or bar against collection of any of the Obligations, or the amalgamation of or any change in the existence, structure, name, status, function, control, constitution or ownership of any Loan Party, Lender or any other person;

(f)            any lack or limitation of power, incapacity or disability on the part of any Loan Party or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of any Loan Party in its obligations to the applicable Lenders;

(g)           any limitation, postponement, prohibition, subordination or other restriction on the right of any Lender to payment of the Obligations; or

(h)           any interest of any Lender in any property whether as owner thereof or as holder of a security interest therein or thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment of any right or recourse to collateral.

The foregoing provisions apply and the foregoing waivers, to the extent permitted under applicable law, shall be effective even if the effect of any action or failure to take action by the Beneficiaries is to destroy or diminish any Guarantor’s subrogation rights, any Guarantor’s right to proceed against a Borrower for reimbursement, any Guarantor’s right to recover contribution from any other guarantor or any other right or remedy of any such Guarantor.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Beneficiary exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the US Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  Each Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any Borrower and the Beneficiaries shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Beneficiaries, and the obligations and liabilities of each Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Beneficiaries or any other person at any time of any right or remedy against any Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of (x) with respect to the US Guaranteed Obligations, the US Lenders, and their respective successors and permitted assigns and (y) with respect to the Canadian Guaranteed Obligations, the Canadian Lender and its successors and permitted assigns, in each case, notwithstanding that from time to time during the term of this Agreement there may be no US Guaranteed Obligations or Canadian Guaranteed Obligations, respectively, outstanding.

Section 11.03       Reinstatement.

The obligations of each Guarantor under this Article XI shall be automatically reinstated (a) with respect to the US Obligations, if and to the extent that for any reason any payment by or on behalf of any US Loan Party in respect of the US Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such US Guaranteed Obligations and (b) with respect to the Canadian Obligations, if and to the extent that for any reason any payment by or on behalf of any Canadian Loan Party in respect of the Canadian Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such Canadian Guaranteed Obligations, in each case, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04       Subrogation.

(a)           Each US Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all US Guaranteed Obligations and the expiration and termination of the Commitments of the US Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against US Borrower or any other obligor of any of the US Guaranteed Obligations or any security for any of the US Guaranteed Obligations.

(b)           Canadian Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Canadian Guaranteed Obligations and the expiration and termination of the Commitments of the Canadian Lender under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against Canadian Borrower or any other obligor of any of the Canadian Guaranteed Obligations or any security for any of the Canadian Guaranteed Obligations.

Section 11.05       Remedies.

Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of each Borrower under this Agreement and the US Notes, if any, may be declared to be forthwith due and payable as provided in Section 12.03 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 12.03) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by each Guarantor for purposes of Section 11.01.

Section 11.06       Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or any Administrative Agent, at its sole option, in the event of a dispute by any Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07       Continuing Guarantee.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08       General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09       Release of Guarantor.

(a)           Upon receipt of a written request from US Borrower, the Administrative Agent will execute and deliver, at US Borrower’s expense, all documents as may reasonably be requested to effect a release of a Guarantor (other than Holdings) that ceases to exist in accordance with Section 7.03(a) or is no longer required to guarantee the Obligations under Section 9.06(j).

(b)           Upon receipt of a written request from Canadian Borrower, the Canadian Lender will execute and deliver, at Canadian Borrower’s expense, all documents as may reasonably be requested to effect a release of a Guarantor (other than Holdings) that ceases to exist in accordance with Section 7.03(a) or is no longer required to guarantee the Obligations under Section 9.06(j).

ARTICLE XII

EVENTS OF DEFAULT

Section 12.01       US Events of Default.

An Event of Default with respect to the US Obligations shall exist upon the occurrence of any of the following specified events (each a “US Event of Default”):

(a)                                 Payment.  US Borrower shall: (i) default in the payment when due of any principal of any of the US Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the US Loans or of any fees that constitute US Obligations owing hereunder, or (iii) default, and such default shall continue for five (5) or more Business Days, in the payment of any other amounts owing hereunder, under any of the other Loan Documents to which it is a party or in connection herewith or therewith, in each case that constitute US Obligations.

(b)                                 Representations.  Any representation, warranty or statement made or deemed to be made by any US Loan Party herein, in any of the other Loan Documents to which it is a party, or in any statement or certificate delivered or required to be delivered by them pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

(c)                                  Covenants.  Any US Loan Party shall:

(i)                                     default in the due performance or observance of any term, covenant or agreement contained in Sections 7.01(e), 7.02, or Article IX, inclusive; or

(ii)                                  default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), or (c)(i) of this Section 12.01) contained in this Agreement or any other Loan Document to which it is party and such default shall continue unremedied for a period of at least thirty (30) days after such notice is given by the Administrative Agent to US Borrower.

(d)                                 Bankruptcy, etc.  The occurrence of any of the following with respect to any US Loan Party or any Material Subsidiary: (i) a court or Governmental Authority having jurisdiction in the premises shall enter a decree or order for relief in respect of such Loan Party or Material Subsidiary in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Loan Party or Material Subsidiary or for any material part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against such Loan Party or Material Subsidiary and such petition remains unstayed and in effect for a period of sixty (60) consecutive days (or 120 consecutive days if a foreign proceeding); or (iii) such Loan Party or Material Subsidiary shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Loan Party or Material Subsidiary or any material part of its property or make any general assignment for the benefit of creditors; or (iv) such Loan Party or Material Subsidiary shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by any such Loan Party in furtherance of any of the aforesaid purposes.

(e)                                  Defaults under Other Agreements.  With respect to any Indebtedness of any US Loan Party or any of their Subsidiaries (other than Indebtedness outstanding under the US Loans, any Canadian Loans under US$100.0 million (or the Equivalent Amount in Canadian Dollars) or any Swap Contract with a Swap Termination Value under US$100.0 million) having an outstanding principal amount in excess of US$100.0 million in the aggregate (i) such Loan Party or any such Subsidiary shall (A) default in making any payment when due (after giving effect to any applicable grace period with respect thereto) with respect to such Indebtedness, or (B) default (after giving effect to any applicable grace period with respect thereto) in the observance or performance of any other covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause or permit the holder or the holders of such Indebtedness (or any trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) such Indebtedness to become due prior to its stated maturity; or (ii) such Indebtedness shall be declared due and payable, or required to be prepaid, redeemed or repurchased other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) such Indebtedness shall mature and remain unpaid.

(f)                                   Judgments.  One or more judgments, orders, or decrees shall be entered against any US Loan Party or any Material Subsidiary involving a liability of US$100.0 million or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has not disputed coverage) and such judgments, orders or decrees shall be final and unappealable and shall not have been paid in accordance with their terms when due, or vacated, satisfied, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; provided that if such judgment, order or decree provides for periodic payments over time then such Loan Party or Material Subsidiary shall have a grace period of thirty (30) days with respect to each such periodic payment but only so long as no Lien attaches during such period.

(g)                                  ERISA.  The occurrence of any ERISA Event (as defined below) that, when taken together with all other ERISA Events that have occurred, would have or would be reasonably expected to have a US Material Adverse Effect:  (i) any failure to meet the minimum funding standards under Section 303 of ERISA or Section 430 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of US Borrower or Holdings or any Subsidiary of either or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) a Termination Event shall occur with respect to a Single Employer Plan which is likely to result in the termination of such Plan in a distress termination under Section 4041(c) of ERISA or by the PBGC under Section 4042 of ERISA; (iii) US Borrower, Holdings, any Subsidiary of either, or any ERISA Affiliate shall incur any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of a Multiemployer Plan or Multiple Employer Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur with respect to any Plan which would be reasonably expected to subject US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which US Borrower, Holdings, any Subsidiary of either or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability (each of (i) through (iv) an “ERISA Event”).

(h)                                 Change of Control.  There shall occur a Change of Control.

(i)                                     Validity of Loan Documents.  Any Loan Document to which a US Loan Party is a party or any material provisions thereof shall at any time and for any reason (other than satisfaction in full of the US Obligations) be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any such Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any such Loan Party shall repudiate or deny any portion of its liability or obligation for the US Obligations.

Section 12.02                     Canadian Events of Default.

An Event of Default with respect to the Canadian Obligations shall exist upon the occurrence of any of the following specified events (each a “Canadian Event of Default”):

(a)                                 if Canadian Borrower fails to pay the principal of any Canadian Loan hereunder when due and payable and such default continues for more than two (2) Banking Days;

(b)                                 if Canadian Borrower fails to pay (i) any interest (including, if applicable, default interest) due on any Canadian Loan, (ii) any acceptance fee with respect to a Bankers’ Acceptance or (iii) any other amount not specifically referred to in the immediately preceding paragraph (a) above or in this paragraph (b) payable by Canadian Borrower hereunder, in each case, when due and payable, and such default is not remedied within five (5) Banking Days after written notice thereof is given by the Canadian Lender to Canadian Borrower specifying such default and requiring Canadian Borrower to remedy or cure the same;

(c)                                  if Canadian Borrower fails to observe or perform any covenant or obligation herein or in any other Loan Document to which it is a party contained on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 12.02) and, after notice has been given by the Canadian Lender to Canadian Borrower specifying such default and requiring Canadian Borrower to remedy or cure the same, Canadian Borrower shall fail to remedy such default within a period of twenty (20) Banking Days after the giving of such notice;

(d)                                 if any representation or warranty made by Canadian Borrower in this Agreement or deemed made by Canadian Borrower in this Agreement shall prove to have been incorrect or misleading in any material respect on and as of the date made and such misrepresentation is not remedied within twenty (20) Banking Days after the Canadian Lender notifies Canadian Borrower of the same;

(e)                                  if Holdings fails to observe or perform any covenant or obligation required to be performed by it in Article VIII or Article X hereof and, after notice has been given by the Canadian Lender to Canadian Borrower specifying such default and requiring Holdings to remedy or cure the same, Holdings shall fail to remedy such default within a period of twenty (20) Banking Days after the giving of such notice;

(f)                                   if any representation or warranty made or deemed made by Holdings in Article IV hereof shall prove to have been incorrect or misleading in any material respect on and as of the date made and such misrepresentation is not remedied within twenty (20) Banking Days after the Canadian Lender notifies Holdings of the same;

(g)                                  if a decree or order of a court of competent jurisdiction is entered adjudging Canadian Borrower or any of its Subsidiaries as bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of Holdings, Canadian Borrower or Subsidiary of Canadian Borrower under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs, and any such decree, order, winding up or liquidation has or would reasonably be expected to have a Canadian Material Adverse Effect and continues unstayed and in effect for a period of more than twenty (20) Banking Days;

(h)                                 if Holdings, Canadian Borrower or any Subsidiary of Canadian Borrower makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition and any such assignment, proposal, relief, petition, proposal, appointment or proceeding has or would reasonably be expected to have a Canadian Material Adverse Effect;

(i)                                     except in accordance with Section 9.02, Section 10.03 or Section 10.05, if proceedings are commenced for the dissolution, liquidation or winding-up of Holdings, Canadian Borrower or any Subsidiary of Canadian Borrower unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Canadian Lender;

(j)                                    if creditors of Holdings, Canadian Borrower or any Subsidiary of Canadian Borrower having a Lien against or in respect of the property and assets thereof, or any part thereof, (other than Canadian Non-Recourse Assets) realize upon or enforce any such security against such property and assets or any part thereof having an aggregate fair market value in excess of the greater of US$100,000,000 and such realization or enforcement shall continue in effect and not be released, discharged or stayed within twenty (20) Banking Days;

(k)                                 if property and assets of Holdings, Canadian Borrower and any Subsidiary of Canadian Borrower or any part thereof (other than Canadian Non-Recourse Assets) having an aggregate fair market value in excess of US$100,000,000 is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect and such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within twenty (20) Banking Days;

(l)                                     if one or more judgments, decrees or orders (other than in respect of Canadian Non-Recourse Debt) shall be rendered against Holdings, Canadian Borrower or any Subsidiary of Canadian Subsidiary for the payment of money in excess of US$100,000,000 in the aggregate and any of such judgments, decrees or orders shall continue unsatisfied and in effect for a period of more than twenty (20) Banking Days without being vacated, discharged, satisfied or stayed pending appeal;

(m)                             if Holdings, Canadian Borrower or any Subsidiary of Canadian Borrower (or any combination thereof) defaults in the payment when due (whether at maturity, upon acceleration, or otherwise) of Indebtedness in aggregate principal amount in excess of US$100,000,000 (or the Equivalent Amount thereof or the equivalent thereof in any other currency) unless such default has been remedied or waived in accordance with the provisions of the relevant indentures, credit agreements, instruments, or other agreements; or

(n)                                 if a default, event of default or other similar condition or event (however described) in respect of Holdings, Canadian Borrower or any Subsidiary of Canadian Borrower (or any combination thereof) occurs or exists under any indentures, credit agreements, instruments or other agreements evidencing or relating to Indebtedness (individually or collectively, in an aggregate principal amount in excess of US$100,000,000 (or the Equivalent Amount thereof or the equivalent thereof in any other currency) and such default, event or condition has resulted in such Indebtedness becoming due and payable thereunder before it would otherwise have been due and payable, unless such default, event or condition has been remedied or waived in accordance with the provisions of the relevant indentures, credit agreements, instruments or other agreements and the acceleration of Indebtedness resulting therefrom has been rescinded.

Section 12.03                     Acceleration; Remedies.

(a)                                 Upon the occurrence and during the continuation of a US Event of Default (other than an event described in Section 12.01(d)) then, the Administrative Agent may, and at the request of the US Required Lenders shall, by notice to US Borrower, take either or both of the following actions, without prejudice to the rights of the Administrative Agent or any US Lender to enforce its claims against any US Loan Party, at the same or different times: (i) terminate forthwith the US Commitments and (ii) declare the US Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the US Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other US Obligations of US Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each US Loan Party, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to an event described in Section 12.01(d), the US Commitments shall automatically terminate and the principal of the US Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other US Obligations of US Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each US Loan Party, anything contained herein or in any other Loan Document to the contrary notwithstanding.  Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent and each US Lender has, to the extent permitted by any Requirement of Law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law.

(b)                                 Upon the occurrence and during the continuation of a Canadian Event of Default: (i) the entire principal amount of all Canadian Loans then outstanding from Canadian Borrower and all accrued and unpaid interest thereon; (ii) an amount equal to the face amount at maturity of all Canadian Bankers’ Acceptances issued by Canadian Borrower which are unmatured and (iii) all other Canadian Obligations outstanding hereunder, shall, in each case, at the option of the Canadian Lender become immediately due and payable upon written notice to that effect from the Canadian Lender to Canadian Borrower, all without any other notice and without presentment, protest, demand, notice of dishonor or any other demand whatsoever (all of which are hereby expressly waived by Canadian Borrower); provided, however, that upon the occurrence of an Event of Default specified in Section 12.02(g) or Section 12.02(h) all of such indebtedness, liabilities and other Canadian Obligations specified in the immediately preceding subclauses (i) through (iii), inclusive, above shall automatically become due and payable, in each case without any requirement that notice be given to Canadian Borrower and without any further act of the Canadian Lender whatsoever.  In any such event and if Canadian Borrower does not immediately pay all such amounts upon receipt of such notice or upon such automatic acceleration, the Canadian Lender may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against Canadian Borrower authorized or permitted by law for the recovery of all the indebtedness and liabilities of Canadian Borrower to the Canadian Lender and proceed to exercise any and all rights hereunder and under the other Loan Documents to which it is a party and no such remedy for the enforcement of the rights of the Canadian Lender shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.  Upon the occurrence and during the continuation of a Canadian Event of Default, the Canadian Lender may (in its sole discretion) convert, at the Equivalent Amount, if applicable, a Canadian US$-Denominated Base Rate Loan or Canadian US$ Libor Loan owing by Canadian Borrower, to a Canadian Prime Rate Loan.

Section 12.04                     Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Agreement, but subject to Section 2.21(d), after the occurrence of an Event of Default and the exercise of remedies by the Administrative Agent, the US Lenders or the Canadian Lender, as applicable, pursuant to Section 12.03 (or after the applicable Commitments shall automatically terminate and the applicable Loans (with accrued interest thereon) and all other amounts under the Loan Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received:

(a)                                 by the Administrative Agent or any US Lender on account of amounts outstanding under any of the Loan Documents, in each case, that constitute US Obligations, shall be paid over or delivered as follows:

(i)                                     First, to the payment of all reasonable costs and expenses or fees, including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection with the enforcement of rights hereunder and all amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(ii)                                  Second, to the payment of all other reasonable costs and expenses, including compensation to the other Beneficiaries (other than the Canadian Lender) and their agents and counsel and all costs, liabilities and advances made or incurred by such other Beneficiaries in connection with the enforcement of rights hereunder, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii)                               Third, without duplication of amounts applied pursuant to the immediately preceding subclauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting US Obligations (other than principal) and, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iv)                              Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the US Obligations and any premium thereon; and

(v)                                 Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct;

provided, that in the event that any such proceeds are insufficient to pay in full the items described in the immediately preceding subclauses (i) through (v), the US Loan Parties shall remain liable, jointly and severally, for any deficiency.

(b)                                 by the Canadian Lender on account of amounts outstanding under any of the Loan Documents, in each case, that constitute Canadian Obligations, shall be paid over or delivered as follows:

(i)                                     First, to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptance fees;

(ii)                                  Second, to amounts due hereunder as costs and expenses;

(iii)                               Third, to amounts due hereunder as default interest;

(iv)                              Fourth, to amounts due hereunder as interest or acceptance fees for Bankers’ Acceptances;

(v)                                 Fifth, to amounts due hereunder as principal (including reimbursement obligations in respect of Bankers’ Acceptances); and

(vi)                              Sixth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct, provided, that in the event that any such proceeds are insufficient to pay in full the items described in the immediately preceding subclauses (i) through (v), the Canadian Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE XIII

THE AGENTS

Section 13.01                     Appointment and Authority.

(a)                                 Each of the US Lenders hereby irrevocably appoints Citibank N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents to which it is a party and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the US Lenders, and neither Canadian Lender, US Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except as explicitly set forth herein).

(b)                                 Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that Citibank N.A. is appointed herein as Administrative Agent solely for the US Lenders and in no event is Citibank N.A. authorized or appointed to act on behalf of the Canadian Lender.

Section 13.02                     Administrative Agent Individually.

(a)                                 The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as the Administrative Agent hereunder in its individual capacity.  Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with US Borrower or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)                                 Each US Lender Party understands that the person serving as the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 13.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Obligors or their respective Affiliates.  Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Obligors and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in US Borrower, another Obligor or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Obligors or their Affiliates.  Each US Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the US Lender Parties that are not members of the Agent’s Group.  None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any US Lender Party or use on behalf of the US Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Obligor or any Affiliate of any Obligor) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each US Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the US Lender Parties.

(c)                                  Each US Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Obligors and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the US Lender Parties (including the interests of the US Lender Parties hereunder and under the other Loan Documents).  Each US Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any US Lender Party.  None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any US Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Obligors or their Affiliates) or for its own account.

Section 13.03                     Duties of Administrative Agent; Exculpatory Provisions.

(a)                                 The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the US Required Lenders (or such other number or percentage of the US Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the

Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the US Required Lenders (or such other number or percentage of the US Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.03 or 14.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until US Borrower or any US Lender Party shall have given notice to the Administrative Agent describing such Default and such event or events. except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to US Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(c)                                  Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by any collateral document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)                                 Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any US Lender Party and each US Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Section 13.04                     Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a US Lender, the Administrative Agent may presume that such condition is satisfactory to such US Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such US Lender prior to the making of such Loan, and in the case of a Borrowing, such US Lender Party shall not have made available to the Administrative Agent such US Lender Party’s ratable portion of such Borrowing.  The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 13.05                     Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub agent and the Related Parties of the Administrative Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article XIII and Article XIV (as though such sub agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 13.06                     Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the US Lender Parties and US Borrower.  Upon receipt of any such notice of resignation, the US Required Lenders shall have the right subject to US Borrower’s consent (unless an Event of Default shall have occurred and be continuing, and in such case, in consultation with US Borrower), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the US Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “US Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the US Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above and promptly shall provide notice to US Borrower of such appointment (which notice shall include the name, address, wire transfer information of, and contact person for, the successor Administrative Agent).  In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the US Lender Parties, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the US Lender Party Appointment Period notify US Borrower and the US Lender Parties that no qualifying person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice.  Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents to which it is a party and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each US Lender Party directly, until such time as the US Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under such other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by US Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between US Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under such other Loan Documents, the provisions of this Article and Section 14.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)                                 Any resignation pursuant to this Section by a person acting as Administrative Agent shall, unless such person shall notify US Borrower and the US Lender Parties otherwise, also act to relieve such person and its Affiliates of any obligation to advance or issue new, or extend existing, Swingline Loans where such advance, issuance or extension is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender, (ii) the retiring Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Swingline Lender shall enter into an Assignment and Assumption and acquire from the retiring Swingline Lender each outstanding Swingline Loan of such retiring Swingline Lender for a purchase price equal to par plus accrued interest.

Section 13.07                     Non-Reliance on Administrative Agent and Other Lenders.

(a)                                 Each US Lender Party confirms to the Administrative Agent, each other US Lender Party and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other US Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b)                                 Each US Lender Party acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other US Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other US Lender Party or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)                                     the financial condition, status and capitalization of US Borrower and each other Obligor;

(ii)                                  the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii)                               determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)                              the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other US Lender Party or by any of their respective

Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

Section 13.08                     Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any US Lender Party an amount equivalent to any applicable withholding Tax.  Without limiting the provisions of Section 2.18(a) or (c), each US Lender Party shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any single counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any US Lender Party for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such US Lender Party failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any US Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each US Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such US Lender Party under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 13.08.  The agreements in this Section 13.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a US Lender Party, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 13.09                     No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers, Syndication Agent or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a US Lender hereunder.

Section 13.10                     Enforcement.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the US Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent, or as the US Required Lenders may require or otherwise direct, for the benefit of all the US Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents to which it is a party, (b) any Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as a Swingline Lender) hereunder and under the other Loan Documents to which it is a party, (c) any US Lender from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, or (d) any US Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any US Loan Party under any bankruptcy or insolvency law.

ARTICLE XIV

MISCELLANEOUS

Section 14.01                     Notices, Communications and Treatment of Information.

(a)                                 Notices.  Except as specifically provided in clause (a)(vi) below, all notices, demands, requests, consents and other communications provided for in this Agreement shall be in writing and shall be deemed to be duly given if (w) delivered by hand, (x) delivered by a recognized commercial overnight courier which guarantees delivery on the next Business Day (if other than to Canadian Borrower or the Canadian Lender) and next Banking Day (if to Canadian Borrower or the Canadian Lender) delivery, (y) sent by facsimile with written confirmation of receipt, and (z) sent by U.S. registered or certified mail return receipt requested and postage prepaid, addressed to the party to be notified as follows:

(i)                                     if to US Borrower or any other Obligor (other than Canadian Borrower):

Nabors Industries, Inc.

515 West Greens Road

Suite 1200

Houston, Texas  77067

Attention:  General Counsel

Facsimile No.:  281-775-8431

(ii)                                  if to Canadian Borrower:

c/o Nabors Corporate Services, Inc.

515 West Greens Road

Suite 1200

Houston, Texas  77067

Attention:  General Counsel

Facsimile No.:  281-775-8431

(iii)                               if to the Administrative Agent:

Citibank N.A.

1615 Brett Road

OPS III

New Castle, DE  19720

Attention of:  Global Loans

Facsimile No.:  212-994-0961

E-Mail Address:  global.loans.support@citi.com

With a copy to:

Citibank N.A.

2800 Post Oak Boulevard

Suite 400

Houston, Texas  77006

Attention of:  Nabors Industries Inc. Account Officer

Facsimile No:  646-291-1688

(iv)                              if to Citibank, in its capacity as a Swingline Lender:

Citibank N.A.

1615 Brett Road

OPS III

New Castle, DE  19720

Attention of:  Global Loans

Facsimile No.:  212-994-0961

E-Mail Address:  global.loans.support@citi.com

With a copy to:

Citibank N.A.

2800 Post Oak Boulevard

Suite 400

Houston, Texas  77006

Attention of:  Nabors Industries Inc. Account Officer

Facsimile No:  646-291-1688

(v)                                 if to the Canadian Lender:

HSBC Bank Canada

407 — 8th Avenue S.W.

Calgary, Alberta

Canada T2P 1E5

Attention of:  Vice-President

Facsimile No.:  403-693-8561

(vi)                              if to any other Lender Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire or at such other address as shall be notified in writing in accordance with this Section 14.01(a) (x) in the case of US Borrower, the Administrative Agent and the Swing Loan Lender, to the other parties, (y) in the case of Canadian Borrower, the Canadian Lender and (z) in the case of all other parties, to US Borrower, Canadian Borrower and the Administrative Agent.

(vii)                           All notices, demands, requests, consents and other communications described in clause (a) shall be received (i) if so delivered by hand, including by any such overnight courier service, upon actual receipt, (ii) if so delivered by mail, three (3) Business Days (if delivered to any person other than Canadian Borrower or the Canadian Lender) or three (3) Banking Days (if delivered to Canadian Borrower or the Canadian Lender) after being deposited in the mail, and (iii) if delivered by facsimile, upon confirmation of receipt by the receiver (provided that if such confirmation is not transmitted during normal business hours for the recipient, it shall be deemed to have been transmitted at the opening of business on the next succeeding Business Day or Banking Day, as applicable, for the recipient); provided, however, that notices and communications to any Administrative Agent pursuant to Article II or Article XI shall not be effective until received by the Administrative Agent.

(viii)                        Notwithstanding the foregoing provisions of this clause (a) (unless the Administrative Agent requests that the provisions of clause (a) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any

Approved Electronic Communication by any other means, the Obligors shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the applicable Borrower in accordance with this clause (a) above.  Nothing in this clause (a)(viii) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Obligor in any manner authorized in this Agreement or to request that any Borrower effect delivery in such manner.

(b)                                 Posting of Approved Electronic Communications.  Each of the Lender Parties and each Obligor agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(i)                                     Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Obligor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Obligor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(ii)                                  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(iii)                               Each of the Lender Parties and each Obligor agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

(c)                                  Treatment of Information.

(i)                                     Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Obligors or their securities (“Restricting Information”).  Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information.  Each Lender Party acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person.  Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information.  In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Obligor or Lender Party or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender Party.

(ii)                                  Each Obligor agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Obligor shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 14.12) with respect to such Obligor or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.”  Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by an Obligor regarding whether a Communication contains or does not contain material non-public information with respect to any of the Obligors or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Obligor, any Lender Party or any other person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information.  Nothing in this

Section shall modify or limit a Lender Party’s obligations under Section 14.12 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(iii)                               Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information.  Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender Party’s Administrative Questionnaire.  Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(iv)                              Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally.  Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party.  None of the Administrative Agent nor any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(v)                                 The provisions of the foregoing clauses of this Section are designed to assist the Administrative Agent, the Lender Parties and the Obligors, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information.  Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties warrant or make any other statement to the effect that an Obligor’s or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by such Obligor or Lender Party with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and each Obligor assumes the risks associated therewith.

Section 14.02                     Waivers; Amendment.

(a)                                 Generally.  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 14.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.  No notice or demand on US Borrower in any case shall entitle US Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Required Consents.  Subject to Section 14.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by US Borrower and the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the US Loan Party or US Loan Parties that are party thereto, in each case with the written consent of the US Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

(i)                                     increase the US Commitment of any US Lender without the written consent of such US Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the US Commitment of any US Lender);

(ii)                                  reduce the principal amount or premium, if any, of any US Loan (except in connection with a payment contemplated by clause (ix) below) or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(f)), or reduce any US Commitment Fees payable hereunder, or change the form or currency of payment of any US Obligation, without the written consent of each US Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

(iii)                               (A) change the scheduled final maturity of any US Loan, or any scheduled date of payment (or permitted prepayment) of any US Loan, (B) postpone the date for payment of any interest, premium or fees that constitute US Obligations payable hereunder, (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(f)), or (D) postpone the scheduled date of expiration of any US Commitment beyond the Maturity Date, in any case, without the written consent of each US Lender directly affected thereby;

(iv)                              increase the maximum duration of Interest Periods in respect of US Eurodollar Borrowings hereunder, without the written consent of each US Lender directly affected thereby;

(v)                                 permit the assignment or delegation by US Borrower of any of its rights or obligations under any Loan Document, without the written consent of each US Lender;

(vi)                              release Holdings or any other Guarantor from its guarantee of the Guaranteed Obligations in respect of US Obligations, or limit its liability in respect of such guarantee, without the written consent of each US Lender;

(vii)                           change Section 12.04 without the written consent of each US Lender;

(viii)                        change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the US Lenders of US Loan disbursements, including the requirements of Sections 2.02(a) and 2.20(d), without the written consent of each Lender directly affected thereby;

(ix)                              change any provision of this Section 14.02(b) or Section 14.02(c), without the written consent of each US Lender directly affected thereby;

(x)                                 change the percentage set forth in the definition of “US Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of US Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each US Lender, other than to increase such percentage or number or to give any additional US Lender or group of US Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi)                              subordinate the US Obligations to any other obligation, without the written consent of each US Lender;

(xii)                           change or waive any provision of Article XIV as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent; or

(xiii)                        change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment”), without the written consent of each Swingline Lender.

Notwithstanding anything to the contrary herein:

(A)                               no US Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such US Lender would be required under clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 14.02(b); and

(B)                               any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by US Borrower and the Administrative Agent (without the consent of any US Lender) solely to cure a defect or error.

(c)                                  Dissenting Lenders.  If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 14.02(b), the consent of the US Required Lenders is obtained but the consent of one or more of such other US Lenders whose consent is required is not obtained, then US Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.19(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

(d)                                 Notwithstanding anything to the contrary herein, amendments and waivers (including in respect of curing any defects of errors) of provisions and definitions herein and in any other Loan Document to which a Canadian Loan Party is a party that relate in any way to the Canadian Revolving Loans provided for herein shall, as a condition to the enforceability of such amendment or waiver against Canadian Borrower and Canadian Lender, require the approval of Canadian Borrower and the Canadian Lender, respectively.  Consent of Canadian Borrower and the Canadian Lender shall not be required for any waiver or amendment to the extent such waiver or amendment is intended to impact existing provisions or definitions herein or in any such Loan Document (the “Existing US Provisions”)

as they relate solely to US Loans, US Lenders, Administrative Agent and US Borrower. To the extent that the Existing US Provisions which are to be amended or waived also impact the Canadian Revolving Loans and such amendments are not consented to by Canadian Borrower and the Canadian Lender, then such Existing US Provisions shall, as they relate solely to the Canadian Revolving Loans, the Canadian Lender and Canadian Borrower, remain as they exist prior to any such proposed amendments.  The consent of only Holdings, Canadian Borrower and the Canadian Lender shall be required for any waiver or amendment to the extent such waiver or amendment is intended to impact existing provisions or definitions herein or in any such Loan Document (the “Existing Canadian Provisions”) as they relate solely to Canadian Loans or the Canadian Lender. To the extent that the Existing Canadian Provisions which are to be amended or waived also impact the US Loans and such amendments are not consented to as provided in clause (b) above, then such Existing Canadian Provisions shall, as they relate solely to the US Loans, US Lenders, Administrative Agent and US Borrower, remain as they exist prior to any such proposed amendments.

Section 14.03                     Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.

(i)                                     US Borrower shall pay (A) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its respective Affiliates (including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) all reasonable and documented out of pocket expenses incurred by the Administrative Agent or any US Lender (including the fees, charges and disbursements of a single counsel for the Administrative Agent and a single counsel to the US Lenders, and, in the case of an actual or perceived (in good faith) conflict of interest, one conflicts counsel to all Indemntiees (as defined below), taken as a whole), in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section 14.03, or (2) in connection with the US Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such US Loans and (C) all documentary and similar taxes and charges in respect of the Loan Documents.

(ii)                                  Canadian Borrower shall pay promptly upon notice from the Canadian Lender all reasonable costs and expenses of the Canadian Lender in connection with the Loan Documents to which Canadian Borrower is a party and the establishment of the Canadian facility provided herein, including in connection with preparation, printing, execution and delivery of this Agreement and the other Loan Documents to which Canadian Borrower is a party whether or not any Canadian Borrowing has been made hereunder, and also including the reasonable fees and out of pocket expenses of a single counsel for the Canadian Lender with respect thereto and with respect to advising the Canadian Lender as to its rights and responsibilities under this Agreement and such other Loan Documents.  Except for ordinary expenses of the Canadian Lender relating to the day to day administration of this Agreement, Canadian Borrower further agrees to pay within 30 days of demand by the Canadian Lender all reasonable costs and expenses in connection with the preparation or review of waivers, consents and amendments pertaining to this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Canadian Lender under this Agreement and the other Documents to which Canadian Borrower is a party, including all reasonable costs and expenses sustained by the Canadian Lender as a result of any failure by Canadian Borrower to perform or observe any of its obligations hereunder or in connection with any action, suit or proceeding (whether or not a Canadian Indemnified Party (as referred to in Section 14.03(b)(ii)) is a party or subject thereto), together with interest thereon from and after such 30th day if such payment is not made by such time.

(b)                                 Indemnification.

(i)                                     Indemnification by US Borrower.  US Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger (and any sub-agent thereof) each US Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) any US Loan or the use or proposed use of the proceeds therefrom, or (C) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by US Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final judgment (with any time for appeals having expired) to have resulted from the gross negligence or willful misconduct of such Indemnitee or (2) result from a claim brought by US Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if US Borrower or such Loan Party has obtained a final judgment (with any time for appeals having expired) in its favor on such claim as determined by a court of competent jurisdiction.  This Section 14.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(ii)                                  Indemnification by Canadian Borrower.  In addition to any liability of Canadian Borrower to the Canadian Lender under any other provision hereof, Canadian Borrower shall indemnify the Canadian Indemnified Parties and hold each Canadian Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including any loss of profits or fees anticipated hereunder, any expense or cost incurred in the liquidation and re-deployment of funds acquired to fund or maintain any portion of a Canadian Loan and reasonable out-of-pocket expenses and reasonable legal fees (on a solicitor and his own client basis), disbursements, charged expenses and other costs incurred by the same as a result of or in connection with this Agreement or the other Loan Documents to which Canadian Borrower is a party, including as a result of or in connection with:

(A)                               any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by the Canadian Lender to fund any Canadian Bankers’ Acceptance or to fund or maintain any Canadian Loan as a result of Canadian Borrower’s failure to complete a Canadian Borrowing or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder;

(B)                               subject to permitted or deemed rollovers and conversions, Canadian Borrower’s failure to provide for the payment to the Canadian Lender of the full principal amount of each Canadian Bankers’ Acceptance on its maturity date;

(C)                               Canadian Borrower’s failure to pay any other amount, including without limitation any interest or fee, due hereunder on its due date after the expiration of any applicable grace or notice periods (subject, however, to the interest obligations of Canadian Borrower hereunder for overdue amounts);

(D)                               Canadian Borrower’s repayment or prepayment of a Canadian US$ Libor Loan otherwise than on the last day of its Interest Period;

(E)                                the prepayment of any outstanding Canadian Bankers’ Acceptance before the maturity date of such Canadian Bankers’ Acceptance;

(F)                                 Canadian Borrower’s failure to give any notice required to be given by it to the Canadian Lender;

(G)                               the failure of Canadian Borrower to make any other payment to the Canadian Lender due hereunder;

(H)                              any inaccuracy or incompleteness of Canadian Borrower’s representations and warranties contained in Article IV;

(I)                                   any failure of Canadian Borrower to observe or fulfill its obligations under Article VIII;

(J)                                   any failure of Canadian Borrower to observe or fulfill any other Canadian Obligation not specifically referred to above; or

(K)                              the occurrence of any Canadian Default or Canadian Event of Default in respect of Canadian Borrower;

provided that this Section 14.03(b)(ii) shall not apply to any losses, claims, costs, damages or liabilities to the extent that they arise by reason of (x) the willful misconduct or gross negligence of such Canadian Indemnified Party, (y) the failure of the Canadian Lender to advance funds hereunder when all conditions precedent to a Canadian Borrowing hereunder have been satisfied and (z) a claim brought by Canadian Borrower or any other Loan Party against a Canadian Indemnified Party for breach in bad faith of such Canadian Indemnified Party’s obligations hereunder or under any other Loan Document, in each case, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

(c)                                  Reimbursement by US Lenders.  To the extent that US Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a)(i) or (b)(i) of this Section 14.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arranger, any Swingline Lender or any Related Party of any of the foregoing, each US Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Swingline Lender or such Related Party, as the case may be, such US Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Swingline Lender in connection with such capacity and (ii) such indemnity for such Swingline Lender shall not include losses incurred by such Swingline Lender due to one or more US Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Section 2.20(d) (it being understood that this proviso shall not affect such Swingline Lender’s rights against any US Defaulting Lender).  The obligations of the US Lenders under this paragraph (c) are subject to the provisions of Section 2.17.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total US Revolving Exposure and unused US Commitments at the time.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Requirements of Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless determined by a court of competent jurisdiction by final judgment (with any time for appeals having expired) to have resulted from the gross negligence or willful misconduct of such person.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than three (3) Business Days (if made to the Administrative Agent) or three (3) Banking Days (if made to the Canadian Lender) after demand therefor.

Section 14.04                     Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that:

(i)                                     US Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Swingline Lender and each US Lender;

(ii)                                  Canadian Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Canadian Lender;

(iii)                               no US Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 14.04, (B) by way of participation in accordance with the provisions of paragraph (d) of this Section 14.04 or (C) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section; and

(iv)                              the Canadian Lender may not sell, assign, transfer or grant an interest in the Canadian Loans, this Agreement, the other Loan Documents to which it is a party or any of its rights or obligations hereunder or thereunder without the prior written consent of Canadian Borrower (unless a Canadian Event of Default has occurred and is continuing) and provided that no such sale, assignment, transfer or grant by the Canadian Lender shall:

(A)                               affect the obligations of Canadian Borrower hereunder or under any of the other Loan Documents to which it is a party;

(B)                               increase the costs to Canadian Borrower hereunder or under any of the Loan Documents to which it is a party;

(C)                               obligate Canadian Borrower to pay any amount pursuant to Section 2.14 or any other provision of the other Loan Documents to which it is a party in addition to any amount Canadian Borrower would have been required to pay pursuant to Section 2.14 or any other provision of such other Loan Documents had such sale, assignment, transfer or grant not taken place;

provided, further that in addition to the foregoing and except during the continuance of a Canadian Default in respect of Canadian Borrower, the Canadian Lender shall not so sell, assign, transfer or grant an interest to a person that is a non-resident of Canada for purposes of the Income Tax Act (Canada) without the consent of Canadian Borrower.

Any other attempted assignment or transfer by any Loan Party or Canadian Lender shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.

(i)                                     Subject to the conditions set forth in paragraph (b)(ii) below, any US Lender may at any time assign to one or more assignees who is an Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               US Borrower; provided that no consent of US Borrower shall be required for an assignment to a US Lender Party or an Affiliate of a US Lender Party, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that US Borrower shall be deemed to have consented to any assignment requiring its consent unless it shall object thereto by written notice within seven (7) Business Days after having received notice thereof;

(B)                               the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment; and

(C)                               the Swingline Lenders.

(ii)                                  Assignments in respect of US Commitments and US Loans shall be subject to the following additional conditions:

(A)                               Except in the case of an assignment of the entire remaining amount of the assigning US Lender’s US Commitment and the US Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the US Commitment (which for this purpose includes US Loans outstanding thereunder) or, if the applicable US Commitment is not then in effect, the principal outstanding balance of the US Loans of the assigning US Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than US$10.0 million, in the case of any assignment in respect of US Revolving Loans or US Revolving Commitments, unless each of the Administrative Agent and, so long as no Default with respect to US Borrower has occurred and is continuing, US Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning US Lender’s rights and obligations under this Agreement with respect to the US Loan or the US Commitment assigned, except that this clause (ii) shall not prohibit any US Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any Assignment), and the Eligible Assignee, if it shall not be a US Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 14.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a US Lender under this Agreement, and the assigning US Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning US Lender’s rights and obligations under this Agreement, such US Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.13, 2.14, 2.18 and 14.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a US Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.04(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of US Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the US Lenders, and the US Commitments of, and principal amounts (and stated interest) of the US Loans owing to, each US Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and US Borrower, the Administrative Agent and the US Lender Parties shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a US Lender Party hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by US Borrower, any Swingline Lender (with respect to US Revolving Lenders only) and any US Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any US Lender may at any time, without the consent of, or notice to, US Borrower, the Administrative Agent, any Swingline Lender sell participations to any person (other than a natural person or US Borrower or any of its Affiliates) (each, a “Participant”) in all or a portion of such US Lender’s rights or obligations under this Agreement (including all or a portion of its US Commitment or the US Loans owing to it); provided that (i) such US Lender’s obligations under this Agreement shall remain unchanged, (ii) such US Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) US Borrower, the Administrative Agent and the US Lenders shall continue to deal solely and directly with such US Lender in connection with such US Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a US Lender sells such a participation shall provide that such US Lender shall retain the sole right to enforce the Loan Documents to which it is a party and to approve any amendment, modification or waiver of any provision of such Loan Documents; provided that such agreement or instrument may provide that such US Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 14.02(b) that affects such Participant.  Subject to paragraph (e) of this Section, US Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, 2.14 and 2.18 (subject to the requirements and limitations of those Sections, including the requirements under Section 2.18(e) (it being understood that the documentation required under Section 2.18(e) shall be delivered to the participating US Lender)) to the same extent as if it were a US Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.08 as though it were a US Lender; provided such Participant agrees to be subject to Section 2.17 as though it were a US Lender.

Each US Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of US Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the US Loans or other obligations under this Agreement (the “Participant Register”); provided that no US Lender shall have any obligation to disclose all or any portion of the Participant Register to US Borrower or any other person (including the identity of any Participant or any information relating to a Participant’s interest in any US Commitment or US Loan or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such US Commitment, US Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

The entries in the Participant Register shall be conclusive absent manifest error, and such US Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)                                  Limitations on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 and 2.18 than the applicable US Lender would have been entitled to receive with respect to the participation sold to such Participant without US Borrower’s prior written consent in its sole discretion, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each US Lender that sells a participation agrees, at the US Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of US Borrower, Canadian Borrower, the Administrative Agent or Canadian Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and US Notes, if any, or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g)                                  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 14.05                     Survival of Agreement.

All covenants, agreements, representations and warranties made by any Loan Party in the Loan Documents to which it is a party and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Section 2.13, Section 2.14, Section 2.17, Section 2.18 and Article XIV (other than Section 14.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 14.06                     Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the Canadian Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Canadian Lender and when the Administrative Agent and the Canadian Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e., a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.07                     Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 14.08                     Right of Setoff.

(a)                                 If a US Event of Default shall have occurred and be continuing, each US Lender, and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of US Borrower or any other US Loan Party against any and all of the US Obligations of US Borrower or such US Loan Party now or hereafter existing under this Agreement or any other Loan Document to such US Lender is a party, irrespective of whether or not such US Lender shall have made any demand under this Agreement or any other Loan Document and although such US Obligations may be contingent or unmatured or are owed to a branch or office of such US Lender different from the branch or office holding such deposit or obligated on such indebtedness.  Each US Lender agrees to notify US Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)                                 If a Canadian Event of Default shall have occurred and be continuing, Canadian Lender shall have the right (and is hereby authorized by Canadian Borrower) at any time and from time to time to combine all or any of Canadian Borrower’s accounts with the Canadian Lender, and to set off and to appropriate and to apply any and all deposits (general or special, term or demand) including, but not limited to, indebtedness evidenced by certificates of deposit whether matured or unmatured, and any other indebtedness at any time held by Canadian Borrower or owing by the Canadian Lender to or for the credit or account of Canadian Borrower against and towards the satisfaction of any Canadian Obligations owing by Canadian Borrower, and may do so notwithstanding that the balances of such accounts and the liabilities are expressed in different currencies, and the Canadian Lender is hereby authorized to effect any necessary currency conversions at the noon spot rate of exchange announced by the Bank of Canada on the Banking Day before the day of conversion.  The Canadian Lender agrees to notify Canadian Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)                                  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  The parties hereto specifically acknowledge the rights of setoff of the Canadian Lender and its affiliates under, pursuant to or in connection with the Canadian Bank Products to which it is a party and agree that the proceeds of exercising such rights of setoff shall be for the sole account of the Canadian Lender or its affiliates, as the case may be.

Section 14.09                     Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 Governing Law.  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)                                 Submission to Jurisdiction.  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                                  Venue.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 14.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 14.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.  Holdings is not organized under the laws the United States (including the States thereof and the District of Columbia) and therefore it hereby appoints US Borrower as the authorized agent thereof (the “Authorized Agent”) upon whom process may be served in any action, suit or proceeding arising out of or based on this Agreement or the Obligations which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, by any Lender hereunder, and to the fullest extent permitted by applicable law, Holdings hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Lenders from time to time, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor’s acceptance of such appointment, shall have occurred.  Holdings agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon Holdings. Notwithstanding the foregoing, any action against Holdings arising out of or based on any of the Loan Documents to which it is a party may also be instituted in any court in the jurisdiction of organization of Holdings, and Holdings expressly accepts the jurisdiction of any such court in any such action. US Borrower hereby accepts the foregoing appointment as agent for service of process.

Section 14.10                     Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

Section 14.11                     Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 14.12                     Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Canadian Lender and the US Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a “need to know” basis (consistent with its internal policies) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to US Borrower and its obligations under this Agreement or payments hereunder, or (z) any rating agency or the CUSIP Service Bureau or any similar organization, (g) with the consent of Holdings, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Canadian Lender or any US Lender or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, US Borrower or the Canadian Borrower that is not known to be bound by any obligation of confidentiality or care with respect thereto.  For purposes of this Section, “Information” means all information received from Holdings, US Borrower, Canadian Borrower or any of their respective Subsidiaries relating to Holdings, US Borrower, Canadian Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Canadian Lender or any US Lender on a non-confidential basis prior to disclosure by Holdings, US Borrower, Canadian Borrower or any of their respective Subsidiaries, provided that, in the case of information received from Holdings, US Borrower, Canadian Borrower or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

Section 14.13                     USA PATRIOT ACT Notice and Customer Verification.

(a)                                 Each US Lender that is subject to the USA PATRIOT ACT and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies US Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT ACT, they are required to obtain, verify and record information that identifies each US Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such US Lender or the Administrative Agent, as applicable, to verify the identity of each US Loan Party.  This information must be delivered to the US Lenders and the Administrative Agent no later than five (5) days prior to the Closing Date and thereafter promptly upon request.  This notice is given in accordance with the requirements of the USA PATRIOT ACT and is effective as to the US Lenders and the Administrative Agent.

(b)                                 Canadian Borrower shall promptly provide all information, including supporting documentation and other evidence, as may be reasonably requested by the Canadian Lender, in order to comply with any applicable “know your customer” and anti-money laundering rules and regulations, whether now or hereafter in existence.

Section 14.14                     Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 14.15                     Obligations Absolute.

To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)                                 any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)                                 any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)                                  any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)                                   any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 14.16                     Judgment Currency.

(a)                                 Each Loan Party’s obligation hereunder and under the other Loan Documents to which it is a party to make payments in US Dollars or Canadian Dollars (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Canadian Lender or any other respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Canadian Lender or such other Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made (i) with respect to US Obligations, at the Dollar Equivalent (as defined below), (ii) with respect to Canadian Obligations, at the Equivalent Amount, and (iii) in the case of currencies other than US Dollars or Canadian Dollars, (A) with respect to US Obligations, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given and (B) with respect to Canadian Obligations, the rate of exchange (as quoted by the Canadian Lender or if the Canadian Lender does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Canadian Lender) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day or Banking Day, as applicable, being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                                 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)                                  For the purposes of this Agreement, “Dollar Equivalent” shall mean, as to any amount denominated in a currency other than the Obligation Currency as of any date of determination, the amount of dollars that would be required to purchase the amount of such other currency based upon the spot selling rate at which the Administrative Agent offers to sell such other currency for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

Section 14.17                     No Advisory or Fiduciary Responsibility.

Each US Loan Party agrees that nothing in the Loan Documents or the transactions contemplated thereby will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any US Lender Party or any Affiliate thereof, on the one hand, and such US Loan Party, its stockholders or its Affiliates, on the other.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NABORS INDUSTRIES, INC.

By:	/s/ Clark Wood
Name:	Clark Wood
Title:	Controller

NABORS CANADA,
by NABORS CANADA ULC,
its Managing Partner

By:	/s/ Joe Bruce
Name:	Joe Bruce
Title:	President

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrew
Name:	Mark D. Andrews
Title:	Corporate Secretary

Signature Page

Credit Agreement

CITIBANK N.A., as Administrative Agent

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

By:
Name:
Title:

CITIBANK N.A., as Swingline Lender

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD., as Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

HSBC BANK USA, N.A., as Lender

By:	/s/ Bruce Robinson
Name:	Bruce Robinson
Title:	Vice President

Signature Page

Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ John Berry
Name:	John Berry
Title:	Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Joseph Scott
Name:	Joseph Scott
Title:	Director

BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Sherwin Brandford
Name:	Sherwin Brandford
Title:	Vice President

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Donald W. Herrick, Jr.
Name:	Donald W. Herrick, Jr.
Title:	Director

WELLS FARGO BANK, N.A., as Swingline Lender

By:	/s/ Donald W. Herrick, Jr.
Name:	Donald W. Herrick, Jr.
Title:	Director

COMPASS BANK, as Lender

By:	/s/ Susana Campuzano
Name:	Susana Campuzano
Title:	Senior Vice President

Signature Page

Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

ARAB BANKING CORPORATION, GRAND CAYMAN BRANCH, as Lender

By:	/s/ Tony Berbari
Name:	Tony Berbari
Title:	Head of Trade Finance

By:	/s/ Robert Ivosevich
Name:	Robert Ivosevich
Title:	General Manager

US BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ John Prigge
Name:	John Prigge
Title:	Vice President

Signature Page

Credit Agreement

HSBC BANK CANADA, as Canadian Lender

By:	/s/ Kevin Bale
Name:	Kevin Bale
Title:	Assistant Vice President
Energy Financing

By:	/s/ Perry Englot
Name:	Perry Englot
Title:	Vice President and Manager

Signature Page

Credit Agreement

Annex I

Applicable Margin

Index Debt Rating (S&P / Moody’s / Fitch’s)	US ABR Loans	Canadian US$- Denominated ABR Loans and Canadian Prime Rate Loans	US Eurodollar Loan	Canadian US$ Libor Loan	Canadian BA Stamping Rate	Applicable Fee
Level I A3/A- or higher	—	—	1.050%	1.050%	1.050%	0.100%
Level II Baa1/BBB+	0.125%	0.125%	1.175%	1.175%	1.175%	0.150%
Level III Baa2/BBB	0.250%	0.250%	1.300%	1.300%	1.300%	0.200%
Level IV Baa3/BBB-	0.375%	0.375%	1.425%	1.425%	1.425%	0.250%
Level V Ba1/BB+ or lower	0.500%	0.500%	1.550%	1.550%	1.550%	0.300%

For purposes of the above, (i) if any of Moody’s or S&P or Fitch’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established the same rating as the rating agency that has in effect the higher rating for the Index Debt; provided that if none of Fitch’s, Moody’s or S&P has in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Level IV rating in the above grid shall be the rating deemed in effect; (ii) if the ratings established or deemed to have been established by Fitch’s, Moody’s and S&P for the Index Debt shall fall within two different Levels, the Applicable Margin shall be based on the higher of the two Levels, but if the three ratings are separated by more than one rating Level, the Applicable Margin shall be the rating Level that is one lower than the highest such rating Level; and (iii) if the ratings established or deemed to have been established by Fitch’s, Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when or whether notice of such change shall have been furnished by any Loan Party to the Administrative Agent and the Lenders.  Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however that (x) with respect to Canadian US$ Libor Loans, such change shall apply only for those portions of applicable Interest Periods falling within those times during which the changes in Applicable Margin are effective, as provided above, (y) with respect to Canadian Bankers’ Acceptances and Canadian US$ Libor Loans, such change shall be effective upon the earlier of (1) 90 days after any change in the ratings above or when the Index Debt ceases to be rated and

(ii) the next rollover or conversion thereof after such change or cessation in rating, as the case may be.  If the rating system of Fitch’s, Moody’s or S&P shall change, or if no such rating agency shall then be in the business of rating corporate debt obligations, the Loan Parties and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Schedule I

US Lender Commitments

NAME OF LENDER	APPLICABLE PERCENTAGE	COMMITMENT
Citibank, N.A.	13.79310344827586%	$200,000,000
Mizuho Corporate Bank, Ltd.	13.79310344827586%	$200,000,000
Morgan Stanley Bank, N.A.	12.06896551724138%	$175,000,000
HSBC Bank USA, N.A.	10.3448275862069%	$150,000,000
PNC Bank, National Association	8.62068965517241%	$125,000,000
Bank of America, N.A.	8.62068965517241%	$125,000,000
Bank of Tokyo-Mitsubishi UFJ, Ltd.	8.62068965517241%	$125,000,000
Wells Fargo Bank, N.A.	6.89655172413793%	$100,000,000
Compass Bank	6.89655172413793%	$100,000,000
Sumitomo Mitsui Banking Corporation	3.44827586206897%	$50,000,000
Arab Banking Corporation, Grand Cayman Branch	3.44827586206897%	$50,000,000
U.S. Bank National Association	3.44827586206897%	$50,000,000
TOTAL:	100.00%	$1,450,000,000

Schedule II

Swingline Commitments

NAME OF LENDER	APPLICABLE PERCENTAGE	COMMITMENT
Citibank, N.A.	50.00%	$60,000,000
Wells Fargo Bank, N.A.	50.00%	$60,000,000
TOTAL:	100.00%	$120,000,000